EXHIBIT 10.1

AMENDED AND RESTATED CREDIT AGREEMENT
Dated as of July 31, 2006
among
FAMOUS DAVE’S OF AMERICA, INC., a Minnesota corporation,
D&D OF MINNESOTA, INC., a Minnesota corporation,
LAKE & HENNEPIN BBQ AND BLUES, INC., a Minnesota corporation,
FAMOUS DAVE’S RIBS, INC., a Minnesota corporation,
FAMOUS DAVE’S RIBS-U, INC., a Minnesota corporation, and
FAMOUS DAVE’S RIBS OF MARYLAND, INC., a Minnesota corporation collectively, as the Borrowers
and each individually, as a Borrower
WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Administrative Agent and L/C Issuer and as a Lender
and
The Other Lenders Party Hereto
Loan No.: 04 2508 01

i

v

SCHEDULES

2.01	Commitments and Pro Rata Shares
5.05	Indebtedness as of the Closing Date
5.06	Litigation
5.11	Tax Liens and Waivers
5.13	Mergers, etc., Subsidiaries and Other Equity Investments
5.17	Other Businesses
5.18	Transactions with Affiliates
5.22	Principal Agreements
5.24	IP Rights
5.25	Brokers and Financial Advisors
6.07	Insurance Requirements
6.14	Banks
7.01	Existing Liens
7.03	Permitted Indebtedness
15.02	Administrative Agent’s Office, Certain Addresses for Notices

EXHIBITS

A	Form of Revolving Credit Loan Notice
B	List of Company-Owned Properties
C	List of Franchised Properties
D	Form of Note
E	Form of Compliance Certificate
F	Form of Assignment and Assumption
G	Intentionally Omitted
H	Opinion Matters
I	Filing Offices
J	Ownership Chart
K	Permitted Encumbrances

EXHIBIT 10.1
AMENDED AND RESTATED CREDIT AGREEMENT
     This AMENDED AND RESTATED CREDIT AGREEMENT (“Agreement”) is entered into as of July 31, 2006, among FAMOUS DAVE’S OF AMERICA, INC., a Minnesota corporation D&D OF MINNESOTA, INC., a Minnesota corporation (“D&D”), LAKE & HENNEPIN BBQ AND BLUES, INC., a Minnesota corporation (“Lake BBQ”), FAMOUS DAVE’S RIBS, INC., a Minnesota corporation (“Ribs”), FAMOUS DAVE’S RIBS-U, INC. (“Ribs-U”), a Minnesota corporation and FAMOUS DAVE’S RIBS OF MARYLAND, INC. (“Ribs of Maryland”), a Minnesota corporation (individually and collectively, as the context requires, with such determination to be made by Administrative Agent (as hereinafter defined) in its sole discretion, “Borrower”), each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent.
     The Borrowers have requested that the Lenders provide a revolving credit facility, and the Lenders are willing to do so on the terms and conditions set forth herein.
RECITALS
     A. Borrowers, as borrower, Wells Fargo Bank, National Association, as administrative agent, and certain lenders are party to a certain Credit Agreement dated as of January 28, 2005 (the “Prior Credit Agreement”).
     B. The parties hereto desire to increase the amount of the Aggregate Commitments, add a letter of credit sub-facility and otherwise amend and restate the Prior Credit Agreement in its entirety.
     NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:
ARTICLE I.
DEFINITIONS AND ACCOUNTING TERMS
     1.01 Defined Terms.
     As used in this Agreement, the following terms shall have the meanings set forth below:
     “Accessions” shall have the meaning accorded to such term in the UCC.
     “Account” or “Accounts” shall have the meaning accorded to such term in the UCC.
     “Accounting Changes” means: (a) changes in accounting principles required by GAAP consistently applied and implemented by the Borrowers and (b) changes in accounting principles recommended by the Borrowers certified public accountants.
     “Actual/360 Basis” means on the basis of a 360-day year and charged on the basis of actual days elapsed for any whole or partial month in which interest is being calculated.

     “Adjusted Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Rental Expense for the Reference Period ending on such date (multiplied by eight (8)) plus the aggregate undrawn amount of all letters of credit (including Letters of Credit hereunder) outstanding plus (without duplication) Consolidated Funded Indebtedness outstanding on such date to (b) Consolidated EBITDAR for the Reference Period ending on such date.
     “Adjusted Eurodollar Rate” means the rate of interest per annum, rounded upward to the nearest whole multiple of one-hundredth of one percent (0.01%), obtained by dividing (a) the Eurodollar Rate, by (b) a percentage equal to 100% minus the Reserve Percentage.
     “Adjustment Date” means the first day of the month immediately following the month in which a Compliance Certificate is to be delivered by the Borrowers pursuant to Section 6.01.
     “Administrative Agent” means Wells Fargo in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.
     “Administrative Agent Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 15.02, or such other address or account as the Administrative Agent may from time to time notify the Borrowers and the Lenders.
     “Affiliate” means, with respect to any Person, (i) any Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified, (ii) any Person who is a manager, director or officer of, partner in, trustee of, or blood or legal relative, guardian or representative of the specified Person, or any Person who acts or serves in a similar capacity with respect to the specified Person, (iii) any Person of which or whom the specified Person is a manager, director or officer, partner, trustee, or blood or legal relative, guardian or representative, or with respect to which or whom, the specified Person acts or serves in a similar capacity; (iv) any Person, who, directly or indirectly, is the legal or beneficial owner of or Controls 10% or more of any class of equity securities of the specified Person, and (v) any Person who is an Affiliate as defined in clauses (i), (ii), (iii) or (iv) of an Affiliate of the specified Person.
     “Agent-Related Persons” means the Administrative Agent, together with its Affiliates, and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.
     “Aggregate Commitments” means the sum of the Commitments of all the Lenders.
     “Agreement” means this Amended and Restated Credit Agreement, as the same may be amended, restated, modified or otherwise supplemented from time to time in accordance with the terms hereof.
     “Anti-Terrorism Order” means the Executive Order 13224 issued on September 24, 2001.
     “Applicable Margin” means, for each period commencing on an Adjustment Date through the date immediately preceding the next Adjustment Date (each a “Rate Adjustment Period”), the applicable percentage set forth below corresponding to the Adjusted Leverage

Ratio, as determined for the most recent Reference Period ending immediately prior to the applicable Rate Adjustment Period:

				Applicable
				Margin for
		Applicable Margin	Applicable	Revolving
		for Eurodollar Rate	Margin for	Credit
	Adjusted Leverage	Loans (and Letter	Base Rate	Commitment
Level	Ratio	of Credit Fees)	Loans	Fees
I	≥ 3.50:1.00	2.50%	0.50%	0.375%
II	< 3.50:1.00 and
	≥ 3.00:1.00	2.25%	0.25%	0.375%
III	< 3.00:1.00 and
	≥ 2.50:1.00	2.00%	0.00%	0.25%
IV	< 2.50:1.00	1.75%	-0.25%	0.25%
Notwithstanding the foregoing, (a) for the period commencing on the Closing Date through the Adjustment Date immediately following the date of delivery by the Borrowers to the Administrative Agent of a Compliance Certificate for the fiscal period ending July 2, 2006, the Applicable Margin shall at no time during such period be permitted to be adjusted to less than the percentage set forth in Level III in the table above; and (b) if the Borrowers fail to deliver any Compliance Certificate pursuant to Section 6.01 hereof, then for the period commencing on the date after the day on which such Compliance Certificate was due through the date which is five (5) Business Days after such Compliance Certificate is delivered, the Applicable Margin shall be that percentage corresponding to Level I in the table above.
     “Approved Providers” means providers of insurance rated not less than A/X by A.M. Best Company Inc., or otherwise approved by Administrative Agent.
     “Assignment and Assumption” means an Assignment and Assumption substantially in the form of Exhibit F.
     “Attorney Costs” means and includes all reasonable fees, expenses and disbursements of any law firm or other external counsel and, without duplication, the allocated cost of internal legal services and all expenses and disbursements of internal counsel.
     “Audited Financial Statements” means the audited consolidated balance sheet of the Borrowers and their Subsidiaries for the fiscal year ended January 1, 2006, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year of the Borrowers and their Subsidiaries, including the notes thereto.
     “Auto-Renewal Letter of Credit” has the meaning set forth in Section 2.10(b)(iii).
     “Availability Period” means the period from and including the Closing Date to the earliest of (a) the Maturity Date, (b) the date of termination of the Aggregate Commitments pursuant to Section 2.11, and (c) the date of termination of the commitment of each Lender to make Revolving Credit Loans and of the obligation of the L/C Issuer to make L/C Credit Extensions pursuant to Section 10.02.
     “Balance Sheet Date” means April 2, 2006.
     “Base Rate” means for any day a rate per annum equal to the higher of (a) the Federal Funds Rate plus 1/2 of 1% and (b) the per annum rate of interest in effect for such day as publicly announced from time to time by the Administrative Agent as its “prime rate.” The “prime rate” is a rate set by the Administrative Agent based upon various factors including the Administrative Agent’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by the Administrative Agent shall take effect at the opening of business on the day specified in the public announcement of such change.
     “Base Rate Loan” means a Revolving Credit Loan that bears interest at the Base Rate.
     “Borrower” has the meaning specified in the introductory paragraph hereto.
     “Brand” means Famous Dave’s.
     “Business” means (a) the business of operating a Famous Dave’s restaurant business at each Company-Owned Property, (b) the business of acting as franchisor under franchise agreements with certain Persons that are not Affiliates of any Borrower, as franchisees, pursuant to which such Persons operate Famous Dave’s restaurant businesses at the Franchised Properties, (c) the business of owning and licensing the trademarks and service marks used in connection with the operation of the Famous Dave’s restaurant business, and (d) any other business activity incidental or related to any of the foregoing.
     “Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, Delaware, New York or California, and if such day relates to any Eurodollar Rate Loan, means any such day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.
     “Capital Assets” means fixed assets, both tangible (such as land, buildings, fixtures, machinery and equipment) and intangible (such as patents, copyrights, trademarks and good will); provided that Capital Assets shall not include any item customarily charged directly to expense or depreciated over a useful life of twelve (12) months or less in accordance with GAAP consistently applied.
     “Capital Expenditures” means amounts paid or Indebtedness incurred by the Borrowers or any of their Subsidiaries (net of any tenant improvement allowances related to a Restaurant) in connection with (i) the purchase or lease by a Borrower or any of its Subsidiaries of Capital Assets that would be required to be capitalized and shown on the balance sheet of such Person in accordance with GAAP consistently applied, including without limitation or duplication, maintenance capital, build-out and new store expenditures, and (ii) the lease of any assets by a Borrower or any of its Subsidiaries as lessee under any Synthetic Lease to the extent that such assets would have been Capital Assets had the Synthetic Lease been treated for accounting purposes as a Capitalized Lease.
     “Capitalized Leases” mean leases under which a Borrower or any of its Subsidiaries is the lessee or obligor, the discounted future rental payment obligations under which are required to be capitalized on the balance sheet of the lessee or obligor in accordance with GAAP consistently applied.
     “Capital Stock” means any common stock, partnership interest, membership interest or other equity interest.
     “Cash Equivalents” means (a) securities issued, or directly, unconditionally and fully guaranteed or insured, by the United States or any agency or instrumentality thereof (provided, that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than one year from the date of acquisition by such Person; (b) securities issued, or directly, unconditionally and fully guaranteed or insured, by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor’s Ratings Group or Moody’s Investors Services, Inc.; (c) time deposits and certificates of deposit or bankers’ acceptance of any Lender or any commercial bank having, or which is the principal banking subsidiary of a bank holding company organized under the laws of the United States, any state thereof or the District of Columbia having, capital and surplus aggregating in excess of $500,000,000 and a rating of “A” (or such other similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) with maturities of not more than one year from the date of acquisition by such Person; (c) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (a) above entered into with any bank meeting the qualifications specified in clause (b) above, which repurchase obligations are secured by a valid perfected security interest in the underlying securities; (d) commercial paper issued by any Person incorporated in the United States rated at least A-1 or the equivalent thereof by Standard & Poor’s Rating Service or at least P-1 or the equivalent thereof by Moody’s Investors Service, Inc., and in each case maturing not more than ninety (90) days after the date of acquisition by such Person; (e) investments in money market funds substantially all of whose assets are comprised of securities of the types described in clauses (a) through (d) above; and (f) demand deposit accounts maintained in the ordinary course of business.
     “Certificated and Uncertificated Securities” shall have the meaning accorded to such term in the UCC.
     “Certificate of Title” shall mean any certificate or document evidencing title.
     “Change in Control” means, any act or event (including any assignment, sale, disposition or issuance) which results in (or with the passage of time will result in) (i) any Person owning, directly or indirectly, 50% or more of the Capital Stock of Famous Dave’s or (ii) Famous Dave’s owning, directly or indirectly, less than (i) 100% of the Capital Stock of D&D, Lake BBQ, Ribs, Ribs-U, Minwood, or FDA Properties or (ii) 97% of Ribs of Maryland.

     “Change in Law” means (i) the adoption of any applicable law, rule or regulation after the date of this Agreement, (ii) any change in any applicable law, rule or regulation, or any change in the interpretation or application thereof, by any appropriate Governmental Authority after the date of this Agreement, or (iii) compliance by any Lender with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.
     “Chattel Paper” shall have the meaning accorded to such term in the UCC.
     “Closing Date” means the first date all the conditions precedent in Section 4.01 are satisfied or waived in accordance with Section 4.01 (or, in the case of Section 4.01(b), waived by the Person entitled to receive the applicable payment).
     “Code” means the Internal Revenue Code of 1986, as amended and in effect from time to time.
     “Collateral” means all personal property, including Equipment, Inventory, Fixtures, Accessions, General Intangibles (including Principal Agreements), Accounts, Certificates of Title, Money, Instruments, Investment Property, Documents, Chattel Paper, Deposit Accounts, Letters of Credit (as defined in the UCC), Commodity Accounts, Commodity Contracts, Health-Care Insurance Receivables, Commercial Tort Claims, Promissory Notes, Certificated and Uncertificated Securities, Financial Assets, Securities Accounts, Securities Entitlements, Payment Intangibles and Software, credit balances, deposits, bankers’ acceptances, guaranties, supporting obligations, letter-of-credit-rights, credits, claims, choses in action, demands, liens, security interests, rights, insurance, awards, compensation, remedies, title and interest in, to and in respect of other Collateral, and all Collateral Revenues and all other personal property of any kind, wherever located, whether now owned or hereafter acquired, including any of the same now or hereafter existing, arising, held, sold, used or consumed in connection with the Business or any Property and any other property, rights, and interests which at any time relate to, arise out of or in connection with the foregoing or which come into the possession, custody or control of Administrative Agent, on behalf of the Lenders, or any of its agents, representatives, associates or correspondents, for any purpose, and all products and Proceeds of the foregoing.
     “Collateral Revenues” means with respect to any Collateral all interest, income, dividends, distributions, rents, revenues, profits and earnings thereon or other monies or revenues derived therefrom, including any such property received in connection with any disposition of any Principal Agreement and all moneys which may become payable or received under any policy insuring the Collateral or otherwise required to be maintained under the Loan Documents (including return of unearned premium.)
     “Commercial Tort Claims” shall have the meaning accorded to such term in the UCC.
     “Commitment” means, as to each Lender, its (a) Revolving Credit Loan Commitment, and (b) L/C Obligations Commitment, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.
     “Commodity Account” shall have the meaning accorded to such term in the UCC.
     “Commodity Contract” shall have the meaning accorded to such term in the UCC.
     “Company-Owned Property” means each real property in which any Borrower or any of its Subsidiaries owns a fee simple or leasehold interest and upon which any Borrower (or any tenant of any Borrower) operates all or any portion of the Business, each such Company-Owned Property being listed on Exhibit B (as said Exhibit B shall be amended from time to time in accordance with this Agreement).
     “Compliance Certificate” means a certificate substantially in the form of Exhibit E.
     “Condemnation” means any taking of the property of any Borrower by any Governmental Authority or other Person.
     “Conflict” or “Conflicting” means, with respect to any Contractual Obligation, Organizational Document, Requirement of Law, Consent or Other Action or any other item, any conflict with, breach of, default under, any triggering of rights, benefits, or obligations under or in connection with such item.
     “Consent(s) and/or Other Action” shall mean any consent, authorization, Judgment, directive, approval, license, certificate, registration, permit, exception, exemption, filing, notice, declaration or other action by, with or to any Person.
     “Consolidated” or “consolidated” with reference to any term defined herein, shall mean that term as applied to the accounts of the Borrowers and their Subsidiaries, consolidated in accordance with GAAP consistently applied.
     “Consolidated Cash Flow” means, for any Reference Period, (a) Consolidated EBITDAR for such period, minus (b) cash income taxes paid during such period by the Borrowers and their Subsidiaries, minus (c) Maintenance Capital Expenditures during such period.
     “Consolidated Cash Flow Ratio” means, as of the end of any Reference Period, the ratio of (a) Consolidated Cash Flow for such Reference Period to (b) the sum of Consolidated Financial Obligations and Consolidated Rental Expense, in each case, for such Reference Period.
     “Consolidated EBITDA” means, with respect to any Reference Period, an amount equal to the sum of (a) Consolidated Pre-Tax Income of the Borrowers and their Subsidiaries for such period, plus (b) in each case to the extent deducted in the calculation of such Person’s Consolidated Pre-Tax Income and without duplication, (i) depreciation and amortization for such period, plus (ii) non-cash charges pertaining to the Borrowers’ compensation programs and performance shares as required by Financial Accounting Statement No. 148 and Financial Accounting Statement 123, plus (iii) Consolidated Total Interest Expense paid or accrued during such period, plus (iv) net losses from sales of assets, whether or not extraordinary (excluding sales in the ordinary course of business but including the sale of the real property owned by FDA

Properties of Texas, LP in Mesquite, Texas), plus (v) amounts required to be deducted under GAAP for closed or abandoned operations (including pursuant to FASB 121), up to a maximum amount of $1,000,000 in the aggregate for any four consecutive fiscal quarters of the Borrowers, minus (c) net gains on sales of assets, whether or not extraordinary (excluding sales in the ordinary course of business), and other extraordinary gains.
     “Consolidated EBITDAR” means, for any Reference Period, the sum of (a) the Consolidated EBITDA for such period, plus (b) Consolidated Rental Expense for such period.
     “Consolidated Financial Obligations” means, for any period, the sum of (a) all scheduled payments of principal or mandatory redemption amounts and fees on Indebtedness of the Borrowers and their Subsidiaries, including Capitalized Leases and including Synthetic Leases, due and payable during such period or within six Business Days following the last day of such period, plus (b) Consolidated Total Interest Expense for such period. Demand obligations shall be deemed to be due and payable during any period during which such obligations are outstanding.
     “Consolidated Funded Indebtedness” means, with respect to the Borrowers and their Subsidiaries on a consolidated basis, the sum, without duplication, of (a) the aggregate amount of Indebtedness of the Borrowers and their Subsidiaries, on a consolidated basis, to the extent relating to (i) the borrowing of money or the obtaining of credit, including the issuance of notes or bonds or Indebtedness issued in connection with the conversion of any Capital Stock, (ii) the deferred purchase price of assets (other than trade payables incurred in the ordinary course of business), and (iii) Synthetic Leases and Capitalized Leases, plus (b) Indebtedness of the type referred to in clause (a) of another Person guaranteed by the Borrowers and any of their Subsidiaries; provided that, for the avoidance of doubt, subclause (i) shall not include any Derivative Contracts.
     “Consolidated Net Income (or Deficit)” means, for any Reference Period, the consolidated net income (or deficit) of the Borrowers and their Subsidiaries, after deduction of all expenses, taxes, and other proper charges, determined in accordance with GAAP consistently applied, after eliminating therefrom all extraordinary non-recurring items of income.
     “Consolidated Pre-Tax Income” means, for any Reference Period, Consolidated Net Income (or Deficit) for such period plus, to the extent deducted from the calculation of Consolidated Net Income (or Deficit), income tax paid or payable for such period, determined in accordance with GAAP consistently applied.
     “Consolidated Rental Expense” means, for any Reference Period, the sum of all rental expense of the Borrowers and their Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP consistently applied, incurred under any Leases or other rental agreements or leases of real or personal property, including space leases and ground leases, other than obligations in respect of any Capitalized Leases or any Synthetic Leases.
     “Consolidated Total Interest Expense” means, for any Reference Period, the aggregate amount of cash interest accrued by the Borrowers and their Subsidiaries during such period on all Indebtedness of the Borrowers and their Subsidiaries outstanding during all or any part of such period, whether such interest was or is required to be reflected as an item of expense or capitalized, including (a) payments consisting of interest in respect of any Capitalized Lease or any Synthetic Lease, (b) commitment fees and letter of credit fees incurred in connection with the borrowing of money (including amounts due under Sections 2.06 and 2.10(i)) and (c) facility fees, balance deficiency fees and similar fees or expenses in connection with the borrowing of money other than the financing provided under this Agreement and the other Loan Documents.
     “Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound and shall include, without limitation, any obligation under or in connection with any Instrument, Document or General Intangible.
     “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling,” and “Controlled by” and “under common Control with” have meanings correlative thereto.
     “Credit Extension” means each of the following: (a) a Revolving Credit Loan Borrowing and (b) an L/C Credit Extension.
     “Current Filings” shall have the meaning specified in Section 5.20.
     “D&D” shall have the meaning specified in the introductory paragraph hereto.
     “Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.
     “Default” means any event or condition that, with the giving of any notice, the passage of time, or both, would be an Event of Default.
     “Default Rate” means (a) when used with respect to Obligations other than Letter of Credit Fees, an interest rate equal to (i) the Base Rate plus (ii) the Applicable Margin, if any, applicable to Base Rate Loans plus (iii) 4% per annum, provided, however, that with respect to a Eurodollar Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Margin) otherwise applicable to such Loan plus 4% per annum, in each case to the fullest extent permitted by applicable Laws, and (b) when used with respect to Letter of Credit Fees, a rate equal to the Applicable Margin applicable to Eurodollar Rate Loans plus 4% per annum.
     “Defaulting Lender” means any Lender that (a) has failed to fund any portion of the Revolving Credit Loans or participations in L/C Obligations required to be funded by it hereunder within one Business Day of the date required to be funded by it hereunder, (b) has otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within one Business Day of the date when due, unless the subject of a good faith dispute, or (c) has been deemed insolvent or become the subject of a bankruptcy or insolvency proceeding.
     “Deposit Account” or “Deposit Accounts” shall have the meaning accorded to such term in the UCC.
     “Derivative Contracts” means, with respect to any Person, every obligation of such Person under any forward contract, futures contract, swap, option or other financing agreement or arrangement (including caps, floors, collars and similar agreements), the value of which is dependent upon interest rates, currency exchange rates, commodities or other indices.
     “Disposition” or “Dispose” means, with respect to any property, assets, obligations or other items, the sale, assignment, conveyance, pledge, Grant, encumbrance, transfer, license, lease, gift, abandonment or other disposition (including any sale and leaseback transaction) of thereof by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.
     “Document” shall have the meaning accorded to such term in the UCC.
     “Dollar” and the sign “$” mean lawful money of the United States.
     “Environmental Laws” means all present and future Laws, Requirements of Law, or Consents or Other Action, relating to the protection of human health and safety or the environment, including (a) all Laws, Requirements of Law, or Consents or Other Action, pertaining to reporting, licensing, permitting, investigation, and remediation of emissions, discharges, releases, or threatened releases of hazardous materials, chemical substances, pollutants, contaminants, or hazardous or toxic substances, materials or wastes whether solid, liquid, or gaseous in nature, into the air, surface water, groundwater, or land, or relating to the presence, generation, discharge, release, removal, manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of chemical substances, pollutants, emissions, contaminants, or hazardous, radioactive or toxic substances, materials, or wastes, whether solid, liquid, or gaseous in nature; and (b) all Laws, Requirements of Law, Consents or Other Action, pertaining to the protection of the health and safety of employees of the public.
     “Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of any Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
     “Equipment” shall have the meaning accorded to such term in the UCC.
     “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

     “ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with any Borrower within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).
     “ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by any Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by any Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Borrower or any ERISA Affiliate.
     “Eurodollar Rate” means for any Interest Period the rate of interest, rounded upward to the nearest whole multiple of one-sixteenth of one percent (0.0625%), quoted by Administrative Agent as the London Inter-Bank Offered Rate for deposits in U.S. Dollars with a term equivalent to such Interest Period, determined at approximately 9:00 a.m. California time.
     “Eurodollar Rate Loan” means a Revolving Credit Loan bearing interest at the Adjusted Eurodollar Rate.
     “Event of Default” has the meaning specified in Section 10.01.
     “Famous Dave’s” means Famous Dave’s of America, Inc., a Minnesota corporation.
     “FDA Properties” means FDA Properties, Inc., a Delaware corporation.
     “Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with member banks of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to the Administrative Agent on such day on such transactions as determined by the Administrative Agent.
     “Filing Collateral” means all Collateral and all other property with respect to which a security interest may be perfected by the filing of financing statements under the UCC.
     “Filing Offices” means the filing offices listed on Exhibit I.

     “Financial Assets” shall have the meaning accorded to such term in the UCC.
     “Financing Statements” shall mean financing statements on form UCC-1 naming the Borrowers, as debtors and Administrative Agent, for the benefit of Lenders, as secured party and describing the Collateral, as the collateral.
     “Fixtures” shall have the meaning accorded to such term in the UCC.
     “Foreign Lender” has the meaning specified in Section 15.15(a)(i).
     “Franchised Properties” means those real properties listed on Exhibit C upon which Persons that are not Affiliates of any Borrower (other than Dave Anderson) operate Famous Dave’s restaurant businesses pursuant to franchise agreements between a Borrower or its Affiliates, as franchisor, and such other Persons, as franchisees
     “FRB” means the Board of Governors of the Federal Reserve System of the United States, or any Governmental Authority that succeeds to any of its principal functions.
     “GAAP” or “generally accepted accounting principles” means generally accepted accounting principles in effect in the United States of America from time to time and subject to Section 1.03.
     “General Intangible” or “General Intangibles” shall have the meaning accorded to such term in the UCC.
     “Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank, public office, court, arbitration or mediation panel, or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.
     “Grant” or “Grants” or “Granting” shall include to grant, assign, pledge, transfer, convey, set over and dispose.
     “Growth Capital Expenditures” means Capital Expenditures related to the construction, acquisition or opening of new Restaurants during any fiscal year.
     “Guarantee” means, as to any Person, any (a) obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such primary obligor, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person. The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.
     “Hazardous Material” means any material or substance that, whether by its nature or use, is now or hereafter defined as a hazardous waste, hazardous substance, pollutant or contaminant under any Environmental Laws, or which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous and which is now and hereafter regulated under any Environmental Laws, or which is or contains petroleum, gasoline, diesel fuel or another petroleum hydrocarbon product.
     “Health-Care Insurance Receivables” shall have the meaning accorded to such term in the UCC.
     “Honor Date” has the meaning set forth in Section 2.10(c)(i).
     “Incurrence Ratio” means, as of any date of determination, the maximum Adjusted Leverage Ratio permitted under Section 14.01 as of the end of the most recently ended Reference Period for which the Borrowers have delivered a Compliance Certificate, less 0.20.
     “Indebtedness” means, as to any Person and whether recourse is secured by or is otherwise available against all or only a portion of the assets of such Person and whether or not contingent, but without duplication:
     (a) every obligation of such Person for money borrowed,
     (b) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses,
     (c) every reimbursement obligation of such Person with respect to letters of credit, bankers’ acceptances or similar facilities issued for the account of such Person,
     (d) every obligation of such Person issued or assumed as the deferred purchase price of property or services (including securities repurchase agreements but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business which are not overdue or which are being contested in good faith and for which the Borrowers maintain sufficient reserves in accordance with GAAP consistently applied),
     (e) every obligation of such Person under any Capitalized Lease,
     (f) every obligation of such Person under any Synthetic Lease,

     (g) all sales by such Person of (i) accounts or general intangibles for money due or to become due, (ii) chattel paper, instruments or documents creating or evidencing a right to payment of money or (iii) other receivables (collectively “receivables”), whether pursuant to a purchase facility or otherwise, other than in connection with the disposition of the business operations of such Person relating thereto or a disposition of defaulted receivables for collection and not as a financing arrangement, and together with any obligation of such Person to pay any discount, interest, fees, indemnities, penalties, recourse, expenses or other amounts in connection therewith,
     (h) every obligation of such Person (an “equity related purchase obligation”) to purchase, redeem, retire or otherwise acquire for value any Capital Stock of such Person or any rights measured by the value of such Capital Stock,
     (i) every obligation of such Person under any Derivative Contract,
     (j) every obligation in respect of Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent that such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent that the terms of such Indebtedness provide that such Person is not liable therefor and such terms are enforceable under applicable law,
     (k) every Guarantee.
     The “amount” or “principal amount” of any Indebtedness at any time of determination represented by (i) any Indebtedness, issued at a price that is less than the principal amount at maturity thereof, shall be the amount of the liability in respect thereof determined in accordance with GAAP consistently applied, (ii) any Capitalized Lease shall be the principal component of the aggregate of the rentals obligation under such Capitalized Lease payable over the term thereof that is not subject to termination by the lessee, (iii) any sale of receivables shall be the amount of unrecovered capital or principal investment of the purchaser (other than any of the Borrowers or any of their wholly-owned Subsidiaries) thereof, excluding amounts representative of yield or interest earned on such investment, (iv) any Synthetic Lease shall be the stipulated loss value, termination value or other equivalent amount, (v) any Derivative Contract shall be the maximum amount of any termination or loss payment required to be paid by such Person if such Derivative Contract were, at the time of determination, to be terminated by reason of any event of default or early termination event thereunder, whether or not such event of default or early termination event has in fact occurred, (vi) any equity related purchase obligation shall be the maximum fixed redemption or purchase price thereof inclusive of any accrued and unpaid dividends to be comprised in such redemption or purchase price and (vii) any Guarantee shall be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.
     “Indemnified Liabilities” has the meaning set forth in Section 15.05.
     “Indemnitees” has the meaning set forth in Section 15.05.

     “Instrument” or “Instruments” shall have the meaning accorded to such term in the UCC.
     “Insurance Proceeds” means, at any time, all insurance proceeds or payments to which any Borrower may be or become entitled by reason of any casualty with respect to a Company-Owned Property under the insurance policies required to be maintained pursuant to the Loan Documents plus (i) the amounts of any deductibles under such insurance policies; (ii) if any Borrower fails to maintain any of the insurance policies required under the Loan Documents, the amounts which would have been available with respect to such casualty had such Borrower maintained such insurance policies; and (iii) all insurance proceeds and payments to which any Borrower may be or become entitled, including pursuant to title insurance or by reason of any casualty with respect to any Company-Owned Property under any other insurance policies coverage maintained by any Borrower.
     “Insurance Requirements” means the insurance requirements set forth in Section 6.07 and Schedule 6.07.
     “Interest Payment Date” means, as to any Eurodollar Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date; provided, however, that if any Interest Period for a Eurodollar Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan, the first Business Day of each month and the Maturity Date.
     “Interest Period” means, as to each Eurodollar Rate Loan, the period commencing on the date such Eurodollar Rate Loan is disbursed, or converted to, or continued as, a Eurodollar Rate Loan and ending on the date one, two, three or six months thereafter, as selected by the Borrower in its Revolving Credit Loan Notice; provided that:
     (i) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;
     (ii) any Interest Period pertaining to a Eurodollar Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and
     (iii) no Interest Period shall extend beyond the Maturity Date.
     “Inventory” shall have the meaning accorded to such term in the UCC.
     “Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of capital stock or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.
     “Investment Property” shall have the meaning accorded to such term in the UCC.
     “IP Rights” has the meaning set forth in Section 5.24.
     “IRS” means the United States Internal Revenue Service.
     “Judgment” means any order, decision, decree, award or injunction of any Governmental Authority.
     “Lake BBQ” shall have the meaning specified in the introductory paragraph hereto.
     “Late Payment Charge” shall have the meaning accorded to such term in Section 2.05(b).
     “Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.
     “L/C Advance” means, with respect to each Lender, such Lender’s funding of its participation in any L/C Borrowing in accordance with its Pro Rata Share.
     “L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed by the Borrower on the date when made or refinanced as Revolving Credit Loans pursuant to Section 2.10(c).
     “L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the renewal or increase of the amount thereof.
     “L/C Issuer” means Wells Fargo in its capacity as issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder.
     “L/C Obligations” means, as of any date of determination, the aggregate undrawn amount of all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings.
     “L/C Obligations Commitment” means, for each Lender, its obligation to purchase participations in L/C Obligations pursuant to this Agreement.
     “Lease” or “Leases” means any lease covering all or a portion of any Company-Owned Property and any other leases to which any Borrower is a party or in which any Borrower owns an interest other than a Personal Property Lease.

     “Lease Obligations” means obligations under or in connection with any Lease.
     “Lender” has the meaning specified in the introductory paragraph hereto and, as the context requires, includes the L/C Issuer.
     “Lending Office” means, as to any Lender, the office or offices of such Lender designated by such Lender in writing to Borrowers and Administrative Agent from time to time.
     “Letter of Credit” means any letter of credit issued under Section 2.10(a)(i).
     “Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the L/C Issuer.
     “Letter of Credit Expiration Date” means the day that is ten (10) days prior to the Maturity Date then in effect (or, if such day is not a Business Day, the next preceding Business Day).
     “Letter of Credit Fee” has the meaning specified in Section 2.10(i).
     “Letter of Credit Sublimit” means an amount equal to $3,000,000.00. The Letter of Credit Sublimit is part of, and not in addition to, the Aggregate Commitments.
     “License” or “Licenses” means any license, permit, directive, authorization, approval or stipulation required to operate the Business at any location.
     “Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, and any financing lease having substantially the same economic effect as any of the foregoing) and including any right of set off or offset, rights of others, benefits, claims or other liens (including federal or state tax liens).
     “Litigation” means any action, proceeding, litigation, investigation, arbitration, mediation, claim or Judgment.
     “Loan Documents” means the Prior Credit Agreement (as amended and restated by this Agreement), this Agreement, each Note, each Letter of Credit Application, each Letter of Credit and any other note, security agreement, pledge agreement, mortgage, deed of trust, deed to secure debt, any guarantee of Borrowers’ Obligations, collateral assignments, and other contractual Obligations, filings (including financing statements) and recordings executed, delivered or filed, including any amendments, supplements, renewals, extensions or replacements thereof, executed between any Borrowers or their Affiliates and Lenders or by any Borrowers or their Affiliates for the benefit of Lenders.
     “Loss” means any casualty or Condemnation.
     “Loss Proceeds” means all insurance proceeds or awards with respect to any Loss.

     “Maintenance Capital Expenditures” means Capital Expenditures that are not Growth Capital Expenditures. For the avoidance of doubt, Maintenance Capital Expenditures shall include investments in new point of sale systems or accounting systems.
     “Margin Stock” shall have the meaning accorded to such term in Regulation U, T or X of the Board of Governors of the Federal Reserve System, as amended.
     “Material Adverse Effect” means, a material adverse change in, or a material adverse effect on, (a) the business, results of operations, condition (financial or otherwise), assets or liabilities (actual or contingent) of any Borrower, (b) the ability of the Borrowers to perform any of their respective obligations under the Loan Documents, (c) the rights and remedies of the Administrative Agent and the Lenders under any of the Loan Documents, or (d) the legality, validity, binding effect or enforceability of any of the Loan Documents.
     “Maturity Date” means August 1, 2011.
     “Maximum Revolving Credit Loan Commitment” means TWENTY MILLION AND NO/100ths Dollars ($20,000,000.00); provided, however, upon the effective date of any termination of the Aggregate Commitments in accordance with Section 2.11, the Maximum Revolving Credit Loan Commitment shall be reduced to ZERO AND NO/100ths Dollars ($0.00).
     “Minwood” means Minwood Partners, a Delaware corporation.
     “Money” shall have the meaning accorded to such term in the UCC.
     “Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which any Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.
     “Nonrenewal Notice Date” has the meaning set forth in Section 2.10(b)(iii).
     “Note” means a promissory note made by the Borrowers in favor of a Lender evidencing Revolving Credit Loans made by such Lender, substantially in the form of Exhibit D.
     “Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Borrower arising under any Loan Document or otherwise with respect to any Revolving Credit Loan, Letter of Credit or L/C Borrowing whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising, and any future advances thereon, renewals, extensions, modifications, amendments, substitutions and consolidations thereof, including Borrowers’ obligations to pay (or reimburse Administrative Agent and Lenders for) all costs and expenses (including Attorney Costs) incurred by Administrative Agent or Lenders in obtaining, maintaining, protecting and preserving their interest in the Collateral or its security interest therein, foreclosing, retaking, holding, preparing for sale or lease, selling or otherwise disposing or realizing on the Collateral or in exercising their rights hereunder or as secured party under the UCC, any other applicable Law or Loan Document, and including interest and fees and that accrue after the commencement by or against any Borrower or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.
     “OFAC” shall mean the U.S. Department of the Treasury’s Office of Foreign Assets Control.
     “Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed, if necessary, in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.
     “Outstanding Amount” means (i) with respect to Revolving Credit Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Revolving Credit Loans occurring on such date; and (ii) with respect to any L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any Letters of Credit or any reductions in the maximum amount available for drawing under Letters of Credit taking effect on such date.
     “Participant” has the meaning specified in Section 15.07(e).
     “Payment Intangibles” shall have the meaning accorded to such term in the UCC.
     “Permitted Encumbrances” means those matters set forth in Section 7.01 and listed on Exhibit K and which individually and in the aggregate will not materially and adversely affect the ability of any Borrower to pay in full the Obligations, the use of any Company-Owned Property for the use currently being made thereof, or the operation or value of any Company-Owned Property.
     “PBGC” means the Pension Benefit Guaranty Corporation.
     “Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by any Borrower or any ERISA Affiliate or to which any Borrower or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years.
     “Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

     “Personal Property Lease” shall mean any lease of Equipment or other personal property deemed an operating lease under GAAP consistently applied.
     “Personalty Charges” means, with respect to any period, payments on any Personal Property Lease.
     “Plan” means any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) established by any Borrower or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any ERISA Affiliate.
     “Principal Agreement” or “Principal Agreements” shall mean (a) any written agreement calling for the annual expenditure or receipt by any Borrower or any Subsidiary individually (or any two or more of the Borrowers or Subsidiaries in the aggregate) of more than $1,000,000 and (b) any other contract, agreement, permit or license, written or oral, of the Borrowers or any of their Subsidiaries as to which the breach, nonperformance, cancellation of failure to renew by any party thereto, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.
     “Prior Credit Agreement” has the meaning set forth in Recital A.
     “Proceeds” shall include Insurance Proceeds, Loss Proceeds, “proceeds”, “products”, and “comingled goods” within the meaning accorded to such term in the UCC.
     “Promissory Notes” shall have the meaning accorded to such term in the UCC.
     “Property” means each Company-Owned Property.
     “Pro Rata Share” means, with respect to each Lender at any time, a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the amount of the Commitment of such Lender at such time and the denominator of which is the amount of the Aggregate Commitments at such time; provided that if the commitment of each Lender to make Revolving Credit Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 10.02, then the Pro Rata Share of each Lender shall be determined based on the Pro Rata Share of such Lender immediately prior to such termination and after giving effect to any subsequent assignments made pursuant to the terms hereof. The initial Pro Rata Share of each Lender is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.
     “Rate Adjustment Period” has the meaning specified in the definition of Applicable Margin above in this Section 1.01.
     “Reference Period” means, as of any date of determination, the period of four (4) consecutive fiscal quarters of the Borrowers and their Subsidiaries ending on such date, or if such date is not a fiscal quarter end date, the period of four (4) consecutive fiscal quarters most recently ended (in each case treated as a single accounting period).
     “Register” has the meaning set forth in Section 15.07(c).

     “Regulation D” means Regulation D of the Board of Governors of the Federal Reserve System, as the same may be in effect from time to time, and any successor regulations.
     “Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.
     “Request for Credit Extension” means (a) with respect to a Revolving Credit Loan Borrowing pursuant to Section 2.01, a Revolving Credit Loan Notice, and (b) with respect to an L/C Credit Extension, a Letter of Credit Application.
     “Required Lenders” means, as of any date of determination, (a) if there are less than three (3) Lenders on such date, all Lenders (other than any Defaulting Lender) and (b) if there are three (3) or more Lenders on such date, Lenders having in the aggregate at least sixty-six and two-thirds percent (66 2/3%) of the Aggregate Commitments or, if the commitment of each Lender to make Revolving Credit Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 10.02, Lenders holding in the aggregate at least sixty-six and two-thirds percent (66 2/3%) of the Total Outstandings (with the aggregate amount of each Lender’s risk participation and funded participation in L/C Obligations being deemed “held” by such Lender for purposes of this definition); provided that the Commitment of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.
     “Requirement of Law” or “Requirements of Law” means any requirement, direction, policy or procedure of any Law or License, Judgment, or Consent or Other Action.
     “Reserve Percentage” means at any time the percentage announced within Administrative Agent as the reserve percentage under Regulation D for loans and obligations making reference to an Adjusted Eurodollar Rate. The Reserve Percentage shall be based on Regulation D or other regulations from time to time in effect concerning reserves for Eurocurrency Liabilities as defined in Regulation D from related institutions as though Administrative Agent were in a net borrowing position, as promulgated by the Board of Governors of the Federal Reserve System, or its successor.
     “Responsible Officer” means the chief executive officer, president, chief financial officer, treasurer, assistant treasurer or vice president of a Borrower. Any document delivered hereunder that is signed by a Responsible Officer of a Borrower shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Borrower and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Borrower.
     “Restaurant” means a particular restaurant at a particular location that is owned or operated by a Borrower or a Subsidiary of a Borrower.
     “Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Capital Stock or other equity interest of any Borrower or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such capital stock or other equity interest or of any option, warrant or other right to acquire any such capital stock or other equity interest.
     “Revolving Credit Commitment Fee” has the meaning specified in Section 2.6.
     “Revolving Credit Loan” has the meaning specified in Section 2.01.
     “Revolving Credit Loan Borrowing” means a borrowing of simultaneous Revolving Credit Loans of the same Type and, in the case of Eurodollar Rate Loans, having the same Interest Period made by each of the Lenders, pursuant to Sections 2.01 and 2.10(c).
     “Revolving Credit Loan Commitment” means, for each Lender, its obligation to make Revolving Credit Loans to the Borrowers pursuant to Sections 2.01 and 2.10, in an aggregate principal amount at any one time outstanding not to exceed the product of (a) such Lender’s Pro Rata Share, times (b) the Maximum Revolving Credit Loan Commitment.
     “Revolving Credit Loan Notice” means a notice of (i) a Revolving Credit Loan Borrowing, (ii) a conversion of Revolving Credit Loans from one Type to the other, or (iii) a continuation of Eurodollar Rate Loans pursuant to Section 2.02, which, if in writing, shall be substantially in the form of Exhibit A.
     “Ribs” shall have the meaning specified in the introductory paragraph hereto.
     “Ribs-U” shall have the meaning specified in the introductory paragraph hereto.
     “Ribs of Maryland” shall have the meaning specified in the introductory paragraph hereto.
     “Sanctioned Country” shall mean a country subject to a sanctions program identified on the list maintained by OFAC and available at http://www.treas.gov/offices/eotffc/ofac/sanctions/ index.html, or as otherwise published from time to time.
     “Sanctioned Person” shall mean (i) a Person named on the list of “Specially Designated Nationals and Blocked Persons” maintained by OFAC available at http://www.treas.gov/offices/ eotffc/ofac/sdn/index.html, or as otherwise published from time to time, or (ii) (A) an agency of the government of a Sanctioned Country, (B) an organization controlled by a Sanctioned Country, or (C) a person resident in a Sanctioned Country, to the extent subject to a sanctions program administered by OFAC.
     “SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.
     “Securities Accounts” shall have the meaning accorded to such term in the UCC.
     “Securities Entitlements” shall have the meaning accorded to such term in the UCC.
     “Software” shall have the meaning accorded to such term in the UCC.

     “Sole Discretion” means with respect to any decision or action (including granting of any consent or approval) the discretion to make or take or fail to take or make any decision or action with or without any reason, taking into account such factors, if any, as the decision maker or action taker determines (including self interest), and any decision or action may be subject to any such conditions or no conditions as the decision maker or action taker determines and shall be final and conclusive.
     “Stock Repurchase” means the common stock share repurchases pursuant to the stock repurchase authorization approved by the Board of Directors of Famous Dave’s on May 9, 2006 for a total aggregate repurchase of no more than 1,000,000 shares.
     “Subsidiary” of a Person (the “parent”) means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise Controlled, by the parent. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of a Borrower.
     “Synthetic Lease” means any lease of goods or other property, whether real or personal, which is treated as an operating lease under GAAP consistently applied and as a loan or financing for U.S. income tax purposes.
     “Taxes and Other Charges” means all taxes, assessments and other governmental charges, ground rents, or other rents, rates and charges, excises, levies, fees and other charges (public or private) which may be assessed, levied, confirmed or imposed on, or in respect of or be a lien upon the Collateral, a Company-Owned Property or the Business or any part thereof or any interest therein.
     “30/360 Basis” means on the basis of a 360-day year consisting of 12 months of 30 days each.
     “Total Outstandings” means the aggregate Outstanding Amount of all Revolving Credit Loans and all L/C Obligations.
     “Type” means with respect to a Revolving Credit Loan, its character as a Base Rate Loan or a Eurodollar Rate Loan.
     “UCC” or “Uniform Commercial Code” shall mean the Uniform Commercial Code as in effect from time to time as adopted in the State of New York.
     “Unfunded Pension Liability” means the excess of a Pension Plan’s benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan’s assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.
     “United States” and “U.S.” mean the United States of America.

     “Unreimbursed Amount” has the meaning set forth in Section 2.10(c)(i).
     “Wells Fargo” means Wells Fargo Bank, National Association and its successors.
     1.02 Other Interpretive Provisions.
     With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:
     (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.
     (b) (i) The words “herein,” “hereto,” “hereof” and “hereunder” and words of similar import when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof.
     (ii) Article, Section, Exhibit and Schedule references are to the Loan Document in which such reference appears.
     (iii) The term “including” is by way of example and not limitation and shall be deemed to be followed by the phrase “without limitation.”
     (iv) The term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.
     (c) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”
     (d) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.
     1.03 Accounting Terms.
     (a) All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein.
     (b) In the event any Accounting Changes shall occur and such changes affect financing covenants, standards or terms in this Agreement, then the Borrowers and the Lenders agree to enter into negotiations in order to amend such provisions of this Agreement so as to equitably reflect such Accounting Changes with the desired result that the criteria for evaluating the financial condition of the Borrowers shall be the same as if such Accounting Changes had not been made, and until such time as such an amendment shall have been executed and delivered by the Borrowers and the Required Lenders, (a) all financial covenants, standards and terms in this Agreement shall be calculated and/or construed as if such Accounting Changes had not been made, and (b) the Borrowers shall prepare footnotes to the financial statements required to be delivered hereunder that shows the differences between the financial statements delivered (which reflect such Accounting Changes) and the basis for calculating financial covenant compliance (without reflecting such Accounting Changes).
     1.04 Rounding.
     Any financial ratios required to be maintained by the Borrowers pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).
     1.05 References to Agreements and Laws.
     Unless otherwise expressly provided herein, (a) references to Organization Documents, agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are not prohibited by any Loan Document; and (b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law.
     1.06 Times of Day.
     Unless otherwise specified, all references herein to times of day shall be references to Pacific time (daylight or standard, as applicable).
     1.07 Letter of Credit Amounts.
     Unless otherwise specified, all references herein to the amount of a Letter of Credit at any time shall be deemed to mean the maximum face amount of such Letter of Credit after giving effect to all increases thereof contemplated by such Letter of Credit or the Letter of Credit Application therefor, whether or not such maximum face amount is in effect at such time.
ARTICLE II.
THE COMMITMENTS AND CREDIT EXTENSIONS
     2.01 Commitment to Make Revolving Credit Loans.
     Subject to the terms and conditions set forth herein, each Lender severally agrees to make loans (each such loan, a “Revolving Credit Loan”) to the Borrowers from time to time, on any Business Day during the Availability Period (but in no event more frequently than five (5) times in any calendar month), in an aggregate amount not to exceed at any time outstanding the amount of such Lender’s Revolving Credit Loan Commitment; provided, however, that after giving effect to any Revolving Credit Loans, (i) the Total Outstandings shall not exceed the Aggregate Commitments, and (ii) the aggregate Outstanding Amount of the Revolving Credit Loans of any Lender, plus such Lender’s Pro Rata Share of the Outstanding Amount of all L/C Obligations, shall not exceed such Lender’s Revolving Credit Loan Commitment. Within the limits of each Lender’s Revolving Credit Loan Commitment, and subject to the other terms and conditions hereof, the Borrowers may borrow under this Section 2.01, prepay under Section 2.03, and reborrow under this Section 2.01. Revolving Credit Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein.
     2.02 Borrowings, Conversions and Continuations of Revolving Credit Loans.
     (a) Each Revolving Credit Loan, each conversion of Revolving Credit Loans from one Type to the other and each continuation of Eurodollar Rate Loans shall be made upon the Borrowers’ irrevocable notice to the Administrative Agent, which may be given by telephone. Each such notice must be received by the Administrative Agent not later than 8:00 a.m. (i) three Business Days prior to the requested date of any Revolving Credit Loan Borrowing or, conversion to or continuation of Eurodollar Rate Loans or of any conversion of Eurodollar Rate Loans to Base Rate Loans and (ii) the requested date of any Revolving Credit Loan Borrowing of Base Rate Loans. Each telephonic notice by the Borrowers pursuant to this Section 2.02(a) must be confirmed promptly by delivery to the Administrative Agent of a written Revolving Credit Loan Notice, appropriately completed and signed by a Responsible Officer of Famous Dave’s (it being hereby acknowledged by each Borrower that execution of the same by such Responsible Officer of Famous Dave’s shall be deemed to constitute execution of the same by a Responsible Officer of each Borrower). Except as provided in Section 2.10(c), each Revolving Credit Loan Borrowing shall be in a principal amount of $50,000 or a whole multiple of $50,000 in excess thereof. Each Revolving Credit Loan Notice (whether telephonic or written) shall specify (i) whether the Borrowers are requesting a conversion of Revolving Credit Loans from one Type to the other or a continuation of Eurodollar Rate Loans, (ii) the requested borrowing, conversion or continuation, as the case may be, date of the Revolving Credit Loans (which shall be a Business Day), (iii) the principal amount of the Revolving Credit Loans to be borrowed, converted or continued, (iv) the Type of Revolving Credit Loans to be borrowed or to which existing Revolving Credit Loans are to be converted and (iv) if applicable, the duration of the Interest Period with respect thereto. If the Borrowers fail to specify a Type of Revolving Credit Loan in a Revolving Credit Loan Notice or if the Borrowers fail to give a timely notice requesting a conversion or continuation, then the applicable Revolving Credit Loans shall be made as, or converted to, Base Rate Loans. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurodollar Rate Loans. If the Borrowers request a Revolving Credit Loan Borrowing of, conversion to, or continuation of Eurodollar Rate Loans in any such Revolving Credit Loan Notice, but fail to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.
     (b) Following receipt of a Revolving Credit Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount of its Pro Rata Share of the applicable Revolving Credit Loans, and if no timely notice of a conversion or continuation is provided by the Borrowers, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans described in the preceding subsection. Each Lender shall make the amount of its Revolving Credit Loan available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than 10:00 a.m. on the Business Day specified in the applicable Revolving Credit Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Revolving Credit Loan Borrowing is the initial Credit Extension, Section 4.01), the Administrative Agent shall make all funds so received available to the Borrowers in like funds as received by the Administrative Agent either by (i) crediting the account of any Borrower on the books of Wells Fargo with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by any Borrower.
     (c) Except as otherwise provided herein, a Eurodollar Rate Loan may be continued or converted only on the last day of an Interest Period for such Eurodollar Rate Loan. During the existence of a Default or Event of Default, no Revolving Credit Loans may be requested as, converted to or continued as Eurodollar Rate Loans without the consent of the Required Lenders.
     (d) The Administrative Agent shall promptly notify Famous Dave’s and the Lenders of the interest rate applicable to any Interest Period for Eurodollar Rate Loans upon determination of such interest rate. The determination of the Adjusted Eurodollar Rate by the Administrative Agent shall be conclusive in the absence of manifest error. At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify Famous Dave’s and the Lenders of any change in Wells Fargo’s prime rate used in determining the Base Rate promptly following the public announcement of such change.
     (e) After giving effect to all Revolving Credit Loan Borrowings, all conversions of Revolving Credit Loans from one Type to the other, and all continuations of Revolving Credit Loans as the same Type, there shall not be more than five Interest Periods in effect with respect to Revolving Credit Loans.
     2.03 Prepayments.
     (a) The Borrowers may, upon notice to the Administrative Agent, from time to time, voluntarily prepay any Revolving Credit Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Administrative Agent not later than 8:00 a.m. (A) three Business Days prior to any date of prepayment of Eurodollar Rate Loans and (B) on the date of prepayment of Base Rate Loans; (ii) any prepayment of Eurodollar Rate Loans shall be in a principal amount of $50,000 or a whole multiple of $50,000 in excess thereof; and (iii) any prepayment of Base Rate Loans shall be in a principal amount of $50,000 or a whole multiple of $50,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date of prepayment and amount of such prepayment and the Types of Revolving Credit Loans to be prepaid. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s Pro Rata Share of such prepayment. If such notice is given by the Borrowers, the Borrowers shall make such prepayment and the payment amount specified in such notice shall be due and payable on the prepayment date specified therein. Any prepayment of a Revolving Credit Loan shall be accompanied by all accrued interest thereon, together with any additional amounts required pursuant to Section 3.05. Each such prepayment shall be applied to the Revolving Credit Loans of the Lenders in accordance with their respective Pro Rata Shares.

     (b) If for any reason the Total Outstandings at any time exceed the Aggregate Commitments then in effect, the Borrowers shall immediately prepay Revolving Credit Loans and/or Cash Collateralize the L/C Obligations in an aggregate amount equal to such excess, any such prepayment to be applied to the applicable Commitments which have been exceeded (in accordance with each Lender’s Pro Rata Share thereof) in such order as Administrative Agent may determine in its Sole Discretion.
     (c) If for any reason the Adjusted Leverage Ratio for any Reference Period exceeds the applicable ratio set forth in Section 14.01, the Borrowers shall prepay, on or before the date which is thirty (30) days after the date such excess is determined, Revolving Credit Loans in an aggregate amount equal to an amount which would bring the Adjusted Leverage Ratio in compliance with Section 14.01, any such prepayment to be applied to the Revolving Credit Loans (in accordance with each Lender’s Pro Rata Share thereof) in such order as Administrative Agent may determine in its Sole Discretion
     2.04 Repayment of Revolving Credit Loans.
     In addition to any other payments due under this Agreement, the Borrowers shall repay to the Lenders on the Maturity Date the aggregate Outstanding Amount of all Revolving Credit Loans on such date.
     2.05 Interest.
     (a) Subject to the provisions of subsection (b) below, (i) each Eurodollar Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Adjusted Eurodollar Rate for such Interest Period plus the Applicable Margin; and (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Margin; provided, however, that in no event shall the interest rate as determined under either of the foregoing clauses (i) or (ii) be less than zero percent (0%).
     (b) If Administrative Agent has not received on any date on which any payment is due (whether by acceleration or otherwise) the full amount due on such date, in addition to any other amounts payable hereunder, Borrowers shall pay to the Administrative Agent, promptly on demand, a late payment charge (“Late Payment Charge”) in an amount equal to the product of (x) the difference between (1) the amount due on any such due date and (2) the amount actually received on such due date, multiplied by (y) .05. In addition, if any amount payable by the Borrowers under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws. Furthermore, while any Event of Default exists, the Borrower shall pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws. Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

     (c) Interest on each Revolving Credit Loans shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.
     (d) Interest shall accrue on each Revolving Credit Loan for the day on which the Revolving Credit Loan is made, and shall not accrue on a Revolving Credit Loan, or any portion thereof, for the day on which the Revolving Credit Loan or such portion is paid, provided that any Revolving Credit Loan that is repaid on the same day on which it is made shall, subject to Section 2.08(a), bear interest for one day.
     (e) All computations of interest with respect to Base Rate Loans shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of interest shall be made on an Actual/360 Basis (which results in more interest being paid than if computed on a 30/360 Basis). Interest shall accrue on each Revolving Credit Loan for the day on which the Revolving Credit Loan is made, and shall not accrue on a Revolving Credit Loan, or any portion thereof, for the day on which the Revolving Credit Loan or such portion is paid, provided that any Revolving Credit Loan that is repaid on the same day on which it is made shall, subject to Section 2.08(a), bear interest for one day.
     2.06 Fees.
     (a) Revolving Credit Commitment Fee. The Borrowers shall pay to the Administrative Agent for the account of each Lender in accordance with its Pro Rata Share, a revolving credit commitment fee (“Revolving Credit Commitment Fee”) computed on a daily basis equal to the product of (A) the Applicable Margin for Revolving Credit Commitment Fees per annum times (B) the positive difference, if any, of (i) the Maximum Revolving Credit Loan Commitment on each day, minus (ii) the average daily Outstanding Amount of all Revolving Credit Loans on each day, in each case, during the period from the then most recent prior Interest Payment Date (or, in the case of the amount being determined on the first Interest Payment Date, from the Closing Date) until the day immediately preceding the applicable Interest Payment Date, minus (iii) the average daily Outstanding Amount of all L/C Obligations on each day during the period from the then most-recent prior Interest Payment Date (or, in the case of the amount being determined on the first Interest Payment Date, from the Closing Date) until the day immediately preceding the applicable Interest Payment Date. The Revolving Credit Commitment Fee shall accrue at all times during the Availability Period, including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable monthly in arrears on the first Business Day of each month, commencing with the first such date to occur after the Closing Date, and on the Maturity Date.
     (b) Other Fees. The Borrowers shall pay to the Lenders such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.
     (c) Actual/360. All computations of fees shall be made on an Actual/360 Basis (which results in more fees being paid than if computed on a 30/360 Basis).

     2.07 Evidence of Debt.
     (a) The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrowers and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrowers hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrowers shall execute and deliver to such Lender (through the Administrative Agent) a Note, which shall evidence such Lender’s Revolving Credit Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Revolving Credit Loans and payments with respect thereto.
     (b) In addition to the accounts and records referred to in subsection (a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.
     2.08 Payments Generally.
     (a) All payments to be made by any Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by any Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, via bank account debit in Dollars and in immediately available funds not later than 11:00 a.m. on the date specified herein. The Administrative Agent will promptly distribute to each Lender its Pro Rata Share (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent after 11:00 a.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.
     (b) If any payment to be made by any Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected, without duplication, in computing interest or fees, as the case may be.
     (c) Unless the Borrowers or any Lender have notified the Administrative Agent, prior to the date any payment is required to be made by it to the Administrative Agent hereunder, that the Borrowers or such Lender, as the case may be, will not make such payment, the Administrative Agent may assume that the Borrowers or such Lender, as the case may be, have timely made such payment and may (but shall not be so required to), in reliance thereon, make available a corresponding amount to the Person entitled thereto. If and to the extent that such payment was not in fact made to the Administrative Agent in immediately available funds, then:
     (i) if the Borrowers failed to make such payment, each Lender shall forthwith on demand repay to the Administrative Agent the portion of such assumed payment that was made available to such Lender in immediately available funds, together with interest thereon in respect of each day from and including the date such amount was made available by the Administrative Agent to such Lender to the date such amount is repaid to the Administrative Agent in immediately available funds at the Federal Funds Rate from time to time in effect; and
     (ii) if any Lender failed to make such payment, such Lender shall forthwith on demand pay to the Administrative Agent the amount thereof in immediately available funds, together with interest thereon for the period from the date such amount was made available by the Administrative Agent to the Borrowers to the date such amount is recovered by the Administrative Agent (the “Compensation Period”) at a rate per annum equal to the Federal Funds Rate from time to time in effect. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Revolving Credit Loan, included in the applicable Revolving Credit Loan Borrowing. If such Lender does not pay such amount forthwith upon the Administrative Agent’s demand therefor, the Administrative Agent may make a demand therefor upon the Borrowers, and the Borrowers shall pay such amount to the Administrative Agent, together with interest thereon for the Compensation Period at a rate per annum equal to the rate of interest applicable to the applicable Revolving Credit Loan Borrowing. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitment or to prejudice any rights which the Administrative Agent or the Borrowers may have against any Lender as a result of any default by such Lender hereunder.
     A notice of the Administrative Agent to any Lender or any Borrower with respect to any amount owing under this subsection (c) shall be conclusive, absent manifest error.
     (d) If any Lender makes available to the Administrative Agent funds for any Revolving Credit Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrowers by the Administrative Agent because the conditions to the applicable Revolving Credit Loan Borrowing set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.
     (e) The obligations of the Lenders hereunder to make Revolving Credit Loans and to fund participations in Letters of Credit are several and not joint. The failure of any Lender to make any Revolving Credit Loan or to fund participations in Letters of Credit on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Revolving Credit Loan or purchase its participation.
     (f) Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Revolving Credit Loan in any particular place or manner or to constitute a representation by any

Lender that it has obtained or will obtain the funds for any Revolving Credit Loan in any particular place or manner.
     2.09 Sharing of Payments.
     If, other than as expressly provided elsewhere herein, any Lender shall obtain on account of the Revolving Credit Loans made by it, or the participations in L/C Obligations held by it, any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its ratable share (or other share contemplated hereunder) thereof, such Lender shall immediately (a) notify the Administrative Agent of such fact, and (b) purchase from the other Lenders such participations in the Revolving Credit Loans made by them and/or such subparticipations in the participations in L/C Obligations held by them, as the case may be, as shall be necessary to cause such purchasing Lender to share the excess payment in respect of such Revolving Credit Loans or such participations, as the case may be, pro rata with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender under any of the circumstances described in Section 15.06 (including pursuant to any settlement entered into by the purchasing Lender in its discretion), such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender’s ratable share (according to the proportion of (i) the amount of such paying Lender’s required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered, without further interest thereon. Each Borrower agrees that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off, but subject to Section 15.09) with respect to such participation as fully as if such Lender were the direct creditor of the Borrowers in the amount of such participation. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section and will in each case notify the Lenders following any such purchases or repayments. Each Lender that purchases a participation pursuant to this Section shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased.
     2.10 Letters of Credit.
     (a) The Letter of Credit Commitments.
     (i) Subject to the terms and conditions set forth herein, (A) the L/C Issuer agrees, in reliance upon the agreements of the other Lenders set forth in this Section 2.10, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit for the account of the Borrowers, and to amend or renew Letters of Credit previously issued by it, in accordance with subsection (b) below, and (2) to honor drafts under the Letters of Credit; and (B) the Lenders severally agree to participate in Letters of Credit issued for the account of the Borrowers; provided that the L/C Issuer shall not be obligated to make any

L/C Credit Extension with respect to any Letter of Credit, and no Lender shall be obligated to participate in any Letter of Credit if as of the date of such L/C Credit Extension and after giving effect thereto, (w) the Total Outstandings would exceed the Aggregate Commitments, (x) the aggregate Outstanding Amount of the Revolving Credit Loans of any Lender, plus such Lender’s Pro Rata Share of the Outstanding Amount of all L/C Obligations would exceed such Lender’s Revolving Credit Loan Commitment, (y) the aggregate Outstanding Amount of the Revolving Credit Loans of any Lender, plus such Lender’s Pro Rata Share of the Outstanding Amount of all L/C Obligations, would exceed such Lender’s Commitment, or (z) the Outstanding Amount of the L/C Obligations would exceed the Letter of Credit Sublimit. Within the foregoing limits, and subject to the terms and conditions hereof, the Borrowers’ ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrowers may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed.
     (ii) The L/C Issuer shall be under no obligation to issue any Letter of Credit if:
(A) any order, judgement or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the L/C Issuer from issuing such Letter of Credit, or any Law applicable to the L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the L/C Issuer shall prohibit, or request that the L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the L/C Issuer in good faith deems material to it;
(B) subject to Section 2.10(b)(iii), the expiry date of such requested Letter of Credit would occur more than twelve months after the date of issuance or last renewal;
(C) the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless all the Lenders have approved such expiry date;
(D) the issuance of such Letter of Credit would violate one or more policies of the L/C Issuer; and
(E) such Letter of Credit (1) is in an initial amount less than $500,000, or (2) is to be used for a purpose other than general corporate purposes related to the Business, or (3) is to be denominated in a currency other than Dollars.

     (iii) The L/C Issuer shall be under no obligation to amend any Letter of Credit if (A) the L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.
     (b) Procedures for Issuance and Amendment of Letters of Credit; Auto-Renewal Letters of Credit.
     (i) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrowers delivered to the L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of Famous Dave’s (it being hereby acknowledged by each Borrower that execution of the same by such Responsible Officer of Famous Dave’s shall be deemed to constitute execution of the same by a Responsible Officer of each Borrower). Such Letter of Credit Application must be received by the L/C Issuer and the Administrative Agent not later than 8:00 a.m. at least five Business Days (or such later date and time as the L/C Issuer may agree in a particular instance in its Sole Discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; and (G) such other matters as the L/C Issuer may require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters as the L/C Issuer may require.
     (ii) Promptly after receipt of any Letter of Credit Application, the L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from Borrowers and, if not, the L/C Issuer will provide the Administrative Agent with a copy thereof. Upon receipt by the L/C Issuer of confirmation from the Administrative Agent that the requested issuance or amendment is permitted in accordance with the terms hereof, then, subject to the terms and conditions hereof, the L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Borrowers or enter into the applicable amendment, as the case may be, in each case in accordance with the L/C Issuer’s usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Lender’s Pro Rata Share times the amount of such Letter of Credit.

     (iii) If any Borrower so requests in any applicable Letter of Credit Application, the L/C Issuer may, in its Sole Discretion, agree to issue a Letter of Credit that has automatic renewal provisions (each, an “Auto-Renewal Letter of Credit”); provided that any such Auto-Renewal Letter of Credit must permit the L/C Issuer to prevent any such renewal at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Nonrenewal Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the L/C Issuer, the Borrowers shall not be required to make a specific request to the L/C Issuer for any such renewal. Once an Auto-Renewal Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the L/C Issuer to permit the renewal of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided, however, that the L/C Issuer shall not permit any such renewal if (A) the L/C Issuer has determined that it would have no obligation at such time to issue such Letter of Credit in its renewed form under the terms hereof (by reason of the provisions of Section 2.10(a)(ii) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is five Business Days before the Nonrenewal Notice Date from the Administrative Agent, any Lender or any Borrower that one or more of the applicable conditions specified in Section 4.02 is not then satisfied.
     (iv) Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to the beneficiary thereof, the L/C Issuer will also deliver to the Borrowers and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.
     (c) Drawings and Reimbursements; Funding of Participations.
     (i) Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the L/C Issuer shall notify the Borrowers and the Administrative Agent thereof. Not later than 8:00 a.m. on the date of any payment by the L/C Issuer under a Letter of Credit (each such date, an “Honor Date”), the Borrowers shall reimburse the L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing. If the Borrowers fail to so reimburse the L/C Issuer by such time, the Administrative Agent shall promptly notify each Lender of the Honor Date, the amount of the unreimbursed drawing (the “Unreimbursed Amount”), and the amount of such Lender’s Pro Rata Share thereof. In such event, the Borrowers shall be deemed to have requested a Revolving Credit Loan Borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.01 for the principal amount of Revolving Credit Loans, but subject to the amount of the unutilized portion of the Aggregate Commitments and the conditions set forth in Section 4.02 (other than the delivery of a Request for Credit Extension). Any notice given by the L/C Issuer or the Administrative Agent pursuant to this Section 2.10(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

     (ii) Each Lender (including the Lender acting as L/C Issuer) shall upon any notice pursuant to Section 2.10(c)(i) make funds available to the Administrative Agent for the account of the L/C Issuer at the Administrative Agent’s Office in an amount equal to its Pro Rata Share of the Unreimbursed Amount not later than 10:00 a.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.10(c)(iii), each Lender that so makes funds available shall be deemed to have made a Revolving Credit Loan to the Borrowers in such amount. The Administrative Agent shall remit the funds so received to the L/C Issuer.
     (iii) With respect to any Unreimbursed Amount that is not fully refinanced by a Revolving Credit Loan for any reason, the Borrowers shall be deemed to have incurred from the L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Lender’s payment to the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.10(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.10.
     (iv) Until each Lender funds its Revolving Credit Loan or L/C Advance pursuant to this Section 2.10(c) to reimburse the L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender’s Pro Rata Share of such amount shall be solely for the account of the L/C Issuer.
     (v) Each Lender’s obligation to make Revolving Credit Loans or L/C Advances to reimburse the L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.10(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the L/C Issuer, any Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default or an Event of Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing. No such making of an L/C Advance shall relieve or otherwise impair the obligation of any Borrower to reimburse the L/C Issuer for the amount of any payment made by the L/C Issuer under any Letter of Credit, together with interest as provided herein.
     (vi) If any Lender fails to make available to the Administrative Agent for the account of the L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.10(c) by the time specified in Section 2.10(c)(ii), the L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the L/C Issuer at a rate per annum equal to (x) the Federal Funds Rate from time to time in effect, for the period from the date such payment is required until the earlier of the date that such payment is immediately available and the date that is two Business Days after the date such payment is required, and (y) the Base Rate thereafter until the date on which such payment is immediately available. A certificate of the L/C

Issuer submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.
     (d) Repayment of Participations.
     (i) At any time after the L/C Issuer has made a payment under any Letter of Credit and has received from any Lender such Lender’s L/C Advance in respect of such payment in accordance with Section 2.10(c), if the Administrative Agent receives for the account of the L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from a Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Pro Rata Share thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s L/C Advance was outstanding) in the same funds as those received by the Administrative Agent.
     (ii) If any payment received by the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.10(c)(i) is required to be returned under any of the circumstances described in Section 15.06 (including pursuant to any settlement entered into by the L/C Issuer in its discretion), each Lender shall pay to the Administrative Agent for the account of the L/C Issuer its Pro Rata Share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to: (x) the Federal Funds Rate from time to time in effect, for the period from the date of such demand until the earlier of the date that such amount is returned by such Lender and the date that is two Business Days after the date of such demand, and (y) the Base Rate thereafter until the date on which such amount is returned by such Lender.
     (e) Obligations Absolute. The obligation of the Borrowers to reimburse the L/C Issuer for each drawing under each Letter of Credit and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:
     (i) any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other agreement or instrument relating thereto;
     (ii) the existence of any claim, counterclaim, set-off, defense or other right that any Borrower may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;
     (iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;
     (iv) any payment by the L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; or
     (v) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Borrower.
Each Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with any Borrower’s instructions or other irregularity, the Borrowers will immediately notify the L/C Issuer. Each Borrower shall be conclusively deemed to have waived any such claim against the L/C Issuer and its correspondents unless such notice is given as aforesaid.
     (f) Role of L/C Issuer. Each Lender and each Borrower agrees that, in paying any drawing under a Letter of Credit, the L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the L/C Issuer, any Agent-Related Person nor any of the respective correspondents, participants or assignees of the L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Letter of Credit Application. The Borrowers hereby assume all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Borrowers’ pursuing such rights and remedies as they may have against the beneficiary or transferee at law or under any other agreement. None of the L/C Issuer, any Agent-Related Person, nor any of the respective correspondents, participants or assignees of the L/C Issuer, shall be liable or responsible for any of the matters described in clauses (i) through (v) of Section 2.10(e); provided, however, that anything in such clauses to the contrary notwithstanding, the Borrowers may have a claim against the L/C Issuer, and the L/C Issuer may be liable to the Borrowers, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrowers which the Borrowers prove were caused by the L/C Issuer’s willful misconduct or gross negligence or the L/C Issuer’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, the L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.
     (g) Cash Collateral. Upon the request of the Administrative Agent, (i) if the L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing, or (ii) if, as of the Letter of Credit Expiration Date, any Letter of Credit may for any reason remain outstanding and partially or wholly undrawn, the Borrowers shall immediately Cash Collateralize the then Outstanding Amount of all L/C Obligations (in an amount equal to such Outstanding Amount determined as of the date of such L/C Borrowing or the Letter of Credit Expiration Date, as the case may be). For purposes hereof, “Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the L/C Issuer and the Lenders, as collateral for the L/C Obligations, cash or deposit account balances pursuant to documentation in form and substance satisfactory to the Administrative Agent and the L/C Issuer. Derivatives of such term have corresponding meanings. The Borrowers hereby grant to the Administrative Agent, for the benefit of the L/C Issuer and the Lenders, a security interest in all such cash, deposit accounts and all balances therein and all proceeds of the foregoing. Cash collateral shall be maintained in blocked, non-interest bearing deposit accounts at Wells Fargo.
     (h) Applicability of ISP98. Unless otherwise expressly agreed by the L/C Issuer and the Borrowers when a Letter of Credit is issued, (i) such Letter of Credit shall be a standby Letter of Credit, (ii) the rules of the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance) shall apply to each such standby Letter of Credit.
     (i) Letter of Credit Fees. The Borrowers shall pay to the Administrative Agent for the account of each Lender in accordance with its Pro Rata Share a Letter of Credit fee (the “Letter of Credit Fee”) for each Letter of Credit equal to the Applicable Margin for Eurodollar Rate Loans per annum on the date of issuance or renewal of the applicable Letter of Credit times the maximum face amount of such Letter of Credit times a fraction (a) the numerator of which is the actual number of days for which such Letter of Credit is issued or renewed (i.e. 365 if issued or renewed for a period of one year) (determined upon issuance or renewal, as applicable, and with out regard to whether or not such Letter of Credit in fact remains outstanding for the entire such period), and (b) the denominator of which is 360. Such letter of credit fees shall be computed initially at the time of issuance of each such Letter of Credit and thereafter on each date of renewal thereof, if any. Such letter of credit fees shall be due and payable on the Business Day immediately preceding the date on which the each applicable Letter of Credit is issued or renewed, as applicable. The Letter of Credit Fees are nonrefundable.
     (j) Fronting Fee and Documentary and Processing Charges Payable to L/C Issuer. In addition, the Borrowers shall pay directly to the L/C Issuer for its own account the customary fronting, issuance, presentation, amendment, transfer, negotiation and other processing fees, and other standard costs and charges, of the L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.
     (k) Conflict with Letter of Credit Application. In the event of any conflict between the terms hereof and the terms of any Letter of Credit Application, the terms hereof shall control.
     2.11 Termination of Commitments. The Borrower may, upon notice to the Administrative Agent, terminate the Aggregate Commitments; provided that (i) any such notice shall be received by the Administrative Agent not later than 11:00 a.m. five (5) Business Days prior to the date of termination, (ii) the Borrower shall not terminate the Aggregate Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Outstandings would exceed the Maximum Revolving Credit Loan Commitment (as of the effective date of such termination), (iii) if the effective date of the termination is on or before the first (1st) anniversary of the Closing Date, the Borrower shall, on the effective date of the termination, pay to the Administrative Agent for the respective accounts of the Lenders, an early termination fee equal to $100,000, and (iv) if the effective date of the termination is after the first (1st) anniversary of the Closing Date but on or before the second (2nd) anniversary of the Closing Date, the Borrower shall, on the effective date of the termination, pay to the Administrative Agent for the respective accounts of the Lenders, an early termination fee equal to $50,000; provided further, however, that the Borrower shall not be required to pay any early termination fee described in the foregoing clauses (iii) or (iv) if the Aggregate Commitments are terminated in connection with a refinancing provided by Wells Fargo. The Administrative Agent will promptly notify the Lenders of any such notice of termination of the Aggregate Commitments. In addition to any early termination fee due as set forth above in this Section and any other amounts then due and owing under this Agreement and the other Loan Documents, upon the effective date of any such termination, the Borrower shall pay to the Administrative Agent for the respective accounts of the Lenders the full amount of any Revolving Credit Commitment Fee then accrued until the effective date of the termination pursuant to Section 2.06(a). No termination of the Aggregate Commitments may be reinstated. In addition, upon the effective date of any such termination, the Maximum Revolving Credit Loan Commitment shall be reduced to ZERO AND NO/100ths Dollars ($0.00) and the Commitment of each Lender shall be reduced to ZERO AND NO/100ths Dollars ($0.00).
ARTICLE III.
TAXES, YIELD PROTECTION AND ILLEGALITY
     3.01 Taxes.
     (a) Any and all payments by any Borrower to or for the account of the Administrative Agent or any Lender under any Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and all liabilities with respect thereto, excluding, in the case of the Administrative Agent and each Lender, taxes imposed on or measured by its overall net income, and franchise taxes imposed on it (in lieu of net income taxes) by the jurisdiction (or any subdivision thereof) under the Laws of which the Administrative Agent or such Lender, as the case may be, is organized or maintains a lending office (all such non-excluded taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and liabilities being hereinafter referred to as “Taxes”). If Borrowers shall be required by any Laws to deduct any Taxes from or in respect of any sum payable under any Loan Document to the Administrative Agent or any Lender, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section), each of the Administrative Agent and such Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrowers shall make such deductions, (iii) the Borrowers shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable Laws, and (iv) within 30 days after the date of such payment, the Borrowers shall furnish to the Administrative Agent (which shall forward the same to such Lender) the original or a certified copy of a receipt evidencing payment thereof.
     (b) In addition, the Borrowers agree to pay any and all present or future stamp, court or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made under any Loan Document or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, any Loan Document (hereinafter referred to as “Other Taxes”).
     (c) If the Borrowers shall be required to deduct or pay any Taxes or Other Taxes from or in respect of any sum payable under any Loan Document to the Administrative Agent or any Lender, the Borrowers shall also pay to the Administrative Agent or to such Lender, as the case may be, at the time interest is paid, such additional amount that the Administrative Agent or such Lender specifies is necessary to preserve the after-tax yield (after factoring in all taxes, including taxes imposed on or measured by net income) that the Administrative Agent or such Lender would have received if such Taxes or Other Taxes had not been imposed.
     (d) Each Borrower agrees to indemnify the Administrative Agent and each Lender for (i) the full amount of Taxes and Other Taxes (including any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section) paid by the Administrative Agent and such Lender, (ii) amounts payable under Section 3.01(c) and (iii) any liability (including additions to tax, penalties, interest and expenses) arising therefrom or with respect thereto, in each case whether or not such Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. Payment under this subsection (d) shall be made within 30 days after the date the Lender or the Administrative Agent makes a demand therefor.
     3.02 Illegality.
     If any Lender determines that any Change in Law has made it unlawful for any Lender or its applicable Lending Office to make, maintain or fund Eurodollar Rate Loans, or to determine or charge interest rates based upon the Adjusted Eurodollar Rate, then, on notice thereof by such Lender to the Borrowers through the Administrative Agent, any obligation of such Lender to make or continue Eurodollar Rate Loans or convert Base Rate Loans into Eurodollar Rate Loans shall be suspended until such Lender notifies the Administrative Agent and the Borrowers that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrowers shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Eurodollar Rate Loans of such Lender into Base Rate Loans, either on the last day of the Interest Period therefore, if such Lender may lawfully continue to maintain such Eurodollar Rate Loans to such date, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Loans. Upon any such prepayment or conversion, the Borrowers shall also pay accrued interest on the amount so prepaid. Each Lender agrees to designate a different Lending Office if such designation will avoid the need for such notice and will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender.
     3.03 Inability to Determine Rates.
     If the Administrative Agent determines that for any reason adequate and reasonable means do not exist for determining the Interest Rate based upon the Adjusted Eurodollar Rate for any Interest Period for any Eurodollar Rate Loans, or that the Adjusted Eurodollar Rate with respect to any requested Interest Period for any Eurodollar Rate Loans does not adequately and fairly reflect the cost to Lenders of funding such Eurodollar Rate Loans, the Administrative Agent will promptly so notify the Borrowers and each Lender. Thereafter, the obligation of the Lenders to make or maintain Eurodollar Rate Loans shall be suspended until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, the Borrowers may revoke any pending request for a Revolving Credit Loan Borrowing of, conversion to or continuation of Eurodollar Rate Loans or, failing that, such request will be deemed to be a request for a Revolving Credit Loan Borrowing of Base Rate Loans in the amount so specified.
     3.04 Increased Cost and Reduced Return; Capital Adequacy.
     (a) If any Lender determines that as a result of any Change in Law, or such Lender’s compliance therewith, there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining Eurodollar Rate Loans or (as the case may be) issuing or participating in Letters of Credit, or a reduction in the amount received or receivable by such Lender in connection with any of the foregoing (excluding for purposes of this subsection (a) any such increased costs or reduction in amount resulting from (i) Taxes or Other Taxes (as to which Section 3.01 shall govern), (ii) changes in the basis of taxation of overall net income or overall gross income by the United States or any foreign jurisdiction or any political subdivision of either thereof under the Laws of which such Lender is organized or has its Lending Office, and (iii) reserve requirements utilized in the determination of the Adjusted Eurodollar Rate), then from time to time upon demand of such Lender (with a copy of such demand to the Administrative Agent), the Borrowers shall pay to such Lender such additional amounts as will compensate such Lender for such increased cost or reduction.
     (b) If any Lender determines that any Change in Law regarding capital adequacy or any change therein or in the interpretation thereof, or compliance by such Lender (or its Lending Office) therewith, has the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of such Lender’s obligations hereunder (taking into consideration its policies with respect to capital adequacy and such Lender’s desired return on capital), then from time to time upon demand of such Lender (with a copy of such demand to the Administrative Agent), the Borrowers shall pay to such Lender such additional amounts as will compensate such Lender for such reduction.

     3.05 Funding Losses.
     Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrowers shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:
     (a) any continuation, conversion, payment or prepayment of any Eurodollar Rate Loan on a day other than the last day of the Interest Period for such Eurodollar Rate Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise); or
     (b) any failure by the Borrowers (for a reason other than the failure of such Lender to make a Revolving Credit Loan) to continue, convert, prepay or borrow any Eurodollar Rate Loan on the date or in the amount notified by the Borrowers;
including any loss of anticipated profits and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Revolving Credit Loan or from fees payable to terminate the deposits from which such funds were obtained. The Borrowers shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.
For purposes of calculating amounts payable by the Borrowers to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurodollar Rate Loan made by it at the Adjusted Eurodollar Rate for such Revolving Credit Loan by a matching deposit or other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Eurodollar Rate Loan was in fact so funded.
     3.06 Matters Applicable to all Requests for Compensation.
     A certificate of the Administrative Agent or any Lender claiming compensation under this Article III and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, the Administrative Agent or such Lender may use any reasonable averaging and attribution methods.
     3.07 Survival.
     All of the Borrowers obligations under this Article III shall survive termination of the Aggregate Commitments and repayment of all other Obligations hereunder.
ARTICLE IV.
CONDITIONS PRECEDENT TO CREDIT EXTENSIONS
     4.01 Conditions of Initial Credit Extension.
     The obligation of the Lenders to make the initial Credit Extension hereunder is subject to satisfaction of the following conditions precedent:
     (a) The Administrative Agent’s receipt of the following, each of which shall be originals or facsimiles (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Borrower, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance satisfactory to the Administrative Agent and its legal counsel:
     (i) executed counterparts of this Agreement and the other Loan Documents, sufficient in number for distribution to the Administrative Agent, each Lender and the Borrowers;
     (ii) a Note executed by the Borrowers in favor of each Lender that requests a Note;
     (iii) such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Borrower as the Administrative Agent may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Borrower is a party;
     (iv) such documents and certifications as the Administrative Agent may reasonably require to evidence that each Borrower is duly organized or formed, and that each Borrower and each other Borrower executing any of the Loan Documents is validly existing, in good standing and qualified to engage in business in each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification;
     (v) a favorable opinion or opinions of counsel to the Borrowers, addressed to the Administrative Agent and each Lender, as to the matters set forth in Exhibit H and such other matters concerning the Borrowers and the Loan Documents as the Required Lenders may reasonably request;
     (vi) a certificate of each Borrower signed by a Responsible Officer either (A) attaching copies of all consents, licenses and approvals required in connection with the execution, delivery and performance by, and the validity against, such Borrower of the Loan Documents to which it is a party, which consents, licenses and approvals shall be in full force and effect, or (B) stating that no such consents, licenses or approvals are so required;
     (vii) a certificate of each Borrower signed by a Responsible Officer certifying (A) that the conditions specified in Sections 4.02(a) and (b) have been satisfied, and (B) that there has been no event or circumstance since the date of the Audited Financial Statements that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect;
     (viii) evidence that all Insurance Requirements have been met and that all insurance required to be maintained pursuant thereto is in effect; and
     (ix) such other assurances, certificates, documents, consents or opinions as the Administrative Agent, the L/C Issuer or the Required Lenders reasonably may require.

     (b) Any fees required to be paid on or before the Closing Date shall have been paid.
     (c) Unless waived by the Administrative Agent, the Borrowers shall have paid all Attorney Costs of the Administrative Agent to the extent invoiced prior to or on the Closing Date, plus such additional amounts of Attorney Costs as shall constitute its reasonable estimate of Attorney Costs incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrowers and the Administrative Agent).
     (d) Patriot Act Certificate. The Administrative Agent shall have received a certificate satisfactory thereto, for benefit of itself and the Lenders, provided by the Borrowers that sets forth information required by the Patriot Act (as defined in Section 15.22) including the identity of the Borrowers, the name and address of the Borrowers and other information that will allow the Administrative Agent, the L/C Issuer or any Lender, as applicable, to identify the Borrowers in accordance with the Patriot Act.
     4.02 Conditions to all Credit Extensions.
     The obligation of each Lender to honor any Request for Credit Extension or to make any Credit Extension (other than a Revolving Credit Loan Notice requesting only a conversion of Revolving Credit Loans to the other Type, or a continuation of Eurodollar Rate Loans or a Revolving Credit Loan Borrowing pursuant to Section 2.10(c)) is subject to the following conditions precedent:
     (a) The representations and warranties of the Borrowers contained in Article V or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, and except that for purposes of this Section 4.02, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01.
     (b) No Default or Event of Default shall exist, or would result from such proposed Credit Extension.
     (c) The Administrative Agent and, if applicable, the L/C Issuer shall have received a Request for Credit Extension in accordance with the requirements hereof.
     Each Request for Credit Extension (other than a Revolving Credit Loan Notice requesting only a conversion of Revolving Credit Loans to the other Type, or a continuation of Eurodollar Rate Loans or a Revolving Credit Loan Borrowing pursuant to Section 2.10(c)) submitted by the Borrowers (and each other request, or deemed request, for any Revolving Credit Loans pursuant to the terms of this Agreement) shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension.

ARTICLE V.
REPRESENTATIONS AND WARRANTIES
     Each Borrower represents and warrants to the Administrative Agent and the Lenders that:
     5.01 Existence, Qualification and Power.
     Each Borrower (a) is a corporation, partnership or limited liability company duly organized or formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, (c) is duly qualified and in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its Business requires such qualification, and (d) has all licenses reasonably necessary for the operation of each individual Restaurant at each Company-Owned Property and for the conduct of the Business as a whole, except for licenses which the failure to have would not materially and adversely affect any Company-Owned Property.
     5.02 Authorization; No Contravention.
     The execution, delivery and performance by each Borrower of each Loan Document to which such Person is party, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (with the passage of time, giving of notice or otherwise) (a) contravene or Conflict with the terms of any of such Person’s Organization Documents; (b) Conflict with or result in any breach or contravention of, or the creation of any Lien (except Liens in favor of the Administrative Agent created by the Loan Documents) under, (i) any Contractual Obligation to which such Person is a party or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any Law.
     5.03 No Consent or Other Action.
     No Consent or Other Action by, from, with or to any other Person is required prior to or otherwise in connection with (a) any Borrower’s ownership of the Collateral and conduct of its Business, (b) any Borrower’s execution and delivery of, and performance of its obligations under, the Loan Documents, (c) the Grant of any Lien granted hereby or by any other Loan Document, or (d) the validity, perfection and maintenance of any Lien created hereby or by any other Loan Document, except (in the case of the foregoing clauses (c) and (d)) for the filing of the Financing Statements with the Filing Offices, which Financing Statements were so filed in connection with the Prior Credit Agreement.
     5.04 Binding Effect.
     This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Borrower that is party thereto. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of each such Borrower, enforceable against each Borrower that is party thereto in accordance with its terms.
     5.05 Financial Statements; No Material Adverse Effect.
     (a) The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present the financial condition of the Borrowers and their Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (iii) show, in accordance with GAAP consistently applied, all material indebtedness and other liabilities, direct or contingent, of the Borrowers and their Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Indebtedness.
     (b) The unaudited consolidated financial statements of the Borrower and their Subsidiaries dated May 28, 2006, including the consolidated balance sheet, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for the periods then ended on that date (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present the financial condition of the Borrowers and their Subsidiaries as of the date thereof and their results of operations for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments. Schedule 5.05 sets forth all Indebtedness of the Borrowers and their consolidated Subsidiaries as of the Closing Date.
     (c) Since the date of the Audited Financial Statements, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.
     5.06 Litigation.
     Except as set forth on Schedule 5.06, there is no Litigation pending or, to the knowledge of any Borrower after due and diligent investigation, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against any Borrower, any of their Subsidiaries or against any of their respective properties, assets (including any Collateral or Principal Agreement), Business or any Property, or revenues, or affecting or pertaining to this Agreement or any other Loan Document, or any of the transactions contemplated hereby which, if adversely determined, would, individually, result in liability to any Borrower in excess of $25,000 or, in the aggregate, result in liability to any Borrower in excess of $150,000. None of the Litigation identified on Schedule 5.06 would, either individually, or in the aggregate, if determined adversely, have a Material Adverse Effect.
     5.07 No Default.
     No Borrower or any Subsidiary is in default under or with respect to any Contractual Obligation that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.
     5.08 Ownership of Property; Liens.
     Each Borrower and each Subsidiary has good record and marketable title in fee simple to, or valid leasehold interests in, the all real property necessary or used in the ordinary conduct of the Business. The property of the Borrowers and their Subsidiaries is subject to no Liens, other than Liens permitted by Section 7.01.
     5.09 Environmental Compliance.
     The Borrowers and their Subsidiaries have conducted a review of the effect of existing Environmental Laws and claims alleging potential liability or responsibility for violation of any Environmental Law on their respective businesses, operations and properties, and as a result thereof the Borrowers have reasonably concluded that such Environmental Laws and claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
     5.10 Insurance.
     The Borrowers and their Subsidiaries are in compliance with the Insurance Requirements.
     5.11 Taxes.
     Each Borrower, each Subsidiary and each Person which might have tax liabilities for which Borrower, any Subsidiary of any Borrower is or may be liable (each, a “Tax Party”) have filed, or caused to be filed, in a timely manner all Federal, state and other material tax returns and reports required to be filed, and have paid all Federal, state and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable. All information in any such tax returns, reports and declarations is complete and accurate in all material respects. Each Tax Party has paid or caused to be paid all taxes due and payable or claimed due and payable in any assessment received by it, and has collected, deposited and remitted in accordance with all Requirements of Law, all sales and/or use taxes applicable to the conduct of its business, except taxes the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to the Tax Party and with respect to which adequate reserves have been set aside on its books. There are no Liens on any properties or assets of any Borrower or any of its Subsidiaries imposed or arising as a result of the delinquent payment or the nonpayment of any tax, assessment, fee or other governmental charge. The income tax returns of each Tax Party have been examined and reported upon by the relevant tax authorities, or closed by applicable statutes of limitations, for all fiscal years and no Tax Party has given or consented to any waiver of the statute of limitations with respect to its tax liabilities for any such year. Except as reflected in the financial statements provided to Administrative Agent, no Borrower knows of any transaction or matter which might or could result in additional tax assessments to any Tax Party. There are no applicable Taxes and Other Charges payable by any Tax Party, Administrative Agent or any Lender in connection with the execution and delivery of any Loan Documents by the Borrowers which have not been paid by the Tax Party.

     5.12 ERISA Compliance.
     (a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state Laws. Each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the best knowledge of each Borrower, nothing has occurred which would prevent, or cause the loss of, such qualification. Each Borrower and each ERISA Affiliate have made all required contributions to each Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.
     (b) There are no pending or, to the best knowledge of any Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could be reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.
     (c) (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability; (iii) neither any Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither any Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) neither any Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA.
     5.13 Borrower Information; Subsidiaries, Etc.
     (a) The legal names, federal taxpayer identification numbers, states of formation and mailing addresses, as applicable, for each of the Borrowers are accurately set forth in the Loan Documents.
     (b) Except as disclosed in part (a) of Schedule 5.13, no Borrower has merged, consolidated, acquired all or substantially all of the assets of any Person or used any other name (whether in connection with the Business or the Collateral or for other business, obtaining credit or financing or otherwise) in the last six years. No Borrower has any Subsidiaries other than those specifically disclosed in Part (b) of Schedule 5.13 and no Borrower has any equity investments in any other Person other than those specifically disclosed in part(c) of Schedule 5.13.
     5.14 Purpose of Credit Extensions; Margin Regulations; Investment Company Act; Public Utility Holding Company Act.
     (a) Except in connection with the Stock Repurchase, the Borrowers do not intend to use all or any portion of any Credit Extension to purchase or carry any securities, including Margin Stock. None of the proceeds of any Credit Extension will be used, directly or indirectly, for the purposes of reducing or retiring any indebtedness which was originally incurred to purchase or carry any Margin Stock or other security or for any other purpose which might cause any Credit Extension to be considered a “purpose credit” within the meaning of Regulations U, T or X of the Board of Governors of the Federal Reserve System, as amended. Each Borrower intends to and agrees to use the proceeds of each Credit Extension solely for the lawful, proper business or commercial purposes set forth in its application for the Credit Extensions and any disbursement direction letter furnished by Borrowers to Administrative Agent in connection with any Credit Extension.
     (b) The Borrowers are not engaged, principally or as one of their important activities, in the business of purchasing or carrying Margin Stock, or extending credit for the purpose of purchasing or carrying Margin Stock.
     (c) No Borrower, no Person Controlling any Borrower, or any Subsidiary (i) is a “holding company,” or a “subsidiary company” of a “holding company,” or an “affiliate” of a “holding company” or of a “subsidiary company” of a “holding company,” within the meaning of the Public Utility Holding Company Act of 1935, or (ii) is or is required to be registered as an “investment company” under the Investment Company Act of 1940.
     5.15 Disclosure.
     Each Borrower has disclosed to the Administrative Agent and the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. No report, financial statement, certificate or other information furnished (whether in writing or orally) by or on behalf of any Borrower to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, each Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.
     5.16 Compliance with Laws.
     Each Borrower and each Subsidiary is in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted
     5.17 Business and Location.
     Each Borrower, under its legal name, is engaged in the Business under the Brand at the Company-Owned Properties with the addresses set forth on Exhibit B (in the case of the Business described in clause (a) of the definition thereof) or at such Borrower’s address set forth in Schedule 15.02 (in the case of the Business described in clauses (b) through (e) of the definition thereof). Schedule 5.17 contains a complete and accurate list of businesses, if any, conducted by any Borrower other than its Business. All Collateral, including all writings relating thereto and records thereof, books of record or account, employees, business, offices and operations are located at, and all operation with respect there to are conducted out of, the related Company-Owned Properties or Borrowers chief executive office. Each Borrower’s chief executive office address is 12701 Whitewater Drive, Minnetonka, Minnesota 55343.
     5.18 Transactions with Affiliates.
     Except as set forth on Schedule 5.18, no Borrower is currently a party to any transaction of any kind with any Affiliate of any Borrower. Each of the transactions listed on Schedule 5.18 was entered into in the ordinary course of each applicable Borrower’s business, pursuant to written agreements and on fair and reasonable terms substantially as favorable to such Borrower as were obtainable by such Borrower at the time in a comparable arm’s length transaction with a Person other than an Affiliate.
     5.19 Financing Statements; Perfected Security Interest.
     The execution and delivery of this Agreement and the Grant hereunder creates a valid Lien in the Collateral and the Proceeds thereof which has attached and is enforceable. The Filing Offices are the only offices where financing statements are required to be filed in order to perfect such security interest in all Filing Collateral, except to the extent that Filing Collateral includes Fixtures which require the recording of the deed of trust or mortgage (whether one or more) or separate financing statement(s) in the county in which such Fixtures are located in order to perfect a security interest therein. The Lien of the Administrative Agent, on behalf of the Lenders, in all Filing Collateral is a first priority perfected security interest. Upon delivery into Administrative Agent’s (or any Lender’s) possession of Collateral other than Filing Collateral, the Lien therein of the Administrative Agent, on behalf of the Lenders, will be a first priority perfected security interest.
     5.20 Title; Sufficiency; No Liens.
     Borrowers have good and marketable title to the Collateral free of all Liens (other than the Lien granted to Administrative Agent, on behalf of the Lenders, hereunder and Liens permitted under Section 7.01) and such Collateral is sufficient to enable Borrowers to operate the Business at each Company-Owned Property (in the case of the Business described in clause (a) of the definition thereof) and at Borrower’s address set forth in Schedule 15.02 (in the case of the Business described in clauses (b) through (e) of the definition thereof), in each case in accordance with the applicable Principal Agreements. Except for the filings reflected on the UCC searches delivered to Administrative Agent together with this Agreement (“Current Filings”), there is no financing statement (or similar statement, agreement, pledge, deed of trust, mortgage, notice or registration), Lien, or Judgment filed with, registered, indexed or recorded in any Governmental Authority (or intended so to be), directly or indirectly, identifying or encumbering or covering or involving the Collateral or any Principal Agreement or which could have a Material Adverse Effect. Borrowers shall take all actions necessary to terminate all Current Filings prior to or concurrently with the funding of the Revolving Credit Loan.
     5.21 No Further Disposition.

     Other than with respect to the Lien granted herein to Administrative Agent, on behalf of the Lenders and, to the extent of the Permitted Encumbrances and Liens permitted under Section 7.01, no Borrower has entered into any agreement or understanding or taken, permitted or suffered to exist any action (including the filing of a financing statement, agreement, pledge, deed of trust or mortgage, notice or registration) or event (whether by operation of law or otherwise) for the purpose of, or that may have the effect of, directly or indirectly, Granting or permitting any Lien on or Disposing of any Collateral (including the Principal Agreements), any interest therein or rights pertaining thereto.
     5.22 Principal Agreements.
     Every Principal Agreement currently in effect is listed on Schedule 5.22 and Borrowers have provided Administrative Agent with a true, correct and complete copy of each of the same. Each Borrower is in good standing under, and in compliance with, the Principal Agreements. No Borrower has been, and no Borrower is, in Conflict with or under, any of the Principal Agreements. No Borrower has any knowledge of any claim of (or basis for any claim of) any such Conflict or of any termination or nonrenewal of any Principal Agreement. Each of the Principal Agreements listed on Schedule 5.22 was entered into in the ordinary course of each applicable Borrower’s business, pursuant to written agreements and on fair and reasonable terms and, to the extent the same is with an Affiliate, on terms substantially as favorable to such Borrower as were obtainable by such Borrower at the time in a comparable arm’s length transaction with a Person other than an Affiliate.
     5.23 Capitalization; Solvency.
     All of the issued and outstanding Capital Stock of Borrowers (and the other Persons listed on Exhibit J), except as noted thereon, is directly and beneficially owned and held by the entity listed for each such Borrower or other Person listed on Exhibit J, and all of such Capital Stock has been duly authorized and are fully paid and non-assessable, free and clear of all Liens other than Permitted Encumbrances and Liens permitted under Section 7.01. Each Borrower (a) is solvent after giving effect to the Obligations, the security interests of Administrative Agent, on behalf of the Lenders, and the other transactions contemplated hereunder, and (b) is able to pay its debts as they mature and has (and has reason to believe it will continue to have) sufficient capital (and not unreasonably small capital) to carry on its business and all businesses in which it is about to engage. The assets and properties of each Borrower at a fair valuation and at their present fair salable value are greater than the Indebtedness of each such Borrower, and including any subordinated and contingent liabilities computed at the amount which, to the best of each Borrower’s knowledge, represents an amount which can reasonably be expected to become an actual or matured liability.
     5.24 Intellectual Property; Licenses, Etc.
     The Borrowers and their Subsidiaries own, or possess the right to use, all of the trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, licenses and other intellectual property rights (collectively, “IP Rights”) that are reasonably necessary for the operation of the Business (including those trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, licenses and other intellectual property rights listed on Schedule 5.24), without conflict with the rights of any other Person. To the best knowledge of the Borrowers, no trademark, service mark, slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by any Borrower or any Subsidiary infringes upon any rights held by any other Person. No claim or litigation regarding any of the foregoing is pending or, to the best knowledge of the Borrowers, threatened, which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.
     5.25 Brokers and Financial Advisors.
     Except as set forth on Schedule 5.25, no brokers or finders were used in connection with the financing contemplated hereby and each Borrower hereby agrees to indemnify and hold Administrative Agent and the Lenders harmless from and against any and all liabilities, costs and expenses (including attorney’s fees and court costs) suffered or incurred by Administrative Agent or any such Lenders as a result of or arising out of any of the transactions contemplated hereby. The provisions of this Section shall survive the expiration and termination of this Agreement and the payment of the Obligations.
     5.26 Compliance with OFAC Rules and Regulations.
     None of the Borrowers, any Subsidiary of any Borrower or, to any Borrower’s knowledge, any Affiliate of any Borrower (i) is a Sanctioned Person, (ii) has any of its assets in Sanctioned Countries, or (iii) derives any of its operating income from investments in, or transactions with Sanctioned Persons or Sanctioned Countries. No part of the proceeds of any Revolving Credit Loan Borrowing hereunder will be used directly or indirectly to fund any operations in, finance any investments or activities in or make any payments to, a Sanctioned Person or a Sanctioned Country.
     5.27 Foreign Assets Control Regulations, Etc.
     Neither any Borrower nor any of its Subsidiaries is an “enemy” or an “ally of the enemy” within the meaning of Section 2 of the Trading with the Enemy Act of the United States of America (50 U.S.C. App. §§ 1 et seq.), as amended. Neither any Borrower nor any or its Subsidiaries is in violation of (a) the Trading with the Enemy Act, as amended, (b) any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto or (c) the Patriot Act (as defined in Section 15.22). None of the Borrowers (i) is a blocked person described in Section 1 of the Anti-Terrorism Order or (ii) to the best of its knowledge, engages in any dealings or transactions, or is otherwise associated, with any such blocked person.
     5.28 FDA Properties, Minwood, FDA Properties of Texas, LP, Famous Dave’s Properties of Texas, Inc., Famous Dave’s Ribs of Texas, L.P. and FD Ribs of Texas, Inc.
     None of FDA Properties, Minwood, FDA Properties of Texas, LP, a Texas limited partnership, Famous Dave’s Properties of Texas, Inc., a Texas corporation, Famous Dave’s Ribs of Texas, L.P., a Texas limited partnership, or FD Ribs of Texas, Inc., a Texas corporation, has engaged in any business other than the owning (and initial acquisition) of the assets which it owns on the date hereof.

ARTICLE VI.
AFFIRMATIVE COVENANTS
     So long as any Revolving Credit Loans, L/C Obligations or other Obligations are outstanding or any Lender has any obligation to make any Revolving Credit Loan or the L/C Issuer has any obligation to issue, extend or renew any Letters of Credit, the Borrowers shall, and shall (except in the case of the covenants set forth in Sections 6.01, 6.02 and 6.03) cause each Subsidiary to:
     6.01 Financial Statements.
     Deliver to the Administrative Agent and each Lender, in form and detail satisfactory to the Administrative Agent and Required Lenders:
     (a) as soon as practicable, but in any event not later than ninety (90) days after the end of each fiscal year of the Borrowers, the consolidated balance sheet of the Borrowers and their Subsidiaries as of the end of such year, and the related consolidated statement of income and consolidated statement of cash flow for such year, each setting forth in comparative form the figures for the previous fiscal year and all such consolidated statements to be in reasonable detail, prepared in accordance with GAAP consistently applied, and certified, without qualification and without an expression of uncertainty as to the ability of any of the Borrowers or any of their Subsidiaries to continue as going concerns, by Grant Thorton LLP or by other independent certified public accountants reasonably satisfactory to the Required Lenders, together with a written statement from such accountants to the effect that they have read a copy of this Agreement, and that, in making the examination necessary to said certification, they have obtained no knowledge of any Default or Event of Default, or, if such accountants shall have obtained knowledge of any then existing Default or Event of Default they shall disclose in such statement any such Default or Event of Default, provided that such accountants shall not be liable to the Lenders for failure to obtain knowledge of any Default or Event of Default;
     (b) as soon as practicable, but in any event not later than forty-five (45) days after the end of each fiscal quarter of each fiscal year of the Borrowers, (i) copies of the unaudited consolidated balance sheet of the Borrowers and their Subsidiaries as of the end of such quarter, and the related consolidated statement of income and consolidated statement of cash flow for such fiscal quarter and the portion of the Borrowers fiscal year then elapsed, setting forth in each case in comparative form the figures for the corresponding period or periods of the previous fiscal year and the comparisons to projections for such period, all in reasonable detail and prepared in accordance with GAAP consistently applied (subject to year-end adjustments and footnote information required by GAAP consistently applied), together with a certification by the principal financial or accounting officer of the Borrowers that the information contained in such financial statements fairly presents in all material respects the financial position of the Borrowers and their Subsidiaries on the date thereof (subject to year-end adjustments and footnote information required by GAAP consistently applied); and (ii) a list (such list to specify whether any addition is an addition of a Company-Owned Property or a Franchised Property) of any new Restaurants acquired or opened (or any Restaurants closed or sold) within such fiscal quarter by Borrowers and any of their Subsidiaries and any new Restaurants scheduled to be acquired or opened (or any Restaurants scheduled to be closed or sold) within the next year after such fiscal quarter and, if applicable, amended Exhibits B and/or C reflecting the addition of any new Company-Owned Properties or Franchised Properties (or the deletion of any Company-Owned Properties or Franchised Properties), as applicable, which amended Exhibit B and/or Exhibit C shall be substituted as a replacement Exhibit B and/or Exhibit C to this Agreement, as applicable;
     (c) as soon as practicable, but in any event within thirty (30) days after the end of each fiscal month in each fiscal year of the Borrowers, unaudited consolidated financial statements of the Borrowers and their Subsidiaries for such fiscal period and the portion of the Borrowers’ fiscal year then ending, setting forth in each case in comparative form the figures for the corresponding period or periods of the previous fiscal year and the comparisons to projections for such period, prepared in accordance with GAAP consistently applied (subject to year-end adjustments and footnote information required by GAAP consistently applied) (except that the projections used for such comparison purposes must only have been prepared in good faith based upon assumptions believed by Borrowers to have been reasonable at the time), together with a certification by the principal financial or accounting officer of the Borrowers that the information contained in such financial statements fairly presents in all material respects the financial condition of the Borrowers and their Subsidiaries on the date thereof (subject to year-end adjustments and footnote information required by GAAP consistently applied);
     (d) simultaneously with the delivery of the financial statements referred to in subsections (a) and (b) above, a Compliance Certificate certified by the principal financial or accounting officer of the Borrowers and setting forth in reasonable detail computations evidencing compliance with the covenants contained in Article XIV and (if applicable) reconciliations to reflect changes in GAAP since the Balance Sheet Date;
     (e) contemporaneously with the filing or mailing thereof, copies of all material of a financial nature furnished to the holders of direct or indirect equity interests in Borrowers or filed with the Securities and Exchange Commission;
     (f) within forty-five (45) days after the beginning of each fiscal year of the Borrowers and, if a Default or Event of Default shall have occurred and be continuing, from time to time upon the request of the Administrative Agent, projections and budgets of the Borrowers and their Subsidiaries organized for the next fiscal year on a period-by-period and quarter-by-quarter basis updating those projections delivered to the Lenders prior to the date hereof and or, if applicable, updating any later such projections delivered in response to a request pursuant to this Section 6.01(f); and
     (g) from time to time such other financial data and information (including accountants, management letters) as the Administrative Agent or any Lender may reasonably request.
     6.02 Certificates; Other Information.
     Deliver to the Administrative Agent and each Lender, in form and detail satisfactory to the Administrative Agent and the Required Lenders:
     (a) concurrently with the delivery of the financial statements referred to in Section 6.01(a), a certificate of its independent certified public accountants certifying such financial statements and stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default or, if any such Default or Event of Default shall exist, stating the nature and status of such event;
     (b) concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and (b), a duly completed Compliance Certificate of Famous Dave’s signed by a Responsible Officer of Famous Dave’s (it being hereby acknowledged by each Borrower that execution of the same by Famous Dave’s in such manner shall be deemed to constitute execution of the same by each Borrower);
     (c) promptly after any request by the Administrative Agent or any Lender, copies of any detailed audit reports, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of any Borrower by independent accountants in connection with the accounts or books of any Borrower or any Subsidiary, or any audit of any of them;
     (d) promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the members or other direct or indirect equityholders of the Borrower, and copies of all annual, regular, periodic and special reports and registration statements which any Borrower may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934, and not otherwise required to be delivered to the Administrative Agent pursuant hereto;
     (e) promptly after any Borrower has notified the Administrative Agent of any intention by any Borrower to treat the Revolving Credit Loans and/or Letters of Credit and related transactions as being a “reportable transaction” (within the meaning of Treasury Regulation Section 1.6011-4), a duly completed copy of IRS Form 8886 or any successor form; and
     (f) promptly, such additional information regarding the business, financial or corporate affairs of any Borrower or any Subsidiary, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender may from time to time reasonably request.
     In addition, Borrowers shall furnish or cause to be furnished to Administrative Agent and Lenders such budgets, forecasts, projections and other information respecting the Collateral and the business of Borrowers, as Administrative Agent or Lenders may, from time to time, reasonably request. Administrative Agent and each Lender is hereby authorized to deliver, from time to time, a copy of any financial statement or any other information relating to the business of Borrowers to any Person. Borrowers hereby irrevocably authorizes and directs all accountants or auditors to deliver to Administrative Agent and Lenders, at Borrowers’ expense, copies of the financial statements of Borrowers and any reports or management letters prepared by such accountants or auditors on behalf of the Borrowers and to disclose to Administrative Agent and Lenders such information as they may have regarding the business of Borrowers. Any documents, schedules, invoices or other papers delivered to Administrative Agent or any Lender may (but shall not be required to) be destroyed or otherwise disposed of by Administrative Agent or Lenders at any time after the same are delivered to Administrative Agent or Lenders, except as otherwise designated by Borrowers to Administrative Agent in writing.
     Except for Compliance Certificates required under Section 6.02, the Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrowers with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.
     6.03 Notices.
     Promptly notify the Administrative Agent and each Lender:
     (a) of the occurrence of any Default or Event of Default;
     (b) of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect, including (i) breach or non-performance of, or any default under, a Contractual Obligation of any Borrower or any Subsidiary; (ii) any dispute, litigation, investigation, proceeding or suspension between any Borrower or any Subsidiary and any Governmental Authority; (iii) the commencement of, or any material development in, any litigation or proceeding affecting any Borrower or any Subsidiary, including pursuant to any applicable Environmental Laws; or (iv) any material loss, damage, or Litigation relating to the Business, the Collateral or any other property which is security for the Obligations;
     (c) of the occurrence of any ERISA Event; and
     (d) of any material change in accounting policies or financial reporting practices by any Borrower or any Subsidiary.
     Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer of each Borrower setting forth details of the occurrence referred to therein and stating what action the Borrowers have taken and propose to take with respect thereto. Each notice pursuant to Section 6.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.
     6.04 Payment of Obligations.
     Pay and discharge as the same shall become due and payable, all its obligations and liabilities, including (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP consistently applied are being maintained by any Borrower or any Subsidiary; (b) all lawful claims which, if unpaid, would by law become a Lien upon any Borrower’s or any Subsidiary’s property; and (c) all Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness.
     6.05 Preservation of Existence, Etc.

     (a) Preserve, renew and maintain in full force and effect its legal existence under the Laws of the jurisdiction of its organization except as otherwise permitted by Section 7.04 or 7.05; (b) preserve, renew and maintain in full force and effect its good standing status under the Laws of the jurisdiction of its organization except as otherwise permitted by Section 7.04 or 7.05; (c) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or deemed desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (d) preserve or renew all of its registered IP Rights, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.
     6.06 Maintenance of Properties.
     (a) Maintain, preserve and protect the Company-Owned Properties, the Collateral and all of its other material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted; (b) make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) use the standard of care typical in the industry in the operation and maintenance of its facilities.
     6.07 Maintenance of Insurance.
     At Borrowers’ sole cost and expense, (a) maintain with Approved Providers insurance policies satisfying the Insurance Requirements set forth on Schedule 6.07, (b) timely pay all premiums, fees and charges required in connection with all of its insurance policies and otherwise continue to maintain such policies in full force and effect; (c) promptly deliver the insurance policies, certificates (and renewals) thereof or other evidence of compliance herewith to Administrative Agent; and (d) promptly notify Administrative Agent of any loss covered by or claim under or notice made in connection with any such insurance policies.
     6.08 Compliance with Laws.
     Comply in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted.
     6.09 Books and Records.
     (a) Maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of such Borrower or such Subsidiary, as the case may be; and (b) maintain such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over such Borrower or such Subsidiary, as the case may be.
     6.10 Inspection Rights.

     Permit representatives and independent contractors of the Administrative Agent and each Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at the expense of the Borrowers and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrowers; provided, however, that when an Event of Default exists the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrowers at any time during normal business hours and without advance notice.
     6.11 Conduct of Business.
     Continue to engage only in the Business engaged in by the Borrower on the Closing Date, and in businesses and activities reasonably related thereto.
     6.12 Capitalization; Solvency.
     (a) Continue to be solvent after giving effect to the Obligations, the security interests of Administrative Agent, on behalf of the Lenders, and the other transactions contemplated hereunder.
     (b) Continue to pay its debts as they mature and continue to have sufficient capital (and not unreasonably small capital) to carry on its business and all businesses in which it is about to engage.
     6.13 Casualty and Condemnation.
          Comply with the following requirements:
     (a) The Loss Proceeds in respect of any Loss of any of the Collateral shall, subject to the rights, if any, of other parties with a prior interest in the property covered thereby, (i) so long as no Event of Default has occurred and is continuing and to the extent that the amount of such Loss Proceeds is less than $250,000, be disbursed to the applicable Borrower for reinvestment in such Borrower’s Business and (ii) in all other circumstances, be held by the Administrative Agent as cash collateral for the Obligations. The Administrative Agent may, so long as no Event of Default has occurred and is continuing and the Borrowers are not required to apply such Loss Proceeds to prepay the Obligations pursuant to Section 6.13(b) below or have not elected to reinvest such Loss Proceeds pursuant to Section 6.13(b) below, disburse from time to time all or any part of such proceeds so held as cash collateral, upon such terms and conditions as the Administrative Agent may reasonably prescribe, for direct application by such Borrower solely to the repair or replacement of such Borrower’s property so damaged, destroyed or taken or other reinvestment in the Borrowers’ Business; provided that, so long as no Event of Default has occurred and is continuing, the Borrowers shall at all times and in any event have the rights set forth in the last sentence of Section 6.13(d) below. In the event that such proceeds have not been reinvested in the Borrowers’ business within two hundred seventy (270) days after the earlier to occur of receipt thereof by the Borrowers or receipt thereof by the Administrative Agent, the Administrative Agent shall apply all or any part of such proceeds to the Obligations as provided in Sections 6.13(c) and (d); provided that, if (A) within such 270-day period after the earlier to occur of receipt of such proceeds by the Borrowers or receipt of such proceeds by the Administrative Agent, the Borrowers enter into an agreement (which may be a purchase order) pursuant to which such reinvestment shall be made, a copy of which shall be provided to the Administrative Agent, and (B) within four hundred five (405) days following receipt of such proceeds by the Borrowers or the Administrative Agent, the Borrowers shall have completed, or shall have made significant progress toward completion of, such reinvestment with such Loss Proceeds, then the Borrowers shall not be required to prepay the Revolving Credit Loans pursuant to Sections 6.13(b) and (c) but shall in any event comply with Section 6.13(d).
     (b) Concurrently with the receipt by any of the Borrowers or any of their Subsidiaries of Loss Proceeds relating to any Loss with respect to any Collateral or Company-Owned Property, less reasonable expenses relating to such Loss, which have not been reinvested in the Borrowers’ Business within two hundred and seventy (270) days of receipt of such proceeds subject to Section 6.13(a) above, provided that, if (A) within such 270-day period after the earlier to occur of receipt of such Loss Proceeds by the Borrowers or receipt of such Loss Proceeds by the Administrative Agent, the Borrowers enter into an agreement (which may be a purchase order) pursuant to which such reinvestment shall be made, a copy of which shall be provided to the Administrative Agent, and (B) within four hundred five (405) days following receipt of such proceeds by the Borrowers or the Administrative Agent, the Borrowers shall have completed, or shall have made significant progress toward completion of, such reinvestment of such Loss Proceeds, then the Borrowers shall not be required to prepay the Revolving Credit Loans in accordance with Sections 6.13(b) and (c) but shall in any event comply with Section 6.13(d) (provided, however, if a Default or Event of Default has occurred and is continuing, such proceeds shall be immediately paid to the Administrative Agent); then the Borrowers shall pay to the Administrative Agent for the respective accounts of the Lenders an amount equal to one hundred percent (100%) of such Loss Proceeds, to be applied in the manner set forth in Sections 6.13(b) and (c) or, if applicable, Section 6.13(d).
     (c) All mandatory prepayments pursuant to Section 6.13(b) above shall be applied first, as a principal reduction of any Revolving Credit Loans in such order and such manner as Administrative Agent shall determined in its Sole Discretion, and second, to any other Obligations in such order and such manner as Administrative Agent shall determine in its Sole Discretion. Any prepayment of principal of any Revolving Credit Loans shall include all interest accrued thereon to the date of such prepayment.
     (d) The Borrowers shall deliver to the Administrative Agent, promptly upon receipt thereof, all Loss Proceeds that may have to be applied to prepay any Revolving Credit Loans or other Obligations pursuant to Section 6.13(c) above if not reinvested as permitted in Section 6.13(a), to be held as Collateral pending reinvestment in accordance with such Section 6.13(a). Upon the Borrowers’ request, any cash amounts delivered to the Administrative Agent to be held as Collateral under this Section 6.13(d) may be applied to repay the Revolving Credit Loans or other Obligations in the order provided above.
     6.14 Banks and Payments.
     (a) Cause all Collateral Revenues and Proceeds to be deposited in the account(s) with the bank(s) listed on Schedule 6.14 and Borrowers shall pay, and hereby authorize

Administrative Agent to cause to be paid, all Obligations as and when due from all amounts in any bank required to be listed on Schedule 6.14. Borrowers shall enter into such control agreements or other similar agreements between each such bank, Borrowers and Administrative Agent, as Administrative Agent shall deem necessary in its Sole Discretion, in form and substance reasonably acceptable to the Administrative Agent, providing for such bank’s agreement to disburse any such amounts in accordance with the instruction of Administrative Agent without the further consent of, or notice to, Borrowers. Borrowers hereby appoint Administrative Agent as their attorney-in-fact for the purpose of executing such agreement(s) on behalf of the Borrowers as set forth in Section 6.14 hereof.
     (b) Direct (and each Borrower does hereby direct) any and all transferors, distributors or payors (including insurance companies with whom any Borrower maintains insurance), upon receipt of notice from Administrative Agent, on behalf of the Lenders, to make payment of all Collateral Revenues and Proceeds directly to Administrative Agent, on behalf of the Lenders, and authorizes Administrative Agent, on behalf of the Lenders, in its Sole Discretion, to hold the same in its possession as Collateral, to apply the same to repayment of the Obligations, to deposit the same into any of the accounts with the banks listed on Schedule 6.14, or, to apply the same toward replacement of the Collateral. Administrative Agent shall deliver such a notice only upon or after the occurrence of an Event of Default (whether or not the same shall be continuing). All Collateral Revenues and Proceeds whether received by Administrative Agent, on behalf of the Lenders, or by any Borrower, or by any other Person will be included in the Collateral subject to the security interest granted to Administrative Agent, on behalf of the Lenders, hereunder. Each Borrower shall (i) identify, earmark, segregate and keep separate all Collateral Revenues and Proceeds received by it, (ii) upon Administrative Agent’s request, on behalf of the Lenders, promptly account to Administrative Agent, on behalf of the Lenders, for all Collateral Revenues and Proceeds, (iii) hold all Collateral Revenues and Proceeds received by any Borrower in trust for the benefit of Administrative Agent, on behalf of the Lenders, and shall promptly (and in any event not later than the fifth day after receipt) deliver (or cause to be delivered) the same to Administrative Agent, on behalf of the Lenders, and into its possession in the form received by such Borrower and at a time and in a manner satisfactory to Administrative Agent, on behalf of the Lenders.
     6.15 Equipment.
     (a) Keep the Equipment in good condition and repair (ordinary wear and tear excepted);
     (b) Use the Equipment with all reasonable care and caution and in accordance with applicable standards of any insurance and in conformity with all Contractual Obligations, Requirements of Law and Consents and Other Action;
     (c) Use the Equipment only in the Business and not for personal, family, household or farming use; and
     (d) Assume (and Borrowers do hereby assume) all responsibility and liability arising from the Borrowers’ use of the Equipment.

     6.16 Escrows.
     Upon or after the occurrence of an Event of Default hereunder or under the other Loan Documents (whether or not the same shall be continuing), Borrowers shall upon written notice from Administrative Agent, on behalf of the Lenders, escrow with Administrative Agent from time to time, amounts sufficient, in Administrative Agent’s Sole Discretion, to pay as the same come due, all taxes, insurance, rentals, and any capital expenditures required to be expended in connection with the Company-Owned Properties by any Borrower during the term of any Revolving Credit Loan.
     6.17 Taxes.
     Continue (and cause each Tax Party to continue) to file in a timely manner all Federal, state and other material tax returns and reports required to be filed, and to continue (and cause each Tax Party to continue) to pay, all Federal, state and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable. All information in such tax returns, reports and declarations will be complete and accurate in all material respects.
     6.18 FDA Properties, Minwood, FDA Properties of Texas, LP, Famous Dave’s Properties of Texas, Inc., Famous Dave’s Ribs of Texas, L.P. and FD Ribs of Texas, Inc.
          Not allow any of FDA Properties, Minwood, FDA Properties of Texas, LP, a Texas limited partnership, Famous Dave’s Properties of Texas, Inc., a Texas corporation, Famous Dave’s Ribs of Texas, L.P., a Texas limited partnership, or FD Ribs of Texas, Inc., a Texas corporation,, to engage in any business other than the owning of the assets which it owns on the date hereof or to acquire any new property or assets. In addition, cause FDA Properties of Texas, LP and FDA Properties of Texas, Inc. to dissolve its legal existence within ninety (90) days after the property in Mesquite, Texas, currently owned by FDA Properties of Texas, LP, is sold.
     6.19 Further Assurances.
          Deliver or cause to be delivered to Administrative Agent from time to time such other documentation, consents, authorizations, approvals and orders in form and substance reasonably satisfactory to Administrative Agent as Administrative Agent shall reasonably deem necessary or desirable to perfect, maintain or protect the Liens on the Collateral
ARTICLE VII.
NEGATIVE COVENANTS
     So long as any Revolving Credit Loans, L/C Obligations or other Obligations are outstanding or any Lender has any obligation to make any Revolving Credit Loan or the L/C Issuer has any obligation to issue, extend or renew any Letters of Credit, no Borrower shall, nor shall any Borrower permit any Subsidiary to, directly or indirectly:

     7.01 Liens.
     Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following:
     (a) Liens pursuant to any Loan Document;
     (b) Liens existing on the date hereof and listed on Schedule 7.01, provided that the property covered thereby is not increased;
     (c) Liens for taxes not yet due or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP consistently applied;
     (d) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, landlords’ or other like Liens arising in the ordinary course of business which are for sums not overdue for a period of more than 30 days or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person;
     (e) pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA;
     (f) deposits to secure the performance of bids, trade contracts and leases (other than Indebtedness), statutory obligations, surety bonds (other than bonds related to judgments or litigation), performance bonds and other obligations of a like nature incurred in the ordinary course of business;
     (g) easements, rights-of-way, restrictions and other similar encumbrances affecting real property which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person;
     (h) purchase money Liens upon or in equipment acquired by any Borrower to secure the purchase price of such equipment or to secure debt incurred solely for the purpose of financing the acquisition of any such equipment, or Liens existing on any such equipment at the time of acquisition (other than any such Liens created in contemplation of such acquisition that do not secure the purchase price); provided that the Indebtedness secured thereby does not exceed the cost or fair market value, whichever is lower, of the property being acquired on the date of acquisition; and
     (i) Liens in connection with Capitalized Leases permitted pursuant to Section 7.03.
     7.02 Investments.
     Make any Investments, except:

     (a) Investments held by such Borrower or such Subsidiary in the form of cash and Cash Equivalents;
     (b) Investments of any Borrower in any wholly-owned Subsidiary as of the date hereof;
     (c) Investments of a Borrower consisting of the formation of a wholly-owned Subsidiary (each, a “Proposed Subsidiary”), provided, however, that no Borrower shall make such an Investment without the prior written consent of Administrative Agent, such consent not to be unreasonably withheld in the event that Borrowers satisfy the following conditions: (i) Administrative Agent receives at least sixty (60) days prior written notice of the proposed formation; (ii) no Event of Default shall have occurred and be continuing at the time of such notice or at the time of the proposed formation of such Proposed Subsidiary; (iii) the Proposed Subsidiary, at the time of formation and at the time such Proposed Subsidiary is added as a Borrower hereunder (as provided below), satisfies Administrative Agent’s then applicable credit review and underwriting standards, as determined by Administrative Agent in its Sole Discretion after review of such financial statements, reports and other documentation, if any, as Administrative Agent may require in order to make such determination, all of which shall, at Administrative Agent’s request, be delivered by Borrowers at their sole cost and expense; (iv) the Proposed Subsidiary, at the time of formation and at the time such Proposed Subsidiary is added as a Borrower hereunder (as provided below), satisfies Administrative Agent’s underwriting standards regarding its organizational structure, as determined by Administrative Agent in its Sole Discretion; (v) Borrowers and such Proposed Subsidiary execute and deliver to Administrative Agent and Lenders such documents and instruments as Administrative Agent shall reasonably require, in form and content reasonably satisfactory to Administrative Agent, to cause such Proposed Subsidiary to be added as an additional Borrower under this Agreement, the Notes and the other Loan Documents, jointly and severally liable with all other Borrowers for all obligations and liabilities of Borrowers hereunder and thereunder, including, without limitation, a joinder agreement and legal opinions; (vi) Borrowers pay to Administrative Agent an amendment fee determined by the Administrative Agent and all reasonable costs and expenses incurred by Administrative Agent in connection with such transaction, including, without limitation, Attorney Costs; and (vii) satisfaction of such other terms and conditions as Administrative Agent shall reasonably require; and
     (d) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss;
provided, however, that the foregoing Investments shall not be permitted if and to the extent that they are otherwise prohibited pursuant to any other provision of this Agreement or any other Loan Document.
     7.03 Indebtedness.
     Create, incur, assume, increase, become liable on or suffer to exist any Indebtedness other than Indebtedness listed on Schedule 7.03; provided, however, that notwithstanding the foregoing, nothing contained in this Section 7.03 shall permit any Borrower or any Subsidiary to create, incur, assume, increase, become liable on or suffer to exist any Indebtedness (whether or not listed on Schedule 7.03) to the extent that such Borrower’s or such Subsidiary’s ability to do so is otherwise prohibited by any other provision of this Agreement or any other Loan Document.
     7.04 Fundamental Changes; Subsidiaries.
     (a) Change its name, federal taxpayer identification number or state of formation, nor assume a different name, nor conduct its business or affairs under any other name without providing Administrative Agent with 60 days prior written notice thereof.
     (b) Merge, dissolve, liquidate, consolidate with or into another Person, change its structure (whether by equity sale, issuance, purchase or otherwise), change its use of any item of Collateral during the term hereof, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that (i) any Subsidiary of any Borrower may merge into or consolidate with any other Subsidiary of any Borrower provided that, in the case of any such merger or consolidation, the Person formed by such merger or consolidation shall be a wholly-owned Subsidiary of a Borrower, and (ii) any of a Borrower’s Subsidiaries may merge into a Borrower. Borrowers shall provide prior written notice to Administrative Agent of any merger or consolidation permitted under this Section 7.04(b), together with an amended Exhibit J to this Agreement including any changes necessary to accurately reflect such merger or consolidation, which amended Exhibit J shall, upon approval by Administrative Agent and consummation of the applicable merger or consolidation, be substituted as a replacement Exhibit J to this Agreement.
     (c) Have any Subsidiaries other than those specifically disclosed in Part (b) of Schedule 5.13 or have any equity investments in any other Person other than those specifically disclosed in part(c) of Schedule 5.13, except, in each case, as expressly permitted otherwise under Section 7.02(b).
     7.05 Dispositions.
     Make any Disposition of any Collateral, any Company-Owned Property, or any other property or assets of any Borrower or any Subsidiary or enter into any agreement to make any Disposition of any of the same, except:
     (a) Dispositions of obsolete or worn out property, whether now owned or hereafter acquired, in the ordinary course of business;
     (b) Dispositions of inventory in the ordinary course of business;
     (c) Dispositions of equipment or real property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition are reasonably promptly applied to the purchase price of such replacement property;

     (d) Disposition of assets from one Borrower to another Borrower
     (e) the Disposition of the real property located in Mesquite, Texas currently owned by FDA Properties of Texas, LP;
provided, however, that any Disposition pursuant to clauses (a) through (d) shall be for fair market value.
     7.06 Restricted Payments.
     Except for (i) Restricted Payments from any Borrower to another Borrower (only to the extent that the same may lawfully be made by such Borrower in accordance with applicable Laws) and (ii) the Stock Repurchase, directly or indirectly, declare, or pay or make any Restricted Payment, or set aside or otherwise deposit or invest any sums for such purpose, or agree to do any of the foregoing.
     7.07 Change in Nature of Business.
     Engage in any material line of business substantially different from those lines of business conducted by the Borrowers and their Subsidiaries on the date hereof or any business substantially related or incidental thereto.
     7.08 Transactions with Affiliates.
     Enter into any transaction of any kind with any Affiliate of any Borrower, except in the ordinary course of business, pursuant to written agreements and on fair and reasonable terms substantially as favorable to such Borrower or such Subsidiary as would be obtainable by such Borrower or such Subsidiary at the time in a comparable arm’s length transaction with a Person other than an Affiliate.
     7.09 Burdensome Agreements.
     Enter into any Contractual Obligation (other than this Agreement or any other Loan Document) that limits the ability (a) of any Subsidiary to make Restricted Payments to any Borrower or to otherwise transfer property to any Borrower, (b) of any Subsidiary to Guarantee the Indebtedness of any Borrower or (c) of any Borrower or any Subsidiary to create, incur, assume or suffer to exist Liens on property of such Person.
     7.10 Use of Proceeds.
     (a) Except in the case of the Stock Repurchase, use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry any securities, including Margin Stock or to extend credit to others for the purpose of purchasing or carrying Margin Stock or to refund indebtedness originally incurred for such purpose.
     (b) Use the proceeds of any Credit Extension, directly or indirectly, for the purposes of reducing or retiring any indebtedness which was originally incurred to purchase or carry any

Margin Stock or other security or for any other purpose which might cause any Credit Extension to be considered a “purpose credit” within the meaning of Regulations U, T or X of the Board of Governors of the Federal Reserve System, as amended.
     (c) Use the proceeds of any Credit Extension for any purpose other than for the lawful, proper business or commercial purposes related to the Business or for the Stock Repurchase.
     (d) Engage, principally or as one of their important activities, in the business of purchasing or carrying Margin Stock, or extending credit for the purpose of purchasing or carrying Margin Stock.
ARTICLE VIII.
SECURITY FOR OBLIGATIONS
     8.01 Grant of Security in the Collateral.
     To secure the payment and performance in full of all of the Obligations, each Borrower has previously Granted (pursuant to the Prior Credit Agreement) and does hereby Grant to Administrative Agent for the benefit of Lenders a continuing security interest and Lien on and with respect to any and all right, title and interest of each such Borrower in and to the Collateral (including the Principal Agreements but only as provided in the next sentence below), whether now owned and existing or hereafter acquired or arising; all additions and accessions thereto, substitutions therefor and replacements and improvements of or to any or all of the foregoing; and all products and Proceeds of the foregoing. In the event and to the extent that any Borrower now or hereafter may Grant a security interest in or other Lien on its rights under any Principal Agreement without Conflicting with such Principal Agreement, either because the terms of such Principal Agreement do not restrict such Grant, or each of the other parties thereto has consented to such Grant or applicable Law permits such Grant, or for any other reason, then such Borrower hereby Grants to Administrative Agent for the benefit of Lenders such Lien in such Principal Agreements, whether now owned or hereafter acquired, and all Proceeds thereof. Each Borrower hereby authorizes Administrative Agent, on behalf of the Lenders, to file the Financing Statements (or any amendments, supplements or replacements thereto or thereof as Administrative Agent, on behalf of the Lenders, may now or hereafter deem appropriate in its Sole Discretion) in the Filing Offices or in such other locations as Administrative Agent, on behalf of the Lenders, may now or hereafter deem appropriate in its Sole Discretion.
ARTICLE IX.
SPECIAL PROVISIONS CONCERNING RIGHTS AND DUTIES WHILE IN
POSSESSION OF COLLATERAL
     9.01 Borrowers’ Possession.
     Upon and during the continuation of an Event of Default, to the extent the same shall, from time to time, be in any Borrower’s possession, such Borrower will hold the Collateral and all writings evidencing or relating to the Collateral in trust for Administrative Agent, on behalf of the Lenders, and, upon request or as otherwise provided herein, promptly deliver the same to Administrative Agent, in the form received and at a time and in a manner satisfactory to

Administrative Agent. With respect to the Collateral in any Borrower’s possession Borrowers shall at Administrative Agent’s request take such action as Administrative Agent in its Sole Discretion deems necessary or desirable to create, perfect and protect the security interest of Administrative Agent, on behalf of the Lenders, in any of the Collateral and to preserve or enhance the value thereof.
     9.02 Administrative Agent’s Possession.
     With respect to all of the Collateral (and all other security for the Revolving Credit Loans) delivered or transferred to, or otherwise in the custody or control of (including any items in transit to or set apart for) Administrative Agent or any of its agents, associates or correspondents, in accordance with this Agreement, the Borrowers agree that (a) such Collateral (and other security) will be and be deemed to be in the sole possession of the Administrative Agent, for the benefit of Lenders; (b) Borrowers have no right to withdraw or substitute any such Collateral (or other security); (c) Borrowers shall not take or permit any action, or exercise any voting and other rights, powers and privileges in respect of the Collateral (or other security) inconsistent with Administrative Agent’s and Lenders’ interest therein and sole possession thereof; and (d) Administrative Agent, for the benefit of Lenders, may in it its Sole Discretion and without notice, without obligation or liability except to account for property actually received by it, and without affecting or discharging the Obligations, (1) further transfer and segregate the Collateral (or other security) in its possession; (2) receive Collateral Revenues or Proceeds and hold the same as a part of the Collateral (or other security) and/or apply the same as hereinafter provided; and (3) exchange any of the Collateral (or other security) for other property upon reorganization, recapitalization or other readjustment. Upon the occurrence and during the continuance of an Event of Default, Administrative Agent, for the benefit of Lenders, is authorized (i) to exercise or cause its nominee to exercise all or any rights, powers and privileges (including to vote) on or with respect to the Collateral (or other security) with the same force and effect as an absolute owner thereof; (ii) whether any of the Obligations be due, in its (or Lenders’) name(s) or in Borrowers’ names or otherwise, to demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for, or make any compromise or settlement Administrative Agent, on behalf of the Lenders, deems desirable with respect to, any of the Collateral (or other security); and (iii) to extend the time of payment, arrange for payment in installments, or otherwise modify the terms of, or release, any of the Collateral (or other security). Notwithstanding the rights accorded Administrative Agent or the Lenders with respect to the Collateral (or other security) and except to the extent provided below or required by the UCC or other applicable Law (which requirement cannot be modified, waived or excused), Administrative Agent’s (and any Lender’s) sole duty with respect to any Collateral (or other security) in its possession (with respect to custody, preservation, safekeeping or otherwise and whether under Section 9-207 of the UCC or otherwise) will be to deal with it in the same manner that such party deals with similar property owned and possessed by it. Without limiting the foregoing, Administrative Agent (and Lenders), and any of its (and their) officers, directors, members, partners, trustees, owners, debt holders, employees, representatives, agents and designees, except as otherwise required by applicable Law (I) will have no duty with respect to the Collateral (or other security) or the rights granted hereunder; (II) will not be required to sell, invest, substitute, replace or otherwise dispose of the Collateral (or other security); (III) will not be required to take any steps necessary to preserve any rights against prior parties to any of the Collateral (or other security); (IV) will not be liable for (or deemed to have made an election of or exercised any right or remedy on account of) any delay or failure to demand, collect or realize upon any of the Collateral (or other security); and (V) will have no obligation or liability in connection with the Collateral (or other security) or arising under this Agreement. Borrowers agree that such standard of care is reasonable and appropriate under the circumstances.
ARTICLE X.
EVENTS OF DEFAULT AND REMEDIES
     10.01 Events of Default.
     Any of the following shall constitute an Event of Default:
     (a) Non-Payment. Any Borrower fails to pay (i) when and as required to be paid herein, any amount of principal or interest of any Revolving Credit Loan or any L/C Obligation, or (ii) within three Business Days after the same becomes due, any fee or other amount due hereunder or under any other Loan Document; or
     (b) Disclaimer. Any Borrower disclaims liability under, or enforceability of, any Loan Document; or
     (c) Specific Covenants. Any Borrower fails to perform or observe any term, covenant or agreement contained in any of Section 6.01, 6.02, 6.03, 6.05(a), 6.05(c), 6.10, 6.14, or Article VII, or Section 14.02 or 14.03; or
     (d) Other Defaults. Any Borrower fails to perform or observe any other covenant or agreement (not specified in subsection (a), (b) or (c) above) contained in any Loan Document on its part to be performed or observed and such failure continues for 30 days; or
     (e) Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of any Borrower herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading when made or deemed made; or
     (f) Insolvency Proceedings, Etc. Any Borrower or any Subsidiary of any Borrower institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 90 calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 90 calendar days, or an order for relief is entered in any such proceeding; or
     (g) Inability to Pay Debts; Attachment. (i) Any Borrower or any Subsidiary of any Borrower becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within 30 days after its issue or levy; or
     (h) Judgments. There is entered against any Borrower or any Subsidiary (i) a final judgment or order for the payment of money in an aggregate amount exceeding $750,000.00 (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage), or (ii) any one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of ten (10) consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or
     (i) ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of any Borrower under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of $250,000.00, or (ii) any Borrower or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of $250,000.00; or
     (j) Invalidity of Loan Documents. Any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Borrower or any other Person contests in any manner the validity or enforceability of any Loan Document; or any Borrower denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any Loan Document;
     (k) Change of Control. There occurs any Change of Control;
     (l) Dissolution, Etc. of Borrowers. Any Borrower or any partnership or limited liability company in which any Borrower or any Subsidiary is a partner or member (each hereinafter called an “other liable party”) shall dissolve, merge or consolidate, suspend the transaction of business, attempt to terminate, revoke or disclaim any obligation to Administrative Agent or any Lender (except strictly in accordance with its terms), or incur any material adverse change in its financial condition or prospects; or if any Borrower or any other liable party shall be expelled from or suspended by any stock or securities exchange or other exchange; or if any Borrower or any other liable party shall take any action to effect, or which indicates its acquiescence in, any of the foregoing, except as expressly permitted in or required by this Agreement; or
     (m) The Capital Stock of Famous Dave’s shall cease to be traded on a nationally recognized stock or securities exchange.
     10.02 Remedies Upon Event of Default.
     If any Event of Default occurs and is continuing, the Administrative Agent shall, subject to Section 12.12, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:

     (a) declare the commitment of each Lender to make Revolving Credit Loans and any obligation of the L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;
     (b) declare the unpaid principal amount of all outstanding Revolving Credit Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by each Borrower;
     (c) require that the Borrowers Cash Collateralize the L/C Obligations (in an amount equal to the then Outstanding Amount thereof);
     (d) exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or applicable law, which shall include, without limitation, the rights, powers and remedies (i) granted to secured parties under the UCC or other applicable Uniform Commercial Code; (ii) granted to Administrative Agent or Lenders under any other applicable Law; and (iii) granted to Administrative Agent or Lenders under this Agreement, the Notes or any other Loan Document or any other agreement between Borrowers and Administrative Agent or Lenders;
     (e) without Borrowers’ assent, without advertisements or notices of any kind (except for the notice specified in Section 10.04 below regarding notice required in connection with a public or private sale), or demand of performance or other demand, or obligation or liability (except to account for amounts actually received) to or upon Borrowers or any other person (all such advertisements, notices and demands, obligation and liabilities, if any, hereby being expressly waived and discharged to the extent permitted by law), forthwith, directly or through its agents or representatives, (i) disclose such default and other matters (including the names of Borrowers) in connection therewith to any Person in Administrative Agent’s and Lenders’ reasonable discretion; (ii) to the extent permitted by applicable Law enter any Company-Owned Property, with or without the assistance of other persons or legal process; (iii) require Borrowers to account for (including accounting for any products and proceeds of any Collateral), segregate, assemble, make available and deliver to Administrative Agent, its agents or representatives, for the benefit of Lenders, the Collateral, at any place and time designated by Administrative Agent or Lenders; (iv) take possession of, operate, render unusable, remove from any location, collect, transfer and receive, recover, appropriate, foreclose, extend payment of, adjust, compromise, settle, release any claims included in, and do all other acts or things necessary or, that Administrative Agent or Lenders in their Sole Discretion deem appropriate, to protect, maintain, preserve and realize upon, the Collateral and any products and proceeds thereof, in whole or in part; (v) exercise all rights, powers and interests with respect to any and all Collateral, and sell, assign, lease, license, pledge, transfer, negotiate (including endorse checks, drafts, orders, or instruments), deliver or otherwise dispose (by contract, option(s) or otherwise) of the Collateral or any part thereof; and (vi) without regard to the sufficiency of the security for repayment of the Obligations and without notice to Borrowers, or any showing of insolvency, fraud or mismanagement on the part of Borrowers and without the necessity of filing any judicial or other proceeding other than the proceeding for appointment of a receiver, and without regard to the then value of the Collateral, Administrative Agent and Lenders shall be entitled to the ex parte appointment of a receiver or receivers for the protection, control and management of the

Collateral. Any such disposition may be in one or more public or private sales, at or upon an exchange, board or system or in the State where any Collateral or any Company-Owned Property is located or elsewhere, at such price, for cash or credit (or for future delivery without credit risk) and upon such other terms and conditions as it deems appropriate, with the right of Lenders to the extent permitted by Law upon any such sale or sales, public or private, to purchase the whole or any part of said Collateral, free of any right, claim or equity of redemption of or in any Borrower (such rights, claims and equity of redemption, if any, hereby being expressly waived). If any of the Collateral is sold or leased by Administrative Agent, on behalf of the Lenders, upon credit terms or for future delivery, the Obligations shall not be reduced as a result thereof until payment therefore is finally collected by Administrative Agent, for the benefit of Lenders. In the event Administrative Agent institutes an action to recover any Collateral or seeks recovery of any Collateral by way of prejudgment remedy, each Borrower waives the posting of any bond which might otherwise be required. Notwithstanding that Administrative Agent or any Lender, whether in its own behalf and/or on behalf of another or others, may continue to hold the Collateral and regardless of the value thereof, or any delay or failure to dispose thereof, unless and then only to the extent that Administrative Agent or any such Lender proposes to retain the Collateral in satisfaction of the Obligations by written notice in accordance with the UCC, Borrowers shall be and remain liable for the payment in full of any balance of the Obligations and expenses at any time unpaid. Without limiting the foregoing, upon Borrowers’ failure to abide by and comply with its obligations under Article VI hereof, in addition to its other rights and remedies, Administrative Agent, on behalf of the Lenders, may (but is not required to), in its Sole Discretion and to the extent it deems necessary, advisable or appropriate, take or cause to be taken such actions or things to be done (including the payment or advancement of funds, or requiring advancement of funds to be held by Administrative Agent, for the benefit of Lenders, to fund such obligations, including taxes or insurance) as may be required hereby (or necessary or desirable in connection herewith) to correct such failure (including causing the Collateral to be maintained or insurance protection required hereby to be procured and maintained) and any and all costs and expenses incurred (including reasonable attorneys fees and disbursements) in connection therewith shall be included in Borrowers’ Obligations and shall be immediately due and payable and bear interest at the Default Rate;
provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to any Borrower under the Bankruptcy Code of the United States, the obligation of each Lender to make Revolving Credit Loans and any obligation of the L/C Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Revolving Credit Loans and all interest and other amounts as aforesaid shall automatically become due and payable and the obligation of the Borrowers to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.
All such rights, powers and remedies shall be cumulative and not alternative and enforceable, in Required Lenders’ Sole Discretion, alternatively, successively, or concurrently on any one or more occasions, and shall include, without limitation, the right to apply to a court of equity for an injunction to restrain a breach or threatened breach by any Borrower of this Agreement or any of the other Loan Documents. Any single or partial exercise of, or forbearance, failure or delay in exercising any right, power or remedy shall not be, nor shall any such single or partial exercise of, or forbearance, failure or delay be deemed to be a limitation, modification or waiver of any right, power or remedy and shall not preclude the further exercise thereof; and every right, power and remedy of Administrative Agent or Lenders shall continue in full force and effect until such right, power and remedy is specifically waived by an instrument in writing executed and delivered with respect to each such waiver by such parties.
     10.03 Application of Funds.
     After the exercise of remedies provided for in Section 10.02 (or after the Revolving Credit Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 10.02) any amounts received on account of the Obligations shall be applied by the Administrative Agent in the following order:
     First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including Attorney Costs and amounts payable under Article III) payable to the Administrative Agent in its capacity as such and including all costs and expenses (including Attorney Costs, trustee fees and court costs) incurred in connection with any collection, receipt, recovery, appropriation, foreclosure or realization, or from any use, operation, sale, assignment, lease, pledge, transfer, delivery or disposition of all or any of the Collateral, or with respect to the care, safekeeping, custody, maintenance, protection, administration or otherwise of any and all of said Collateral or in any way relating to the rights of Administrative Agent and Lenders under this Agreement;
     Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal, interest and Letter of Credit Fees) payable to the Lenders (including Attorney Costs and amounts payable under Article III), ratably among them in proportion to the amounts described in this clause Second payable to them;
     Third, to payment of that portion of the Obligations constituting accrued and unpaid Letter of Credit Fees and interest on the Revolving Credit Loans and L/C Borrowings, ratably among the Lenders in proportion to the respective amounts described in this clause Third payable to them;
     Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Revolving Credit Loans and L/C Borrowings, ratably among the Lenders in proportion to the respective amounts described in this clause Fourth held by them;
     Fifth, to the Administrative Agent for the account of the L/C Issuer, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit;
     Sixth, to the payment, satisfaction or discharge of any other Indebtedness or Obligations (including any reimbursement, subrogation, contribution or other obligation to any Person), or otherwise as may be permitted or as required by any law, rule or regulation (including Section 9-615(a)(3) of the UCC); and
     Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrowers or as otherwise required by Law.

Subject to Section 2.10(c), amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fifth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.
     10.04 Required Notice of Sale.
     In exercising its rights, powers and remedies as secured party, Administrative Agent, on behalf of the Lenders, agrees to give Borrowers 10 days’ notice of the time and place of any public sale of Collateral or of the time after which any private sale of Collateral may take place, unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market. Borrowers agree that such period and notice is commercially reasonable under the circumstances.
ARTICLE XI.
RIGHT TO CURE; POST-DEFAULT POWER OF ATTORNEY
     11.01 Right to Cure.
     Administrative Agent, on behalf of the Lenders, may, at its option but without any obligation, after an Event of Default that is continuing cure any default by Borrowers under any Contractual Obligation including the Principal Agreements and Leases or pay or bond on appeal any judgment entered against Borrowers; discharge taxes or other Liens at any time levied on or existing with respect to the Collateral; and pay any amount, incur any expense or perform any act which, in Administrative Agent’s judgment, is necessary or appropriate to preserve, protect, insure or maintain the Collateral and the rights of Administrative Agent or Lenders with respect thereto. Administrative Agent may add any amounts so expended to the Obligations, such amounts to be repayable by Borrowers on demand. Administrative Agent shall be under no obligation to effect such cure, payment or bonding and shall not, by doing so, be deemed to have assumed any obligation or liability of Borrowers. Any payment made or other action taken by Administrative Agent under this Section shall be without prejudice to any right to assert an Event of Default hereunder and to proceed accordingly.
     11.02 Power of Attorney.
     Each Borrower hereby irrevocably constitutes and appoints, effective on and after the occurrence of an Event of Default, Administrative Agent acting through any officer or Agent thereof, with full power of substitution, as such Borrower’s true and lawful attorney-in-fact with full irrevocable power and authority in such Borrower’s place and stead and in such Borrower’s name or in its own name, from time to time in Administrative Agent’s Discretion, to receive, open and dispose of mail addressed to such Borrower, to take any and all action, to do all things, to execute, endorse, deliver and file any and all writings, documents, instruments, notices, statements (including financing statements, and writings to correct any error or ambiguity in any Loan Document), applications and registrations (including registrations and licenses for securities, copyrights, patents, and trademarks), checks, drafts, acceptances, money orders, or other evidence of payment or proceeds, which may be or become necessary or desirable in the

Sole Discretion of Administrative Agent to accomplish the terms, purposes and intent of, or to fulfill Borrowers’ obligations under this Agreement and the other Loan Documents, including the right to enter into any control agreements on behalf of each such Borrower as described in Section 6.14, to appear in and defend any action or proceeding brought with respect to the Collateral or any Company-Owned Property, and to bring any action or proceeding, in the name and on behalf of any Borrower, which Administrative Agent, in its Sole Discretion, deems necessary or desirable to protect its interest in the Collateral or any Property. This power is coupled with an interest and is irrevocable. THIS POWER DOES NOT AND SHALL NOT BE CONSTRUED TO AUTHORIZE ANY CONFESSION OF JUDGMENT. Each Borrower hereby releases Administrative Agent, Lenders and their respective officers, directors, members, partners, trustees, debt holders, employees, representatives, agents and designees from any liabilities arising from any act or acts under this power of attorney and in furtherance thereof, whether of omission or commission, except and only to the extent the same results from the applicable released party’s own gross negligence or willful misconduct as determined pursuant to a final non-appealable order of a court of competent jurisdiction.
ARTICLE XII.
ADMINISTRATIVE AGENT
     12.01 Appointment and Authorization of Administrative Agent.
     (a) Each Lender hereby irrevocably appoints, designates and authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere herein or in any other Loan Document, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” herein and in the other Loan Documents with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.
     (b) The L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and the L/C Issuer shall have all of the benefits and immunities (i) provided to the Administrative Agent in this Article XII with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and the applications and agreements for letters of credit pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in this Article XII and in the definition of “Agent-Related Person” included the L/C Issuer with respect to such acts or omissions, and (ii) as additionally provided herein with respect to the L/C Issuer.

     12.02 Delegation of Duties.
     The Administrative Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct.
     12.03 Liability of Administrative Agent.
     No Agent-Related Person shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct in connection with its duties expressly set forth herein), or (b) be responsible in any manner to any Lender or participant for any recital, statement, representation or warranty made by any Borrower or any officer thereof, contained herein or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of any Borrower or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender or participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Borrower or any Affiliate thereof.
     12.04 Reliance by Administrative Agent.
     (a) The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, electronic mail message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to any Borrower), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under any Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders (or such greater number of Lenders as may be expressly required hereby in any instance) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.

     (b) For purposes of determining compliance with the conditions specified in Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.
     12.05 Notice of Default.
     The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Lenders, unless the Administrative Agent shall have received written notice from a Lender or any Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default.” The Administrative Agent will notify the Lenders of its receipt of any such notice. The Administrative Agent shall take such action with respect to such Default or Event of Default as may be directed by the Required Lenders in accordance with Article X; provided, however, that unless and until the Administrative Agent has received any such direction, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of the Lenders.
     12.06 Credit Decision; Disclosure of Information by Administrative Agent.
     Each Lender acknowledges that no Agent-Related Person has made any representation or warranty to it, and that no act by the Administrative Agent hereafter taken, including any consent to and acceptance of any assignment or review of the affairs of any Borrower or any Affiliate thereof, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender as to any matter, including whether Agent-Related Persons have disclosed material information in their possession. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrowers and their respective Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrowers and the other Borrowers hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrowers and the other Borrowers. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent herein, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Borrowers or any of their respective Affiliates which may come into the possession of any Agent-Related Person.
     12.07 Indemnification of Administrative Agent.
     Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand each Agent-Related Person (to the extent not reimbursed by or on behalf of any Borrower and without limiting the obligation of any Borrower to do so), pro rata, and hold harmless each Agent-Related Person from and against any and all Indemnified Liabilities incurred by it; provided, however, that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities to the extent determined in a final, nonappealable judgment by a court of competent jurisdiction to have resulted from such Agent-Related Person’s own gross negligence or willful misconduct; provided, however, that no action taken in accordance with the directions of the Required Lenders shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section. Without limitation of the foregoing, each Lender shall reimburse the Administrative Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of the Borrowers. The undertaking in this Section shall survive termination of the Aggregate Commitments, the payment of all other Obligations and the resignation of the Administrative Agent.
     12.08 Administrative Agent in its Individual Capacity.
     Wells Fargo and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with each of the Borrowers and their respective Affiliates as though Wells Fargo were not the Administrative Agent or the L/C Issuer hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, Wells Fargo or its Affiliates may receive information regarding any Borrower or its Affiliates (including information that may be subject to confidentiality obligations in favor of such Borrower or such Affiliate) and acknowledge that the Administrative Agent shall be under no obligation to provide such information to them. With respect to its Revolving Credit Loans, Wells Fargo shall have the same rights and powers under this Agreement as any other Lender and may exercise such rights and powers as though it were not the Administrative Agent or the L/C Issuer, and the terms “Lender” and “Lenders” include Wells Fargo in its individual capacity.
     12.09 Successor Administrative Agent.
     The Administrative Agent may resign as Administrative Agent upon 30 days’ notice to the Lenders and Famous Dave’s. If the Administrative Agent resigns under this Agreement, the Required Lenders shall appoint from among the Lenders a successor administrative agent for the

Lenders, which successor administrative agent shall be consented to by the Borrowers at all times other than during the existence of an Event of Default (which consent of the Borrowers shall not be unreasonably withheld or delayed). If no successor administrative agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Lenders and the Borrowers, a successor administrative agent from among the Lenders. Upon the acceptance of its appointment as successor administrative agent hereunder, the Person acting as such successor administrative agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and the term “Administrative Agent” shall mean such successor administrative agent and the retiring Administrative Agent’s appointment, powers and duties as Administrative Agent shall be terminated. After any retiring Administrative Agent’s resignation hereunder as Administrative Agent, the provisions of this Article XII and Sections 15.04 and 15.05 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement. If no successor administrative agent has accepted appointment as Administrative Agent by the date which is 30 days following a retiring Administrative Agent’s notice of resignation, the retiring Administrative Agent’s resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above.
     12.10 Administrative Agent May File Proofs of Claim.
     In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Borrower, the Administrative Agent (irrespective of whether the principal of any Revolving Credit Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrowers) shall be entitled and empowered, by intervention in such proceeding or otherwise
     (a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Revolving Credit Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Sections 2.06, 2.10(i), 2.10(j) and 10.04) allowed in such judicial proceeding; and
     (b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.06 and 15.04.
     Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.
     12.11 Collateral Matters.
     The Lenders irrevocably authorize the Administrative Agent, at its option and in its Sole Discretion, to release any Collateral or other security for the Obligations from the Liens imposed by the Loan Documents: (i) upon termination of all Commitments and payment in full of all Revolving Credit Loans and all other Obligations payable under this Agreement and under any other Loan Document (other than contingent indemnification obligations) and provided no L/C Obligations are outstanding, no Lender has any obligation to make any Revolving Credit Loan and the L/C Issuer has no obligation to issue, extend or renew any Letters of Credit, (ii) in connection with the sale of such Collateral or other security pursuant to any Disposition permitted under the terms of this Agreement, (iii) in accordance with any provision for the release thereof provided for in this Agreement or the other Loan Documents, or (iv) subject to Section 15.01, if approved, authorized or ratified in writing by the Required Lenders.
     Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property pursuant to this Section 12.11.
     12.12 Duties in the Case of Enforcement.
     In case one of more Events of Default have occurred and shall be continuing, the Administrative Agent shall, if (a) so requested (or consented to) by the Required Lenders and (b) the Lenders have provided to the Administrative Agent such additional indemnities and assurances against expenses and liabilities as the Administrative Agent may reasonably request, proceed to enforce the provisions of any Loan Documents authorizing the sale or other disposition of all or any part of the Collateral (or any other property which is security for the Obligations) and exercise all or any such other legal and equitable and other rights or remedies as it may have in respect of such Collateral (or such other property). The Required Lenders may direct the Administrative Agent in writing as to the method and the extent of any such sale or other disposition, the Lenders hereby agreeing to indemnify and hold the Administrative Agent, harmless from all liabilities incurred in respect of all actions taken or omitted in accordance with such directions, provided that the Administrative Agent need not comply with any such direction to the extent that the Administrative Agent reasonably believes the Administrative Agent’s compliance with such direction to be unlawful or commercially unreasonable in any applicable jurisdiction.
     12.13 Other Agents; Co-Lead Arrangers and Syndication Agent.

     None of the Lenders or other Persons identified on the facing page or signature pages of this Agreement as a “syndication agent,” or “co-lead arranger” shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than, in the case of such Lenders, those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders or other Persons so identified shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders or other Persons so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.
     12.14 Advertising, Promotion and Marketing
     The Administrative Agent and each Lender may, and each Borrower hereby authorizes the Administrative Agent and each Lender to, include references to such Borrower and its Subsidiaries, and utilize any logo or other distinctive symbol associated with such Borrower or any of its Subsidiaries, in connection with any advertising, promotion or marketing undertaken by the Administrative Agent or such Lender.
ARTICLE XIII.
CONTRIBUTION AMONG THE BORROWERS
     13.01 Contribution.
     To provide for just and equitable contribution among the Borrowers, if any payment is made by one Borrower (a “Funding Borrower”) hereunder or under any other Loan Document in respect of the Obligations, such Funding Borrower shall be entitled to a contribution from the other Borrower for all payments, damages and expenses incurred by such Funding Borrower under or in connection with such Obligations, such contributions to be made in the manner and to the extent set forth below. Any amount payable as a contribution under this Agreement shall be determined as of the date on which the related payment is made by a Funding Borrower.
     13.02 Calculation of Contributions.
     Each Borrower shall be liable for contribution to each Funding Borrower in respect of all payments, damages and expenses incurred by such Funding Borrower hereunder or under any other Loan Document in an aggregate amount, subject to Section 13.03, equal to (i) the ratio of (x) the Property Worth of all Collateral and other security for the Obligations owned by such Borrower, to (y) the Property Worth of the entire Collateral and other security for the Obligations owned by all of the Borrowers collectively, multiplied by (ii) the aggregate amount of such payments, damages and expenses incurred by such Funding Borrower under or in connection with the Secured Obligations. As used herein, the term “Property Worth” shall mean, with respect to each Borrower, the fair market value such Borrower’s right, title and interest in and to the Collateral and other security for the Obligations as of the Disbursement Date.
     13.03 Rights to Contribution Subordinated.
     Each Borrower agrees that all of its rights to receive contributions under this Article XIII (whether for payments, damages, expenses or otherwise) and all of its rights, if any, to be subrogated to any of the rights of Administrative Agent or Lenders shall be subordinated in right of payment (in liquidation or otherwise) to the prior payment in full in cash of all of the Obligations (whether for principal, interest, premium or otherwise). If any amount shall at any time be paid to a Borrower on account of such rights of contribution or subrogation, or in contravention of the provisions of this Article XIII at any time, such amount shall be held in trust, segregated from the other assets of such Borrower, for the benefit of the Administrative Agent and Lenders and shall promptly be paid to the Administrative Agent. The foregoing shall constitute a continuing offer to, and agreement with, all persons that from time to time may become holders of, or continue to hold, Obligations under this Agreement, and the provisions of the foregoing sentence are made for the benefit of such holders and such holders, as third party beneficiaries hereunder, are entitled to enforce such provisions.
ARTICLE XIV.
FINANCIAL COVENANTS
     The Borrowers covenant and agree that, so long as any Revolving Credit Loans, L/C Obligations or other Obligations are outstanding or any Lender has any obligation to make any Revolving Credit Loan or the L/C Issuer has any obligation to issue, extend or renew any Letters of Credit:
     14.01 Adjusted Leverage Ratio.
     As of the end of any fiscal quarter in any fiscal year referenced in the table below, the Adjusted Leverage Ratio for the Reference Period then ended shall not exceed the ratio set forth opposite such fiscal year in such table:

Fiscal Year	Ratio
FY 2006	4.00:1.00
FY 2007	3.90:1.00
FY 2008	3.80:1.00
FY 2009	3.70:1.00
FY 2010	3:60:1:00
FY 2011	3:60:1:00
     14.02 Consolidated Cash Flow Ratio.
     As of the end of any fiscal quarter referenced in the table below, the Consolidated Cash Flow Ratio for the Reference Period then ended shall not be less than the ratio set forth opposite such fiscal quarter in such table:

Fiscal Quarter	Ratio
From Closing Date through 2nd fiscal quarter 2008 (ending June 29, 2008)	1.75:1.00
From 3rd fiscal quarter 2008 (beginning June 30, 2008) through 4th fiscal quarter 2009 (ending January 3, 2010)	2.00:1.00
From 1st fiscal quarter 2010 (beginning January 4, 2010) and thereafter	2.25:1.00
     14.03 Capital Expenditures.
     No Borrower shall, nor shall any Borrower permit any Subsidiary to, directly or indirectly make or become legally obligated to make any Growth Capital Expenditures costing in excess of the following amounts in the aggregate for the Borrowers and their Subsidiaries during each applicable fiscal year:

Fiscal Year	Ratio
FY 2006	$15,000,000
FY 2007	$22,250,000
FY 2008	$22,250,000
FY 2009	$30,000,000
FY 2010	$30,000,000
FY 2011	$30,000,000
     In additional and without limited the foregoing, no Borrower shall, nor shall any Borrower permit any Subsidiary to, at any time, directly or indirectly (a) become legally obligated to make any Growth Capital Expenditures, or (b) make any Growth Capital Expenditures which any Borrower or any such Subsidiary was not previously legally obligated to make, if, in either case, after giving effect thereto, the Adjusted Leverage Ratio is, or would be, greater than the Incurrence Ratio.
ARTICLE XV.
MISCELLANEOUS
     15.01 Amendments, Etc.
     No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by any Borrower or any other Borrower therefrom, shall be effective unless in writing signed by the Required Lenders and the Borrowers or the applicable Borrower, as the case may be, and acknowledged by the Administrative Agent and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:
     (a) waive any condition set forth in Section 4.01(a) without the written consent of each Lender;
     (b) extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 10.02) without the written consent of such Lender;
     (c) postpone any date fixed by this Agreement or any other Loan Document for any payment or mandatory prepayment of principal, interest, fees or other amounts due to the Lenders (or any of them) or any scheduled or mandatory reduction of the Aggregate Commitments hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby;
     (d) reduce the principal of, or the rate of interest specified herein on, any Revolving Credit Loan or L/C Borrowing, or (subject to clause (iv) below in this Section 15.01) any fees or other amounts payable hereunder or under any other Loan Document, without the written consent of each Lender directly affected thereby; provided, however, that only the consent of the Required Lenders shall be necessary to amend the definition of “Default Rate” or to waive any obligation of the Borrowers to pay interest or Letter of Credit Fees at the Default Rate;
     (e) change Section 2.09 or Section 10.03 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender;
     (f) change any provision of this Section or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lender required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender; or
     (g) release all or substantially all of the Collateral or other collateral securing the Revolving Credit Loans without the written consent of each Lender;
and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the L/C Issuer in addition to the Lenders required above, affect the rights or duties of the L/C Issuer under this Agreement or any Letter of Credit Application relating to any Letter of Credit issued or to be issued by it, and (ii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Lender may not be increased or extended without the consent of such Lender.
     15.02 Notices and Other Communications; Facsimile Copies.

     (a) General. Unless otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including by facsimile transmission). All such written notices shall be mailed, faxed or delivered to the applicable address, facsimile number or electronic mail address, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:
     (i) if to the Borrowers, the Administrative Agent or the L/C Issuer, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 15.02 or to such other address, facsimile number or telephone number as shall be designated by such party in a notice to the other parties; and
     (ii) if to any other Lender, to the address, facsimile number or telephone number specified for such Lender on Schedule 15.02 or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the Borrowers, the Administrative Agent and the L/C Issuer.
All such notices and other communications shall be deemed to be given or made upon the earlier to occur of (i) actual receipt by the relevant party hereto and (ii) (A) if delivered by hand or by courier, when signed for by or on behalf of the relevant party hereto; (B) if delivered by mail, four Business Days after deposit in the mails, postage prepaid; (C) if delivered by facsimile, when sent and receipt has been confirmed by telephone, and (D) if delivered by electronic mail, when delivered; provided, however, that notices and other communications to the Administrative Agent and/or the L/C Issuer pursuant to Article II shall not be effective until actually received by such Person. In no event shall a voicemail message be effective as a notice, communication or confirmation hereunder.
     (b) Effectiveness of Facsimile Documents and Signatures. Loan Documents and/or executed signature pages thereto may be transmitted by facsimile. The effectiveness of any such documents and signatures shall, subject to applicable Law, have the same force and effect as manually-signed originals and shall be binding on all Borrowers, the Administrative Agent and the Lenders. The Administrative Agent may also require that any such documents and signatures be confirmed by a manually-signed original thereof; provided, however, that the failure to request or deliver the same shall not limit the effectiveness of any facsimile document or signature.
     (c) Reliance by Administrative Agent and Lenders. The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic Revolving Credit Loan Notices) purportedly given by or on behalf of any Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrowers shall indemnify each Agent-Related Person and each Lender from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of any Borrower. All telephonic notices to and other communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.
     15.03 No Waiver; Cumulative Remedies.

     No failure by any Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.
     15.04 Attorney Costs, Expenses and Taxes.
     Each Borrower agrees (a) to pay or reimburse the Administrative Agent for all costs and expenses incurred in connection with the development, preparation, negotiation and execution of this Agreement and the other Loan Documents and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated hereby or thereby are consummated), and the consummation and administration of the transactions contemplated hereby and thereby, including all Attorney Costs, and (b) to pay or reimburse the Administrative Agent and each Lender for all costs and expenses incurred in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or the other Loan Documents (including all such costs and expenses incurred during any “workout” or restructuring in respect of the Obligations and during any legal proceeding, including any proceeding under any Debtor Relief Law), including all Attorney Costs. The foregoing costs and expenses shall include all search, filing, recording, title insurance and appraisal charges and fees and taxes related thereto, and other out-of-pocket expenses incurred by the Administrative Agent and the cost of independent public accountants and other outside experts retained by the Administrative Agent or any Lender. All amounts due under this Section 15.04 shall be payable within ten Business Days after demand therefor. The agreements in this Section shall survive the termination of the Aggregate Commitments and repayment of all other Obligations.
     15.05 Indemnification by the Borrowers.
     Whether or not the transactions contemplated hereby are consummated, each Borrower shall indemnify and hold harmless each Agent-Related Person, each Lender and their respective Affiliates, directors, officers, employees, counsel, agents and attorneys-in-fact (collectively the “Indemnitees”) from and against any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against any such Indemnitee in any way relating to or arising out of or in connection with (a) the execution, delivery, enforcement, performance or administration of any Loan Document or any other agreement, letter or instrument delivered in connection with the transactions contemplated thereby or the consummation of the transactions contemplated thereby, (b) any Commitment, Revolving Credit Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), or (c) any actual or alleged presence or release of Hazardous Materials on or from any property currently or formerly owned or operated by any Borrower or any Subsidiary, or any Environmental Liability related in any way to any Borrower or any Subsidiary, or (d) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding) and regardless of whether any Indemnitee is a party thereto (all the foregoing, collectively, the “Indemnified Liabilities”); provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses or disbursements are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee. No Indemnitee shall be liable for any damages arising from the use by others of any information or other materials obtained through IntraLinks, any website or other similar information transmission systems in connection with this Agreement, nor shall any Indemnitee have any liability for any indirect or consequential damages relating to this Agreement or any other Loan Document or arising out of its activities in connection herewith or therewith (whether before or after the Closing Date). All amounts due under this Section 15.05 shall be payable within ten Business Days after demand therefor. The agreements in this Section shall survive the resignation of the Administrative Agent, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.
     15.06 Payments Set Aside.
     To the extent that any payment by or on behalf of any Borrower is made to the Administrative Agent or any Lender, or the Administrative Agent or any Lender exercises its right of set-off, and such payment or the proceeds of such set-off or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect.
     15.07 Successors and Assigns.
     (a) Conditions to Assignment by Lenders. Except as provided herein, each Lender may assign to one or more commercial banks, other financial institutions or other Persons, all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Revolving Credit Loans at the time owing to it; provided that (1) the Administrative Agent shall have given its prior written consent to such assignment, which consent will not be unreasonably withheld, conditioned or delayed; except that the consent of the Administrative Agent shall not be required in connection with any assignment by a Lender to (i) an existing Lender or (ii) an Affiliate of such Lender, provided that if such Lender or Affiliate is (or would, if it were a Lender, be) a Foreign Lender, such Person has complied with the requirements set forth in Section 15.15 (as though it were a Lender) prior to such assignment, (2)

each such assignment shall be of a constant, and not a varying, percentage of all the assigning Lender’s rights and obligations in respect of its Commitment and the Revolving Credit Loans at the time owing to it, (3) each assignment, shall be in a minimum amount of $2,000,000 (or, if less, such Lender’s entire Commitment and Revolving Credit Loans) or such lesser amount consented to by the Administrative Agent, and (4) the parties to such assignment shall execute and deliver to the Administrative Agent, for recording in the Register (as hereinafter defined), an Assignment and Assumption, together with any Notes subject to such assignment. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Assumption, which effective date shall (unless otherwise consented to by Administrative Agent) be at least five (5) Business Days after the execution thereof, (aa) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Assumption, have the rights and obligations of a Lender hereunder, and (bb) the assigning Lender shall, to the extent provided in such assignment and upon payment to the Administrative Agent of the registration fee referred to in Section 15.07(c), be released from its obligations under this Agreement.
     (b) Certain Representations and Warranties; Limitations; Covenants. By executing and delivering an Assignment and Assumption, the parties to the assignment thereunder confirm to and agree with each other and the other parties hereto as follows:
     (1) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim, the assigning Lender makes no representation or warranty, express or implied, and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or the attachment, perfection or priority of any security interest or mortgage,
     (2) the assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrowers and their Subsidiaries or any other Person primarily or secondarily liable in respect of any of the Obligations, or the performance or observance by the Borrowers and their Subsidiaries or any other Person primarily or secondarily liable in respect of any of the Obligations of any of their obligations under this Agreement or any of the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto;
     (3) such assignee confirms that it has received a copy of this Agreement (together with any amendments thereto), together with copies of the most recent financial statements referred to in Section 5.05 and Section 6.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Assumption;
     (4) such assignee will, independently and without reliance upon the assigning Lender, the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement;

     (5) such assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Administrative Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto;
     (6) such assignee agrees that it will perform in accordance with this Agreement and the other Loan Documents all of the obligations that by the terms thereof are required to be performed by it as a Lender;
     (7) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Assumption;
     (8) such assignee acknowledges that it has made arrangements with the assigning Lender satisfactory to such assignee with respect to its pro rata share of letter of credit fees in respect of outstanding Letters of Credit; and
     (9) such assignee acknowledges that it has complied with the provisions of Section 15.15 to the extent applicable.
     (c) Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrowers, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Revolving Credit Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrowers, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrowers and any Lender, at any reasonable time and from time to time upon reasonable prior notice. The Register shall be available for inspection by the Borrowers and the Lenders at any reasonable time and from time to time upon reasonable prior notice. Upon each such recordation, the assigning Lender agrees to pay to the Administrative Agent a registration fee in the sum of $3,500.
     (d) New Notes. Upon its receipt of an Assignment and Assumption executed by the parties to such assignment, the Administrative Agent shall (a) record the information contained therein in the Register, and (b) give prompt notice thereof to the Borrowers and the Lenders (other than the assigning Lender). Within five (5) Business Days after receipt of such notice, each Borrower (at its expense) shall execute and deliver a Note to the assignee Lender.
     (e) Participations. Any Lender may at any time, without the consent of, or notice to, any Borrower or the Administrative Agent, sell participations to any Person (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Revolving Credit Loans (including such Lender’s participations in L/C Obligations) owing to it); provided that (1) each of the Administrative Agent and, unless an Event of Default shall have occurred and be continuing, the Borrowers shall have given their prior written consent to such sale of a participation, which consents will not be unreasonably withheld, conditioned or delayed, except that the consent of the Borrowers or the Administrative Agent shall not be required in connection with any sale of a participation by a Lender to (i) an existing Lender or (ii) an Affiliate of such Lender, (2) each such participation shall be in an amount of not less than $3,000,000, (3) such Lender’s obligations under this Agreement shall remain unchanged, and (4) the Borrowers, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 15.01 that directly affects such Participant.
     (f) Assignee or Participant Affiliated with the Borrowers. If any assignee Lender is an Affiliate of any Borrower, then any such assignee Lender shall have no right to vote as a Lender hereunder or under any of the other Loan Documents for purposes of granting consents or waivers or for purposes of agreeing to amendments or other modifications to any of the Loan Documents or for purposes of making requests to the Administrative Agent pursuant to Article X, and the determination of the Required Lenders shall for all purposes of this Agreement and the other Loan Documents be made without regard to such assignee Lender’s interest in any of the Commitments or Revolving Credit Loans. If any Lender sells a participating interest in any of the Revolving Commitments or Revolving Credit Loans to a participant, and such participant is a Borrower or an Affiliate of a Borrower, then such transferor Lender shall promptly notify the Administrative Agent of the sale of such participation. A transferor Lender shall have no right to vote as a Lender hereunder or under any of the other Loan Documents for purposes of granting consents or waivers or for purposes of agreeing to amendments or modifications to any of the Loan Documents or for purposes of making requests to the Administrative Agent pursuant to Article X to the extent that such participation is beneficially owned by a Borrower or any Affiliate of a Borrower, and the determination of the Required Lenders shall for all purposes of this Agreement and the other Loan Documents be made without regard to the interest of such transferor Lender in the Revolving Credit Loans or Commitments to the extent of such participation.
     (g) Miscellaneous Assignment Provisions. Any assigning Lender shall retain its rights to be indemnified pursuant to Section 15.05 with respect to any claims or actions arising prior to the date of such assignment. Anything contained in this Section 15.07 to the contrary notwithstanding, any Lender may at any time pledge or assign a security interest in all or any portion of its interest and rights under this Agreement (including all or any portion of its Notes) to secure obligations of such Lender, including any pledge or assignment to secure obligations to (a) any of the twelve Federal Reserve Banks organized under §4 of the Federal Reserve Act, 12 U.S.C. §341 and (b) with respect to any Lender that is a fund that invests in bank loans, to any lender or any trustee for, or any other representative of, holders of obligations owed or securities issued by such fund as security for such obligations or securities or any institutional custodian for such fund or for such lender. Any foreclosure or similar action by any Person in respect of such pledge or assignment shall be subject to the other provisions of this Section 15.07. No such pledge or the enforcement thereof shall release the pledgor Lender from its obligations hereunder or under any of the other Loan Documents, provide any voting rights hereunder to the pledgee thereof, or affect any rights or obligations of the Borrowers or Administrative Agent hereunder.
     (h) Assignment by Borrowers. The Borrowers shall not assign or transfer any of their rights or obligations under this Agreement or any of the Loan Documents without (i) the prior written consent of each of the Lenders and (ii) the payment to the Administrative Agent, on behalf of the Lenders, of an assignment fee in an amount equal to 1.0% of the amount to be assigned and all costs and expenses associated with any such assignment. For purposes of this Agreement, a Change in Control (whether by equity sale, issuance or otherwise) shall constitute an assignment hereof.
     (i) Syndication. The Borrowers hereby agree, at the request of the Administrative Agent, to use commercially reasonable efforts to assist and cooperate with the Administrative Agent in efforts to complete any syndication of the Commitments and the Revolving Credit Loans hereunder, including, but not limited to, promptly preparing and providing materials and information reasonably deemed necessary by the Administrative Agent to successfully complete and otherwise facilitate such syndication, including all projections required to be delivered pursuant to Section 5.05 and Section 6.01. The Borrowers and each of their directors, officers, employees and agents shall, at the reasonable request of the Administrative Agent, use commercially reasonable efforts to meet with any potential lender and provide such additional information as such Persons may reasonably request.
     (j) Assignment by Wells Fargo. Notwithstanding anything to the contrary contained herein, if at any time Wells Fargo assigns all of its Commitment and Revolving Credit Loans pursuant to subsection (a) above, Wells Fargo may, upon thirty (30) days’ notice to the Borrowers and the Lenders, resign as L/C Issuer. In the event of any such resignation as L/C Issuer, the Borrowers shall be entitled to appoint from among the Lenders a successor L/C Issuer hereunder, subject to the acceptance by such Lender of such appointment; provided, however, that no failure by the Borrowers to appoint any such successor or any failure by any such Lender to accept such an appointment shall affect the resignation of Wells Fargo as L/C Issuer. If Wells Fargo resigns as L/C Issuer, it shall retain all the rights and obligations of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Revolving Credit Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.10(c)).
     15.08 Confidentiality.
     Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to any Borrower and its obligations, (g) with the consent of the Borrowers or (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent or any Lender on a nonconfidential basis from a source other than the Borrowers. For purposes of this Section, “Information” means all information received from any Borrower relating to any Borrower or any of their respective businesses, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by any Borrower, provided that, in the case of information received from a Borrower after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. Notwithstanding anything herein to the contrary, “Information” shall not include, and the Administrative Agent and each Lender may disclose without limitation of any kind, any information with respect to the “tax treatment” and “tax structure” (in each case, within the meaning of Treasury Regulation Section 1.6011-4) of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are provided to the Administrative Agent or such Lender relating to such tax treatment and tax structure; provided that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the tax treatment or tax structure of the Revolving Credit Loans, Letters of Credit and transactions contemplated hereby. In addition, the Administrative Agent may disclose to any agency or organization that assigns standard identification numbers to loan facilities such basic information describing the facilities provided hereunder as is necessary to assign unique identifiers (and, if requested, supply a copy of this Agreement), it being understood that the Person to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to make available to the public only such Information as such person normally makes available in the course of its business of assigning identification numbers
     15.09 Set-off.
     In addition to any rights and remedies of the Lenders provided by law, upon the occurrence and during the continuance of any Event of Default, each Lender is authorized at any time and from time to time, without prior notice to any Borrower or any other Borrower, any such notice being waived by each Borrower (on its own behalf and on behalf of each Borrower) to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Lender to or for the credit or the account of the respective Borrowers against any and all Obligations owing to such Lender hereunder or under any other Loan Document, now or hereafter existing, irrespective of whether or not the Administrative Agent or such Lender shall have made demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured or denominated in a currency different from that of the applicable deposit or indebtedness. Each Lender agrees promptly to notify the Borrowers and the Administrative Agent after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.
     15.10 Interest Rate Limitation.
     Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents, together with all fees, charges and other amounts that may be treated as interest under applicable law (collectively, the “Charges”) shall not exceed the maximum lawful rate of interest permitted by applicable Law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive Charges in an amount that exceeds the Maximum Rate, the excess Charges shall be applied to the principal of the Revolving Credit Loans or, if it exceeds such unpaid principal, refunded to the Borrowers. In determining whether the Charges contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.
     15.11 Counterparts.
     This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
     15.12 Integration.
     This Agreement, together with the other Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control; provided that the inclusion of supplemental rights or remedies in favor of the Administrative Agent or the Lenders in any other Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.
     15.13 Survival of Representations and Warranties.
     All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default or Event of Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Revolving Credit Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.
     15.14 Severability.
     If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
     15.15 Tax Forms.
     (a) (i) Each Lender that is not a “United States person” within the meaning of Section 7701(a)(30) of the Code (a “Foreign Lender”) shall deliver to the Administrative Agent, prior to receipt of any payment subject to withholding under the Code (or upon accepting an assignment of an interest herein), two duly signed completed copies of either IRS Form W-8BEN or any successor thereto (relating to such Foreign Lender and entitling it to an exemption from, or reduction of, withholding tax on all payments to be made to such Foreign Lender by the any Borrower pursuant to this Agreement) or IRS Form W-8ECI or any successor thereto (relating to all payments to be made to such Foreign Lender by any Borrower pursuant to this Agreement) or such other evidence satisfactory to the Borrowers and the Administrative Agent that such Foreign Lender is entitled to an exemption from, or reduction of, U.S. withholding tax, including any exemption pursuant to Section 881(c) of the Code. Thereafter and from time to time, each such Foreign Lender shall (A) promptly submit to the Administrative Agent such additional duly completed and signed copies of one of such forms (or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities) as may then be available under then current United States laws and regulations to avoid, or such evidence as is satisfactory to the Borrowers and the Administrative Agent of any available exemption from or reduction of, United States withholding taxes in respect of all payments to be made to such Foreign Lender by any Borrower pursuant to this Agreement, (B) promptly notify the Administrative Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction, and (C) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Lender, and as may be reasonably necessary (including the re-designation of its Lending Office) to avoid any requirement of applicable Laws that the Borrowers make any deduction or withholding for taxes from amounts payable to such Foreign Lender.
     (ii) Each Foreign Lender, to the extent it does not act or ceases to act for its own account with respect to any portion of any sums paid or payable to such Lender under any of the Loan Documents (for example, in the case of a typical participation by such Lender), shall deliver to the Administrative Agent on the date when such Foreign Lender ceases to act for its own account with respect to any portion of any such sums paid or payable, and at such other times as may be necessary in the determination of the Administrative Agent (in the reasonable exercise of its discretion), (A) two duly signed completed copies of the forms or statements required to be provided by such Lender as set forth above, to establish the portion of any such sums paid or payable with respect to which such Lender acts for its own account that is not subject to U.S. withholding tax, and (B) two duly signed completed copies of IRS Form W-8IMY (or any successor thereto), together with any information such Lender chooses to transmit with such form, and any other certificate or statement of exemption required under the Code, to establish that such Lender is not acting for its own account with respect to a portion of any such sums payable to such Lender.
     (iii) The Borrowers shall not be required to pay any additional amount to any Foreign Lender under Section 3.01 (A) with respect to any Taxes required to be deducted or withheld on the basis of the information, certificates or statements of exemption such Lender transmits with an IRS Form W-8IMY pursuant to this Section 15.15(a) or (B) if such Lender shall have failed to satisfy the foregoing provisions of this Section 15.15(a); provided that if such Lender shall have satisfied the requirement of this Section 15.15(a) on the date such Lender became a Lender or ceased to act for its own account with respect to any payment under any of the Loan Documents, nothing in this Section 15.15(a) shall relieve any Borrower of its obligation to pay any amounts pursuant to Section 3.01 in the event that, as a result of any change in any applicable law, treaty or governmental rule, regulation or order, or any change in the interpretation, administration or application thereof, such Lender is no longer properly entitled to deliver forms, certificates or other evidence at a subsequent date establishing the fact that such Lender or other Person for the account of which such Lender receives any sums payable under any of the Loan Documents is not subject to withholding or is subject to withholding at a reduced rate.
     (iv) The Administrative Agent may, without reduction, withhold any Taxes required to be deducted and withheld from any payment under any of the Loan Documents with respect to which the Borrowers are not required to pay additional amounts under this Section 15.15(a).
     (b) Upon the request of the Administrative Agent, each Lender that is a “United States person” within the meaning of Section 7701(a)(30) of the Code shall deliver to the Administrative Agent two duly signed completed copies of IRS Form W-9. If such Lender fails to deliver such forms, then the Administrative Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable back-up withholding tax imposed by the Code, without reduction.
     (c) If any Governmental Authority asserts that the Administrative Agent did not properly withhold or backup withhold, as the case may be, any tax or other amount from payments made to or for the account of any Lender, such Lender shall indemnify the Administrative Agent therefor, including all penalties and interest, any taxes imposed by any jurisdiction on the amounts payable to the Administrative Agent under this Section, and costs and expenses (including Attorney Costs) of the Administrative Agent. The obligation of the

Lenders under this Section shall survive the termination of the Aggregate Commitments, repayment of all other Obligations hereunder and the resignation of the Administrative Agent.
     15.16 Estoppel Certificates.
     Borrowers, within ten (10) days after request by Administrative Agent and at Borrowers’ expense, will furnish Administrative Agent and Lenders with a statement, duly acknowledged and certified, setting forth the amount of all Revolving Credit Loans, L/C Obligations and other Obligations and the offsets or defenses thereto, if any, all in form and substance reasonably acceptable to Administrative Agent.
     15.17 Recourse.
     Notwithstanding anything to the contrary contained in this Agreement or in any other Loan Document, the liability for payment of the Revolving Credit Loans, L/C Obligations and other Obligations and for the payment and performance of all other agreements, covenants and obligations contained herein or in any of the other Loan Documents, shall be the full recourse obligations of the Borrowers.
     15.18 Governing Law; Consent to Jurisdiction.
     (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE; PROVIDED THAT THE ADMINISTRATIVE AGENT AND EACH LENDER SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.
     (b) EACH PARTY HERETO HEREBY CONSENTS, UNCONDITIONALLY AND IRREVOCABLY, TO THE NONEXCLUSIVE JURISDICTION OF THE FEDERAL AND STATE COURTS OF THE STATE OF NEW YORK AND WAIVES ANY OBJECTION BASED ON VENUE OR FORUM NON CONVENIENS WITH RESPECT TO ANY PROCEEDING RELATING TO ANY MATTER, CLAIM OR DISPUTE ARISING UNDER THIS AGREEMENT, THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE OTHER THAN PURSUIT OF A JUDGMENT ON A NOTE WHERE SUIT IS ALSO BROUGHT IN THE STATE WHERE ANY COMPANY-OWNED PROPERTY IS LOCATED TO TAKE JURISDICTION OF SUCH COMPANY-OWNED PROPERTY. EACH BORROWER FURTHER CONSENTS, GENERALLY, UNCONDITIONALLY AND IRREVOCABLY, TO THE NONEXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS OF EACH STATE WHERE ANY COMPANY-OWNED PROPERTY IS LOCATED IN RESPECT OF ANY PROCEEDING RELATING TO ANY MATTER, CLAIM OR DISPUTE ARISING WITH RESPECT TO SUCH COMPANY-OWNED PROPERTY INCLUDING BUT NOT LIMITED TO FORECLOSURES, AND EACH BORROWER AGREES THAT ADMINISTRATIVE AGENT AND LENDERS SHALL HAVE THE RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST ANY BORROWER OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION WHICH

ADMINISTRATIVE AGENT OR LENDERS DEEM NECESSARY OR APPROPRIATE IN ORDER TO REALIZE ON THE COLLATERAL OR OTHER SECURITY FOR THE OBLIGATIONS OR TO OTHERWISE ENFORCE ITS RIGHTS AGAINST ANY BORROWER, ANY OTHER BORROWER OR THEIR RESPECTIVE PROPERTY. EACH BORROWER FURTHER IRREVOCABLY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS TO THE SERVICE OF PROCESS, GENERALLY, UNCONDITIONALLY AND IRREVOCABLY, AT THE ADDRESSES SET FORTH HEREIN IN CONNECTION WITH ANY OF THE AFORESAID PROCEEDINGS IN ACCORDANCE WITH THE RULES APPLICABLE TO SUCH PROCEEDINGS. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH BORROWER HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW HAVE OR HAVE IN THE FUTURE TO THE LAYING OF VENUE IN RESPECT OF ANY OF THE AFORESAID PROCEEDINGS BROUGHT IN THE COURTS REFERRED TO ABOVE AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. NOTHING HEREIN SHALL AFFECT THE RIGHT OF ADMINISTRATIVE AGENT AND LENDERS TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW OR TO COMMENCE PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY BORROWER IN ANY JURISDICTION. TO THE EXTENT THAT ANY BORROWER HAS OR MAY HEREAFTER ACQUIRE ANY IMMUNITY FROM THE JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGEMENT, ATTACHMENT IN AID OF EXECUTION, EXECUTION OR OTHERWISE) WITH RESPECT TO ANY BORROWER OR ANY BORROWER’S PROPERTY, EACH BORROWER HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT.
     15.19 Waiver of Right to Trial by Jury and Other Rights.
     TO THE MAXIMUM EXTENT PERMITTED BY LAW, EACH BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES THE RIGHT TO TRIAL BY JURY AND ANY RIGHT OR CLAIM TO ANY CONSEQUENTIAL DAMAGES, EXEMPLARY DAMAGES, EXPECTANCY DAMAGES, SPECIAL DAMAGES AND GENERAL DAMAGES IN RESPECT OF ANY LITIGATION BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENT (WHETHER VERBAL OR WRITTEN) OR ACTION OF ANY PARTY OR ANY EXERCISE BY ANY PARTY OF THEIR RESPECTIVE RIGHTS HEREUNDER OR IN ANY WAY RELATING TO ANY LOAN OR ANY PROPERTY (INCLUDING ANY ACTION TO RESCIND OR CANCEL THIS AGREEMENT, AND ANY CLAIM OR DEFENSE ASSERTING THAT THIS AGREEMENT WAS FRAUDULENTLY INDUCED OR IS OTHERWISE VOID OR VOIDABLE). THIS WAIVER IS A MATERIAL INDUCEMENT FOR ADMINISTRATIVE AGENT, LENDERS AND L/C ISSUER TO ENTER INTO THIS AGREEMENT AND TO MAKE THE CREDIT EXTENSIONS.
     15.20 Time of the Essence.

     For all payments to be made and all obligations to be performed under the Loan Documents, time is of the essence.
     15.21 Joint and Several Liability of Borrowers.
     The liability of all Borrowers hereunder, under the Notes and under each other Loan Document shall be joint and several. Each Borrower shall be primarily and directly liable hereunder, under the Notes and under each other Loan Document.
     15.22 Patriot Act Notice.
     Each Lender. the L/C Issuer and the Administrative Agent (for itself and not on behalf of any other party) hereby notifies the Borrowers that, pursuant to the requirements of the USA Patriot Act, Title III of Pub. L. 107-56, signed into law on October 26, 2001 (the “Patriot Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrowers and other information that will allow such Lender, the L/C Issuer or the Administrative Agent, as applicable, to identify the Borrowers in accordance with the Patriot Act.
     15.23 Ratification; Reaffirmation.
     (a) Except as expressly set forth in this Agreement, the Prior Credit Agreement (as amended and restated by this Agreement) and each of the other Loan Documents (including, without limitation, the Loan Documents executed in connection with the Prior Credit Agreement), are hereby ratified and remain in full force and effect. Nothing contained herein shall be deemed to be a novation of any Note or otherwise affect the priority of the lien of any of the Loan Documents.
     (b) Without in any way limiting the foregoing or any other provision of this Agreement and in addition to the representations and warranties contained in Article V of this Agreement, Borrowers hereby expressly reaffirm as of the date hereof that the representations and warranties of the Borrowers contained in the Loan Documents furnished in connection with the Prior Credit Agreement or thereafter at any time under or in connection with the Loan Documents, are true and correct on and as of the date hereof.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

FAMOUS DAVE’S OF AMERICA, INC.,
a Minnesota corporation

By:	/s/ Diana Purcel

Name:	Diana Purcel
Title:	Chief Financial Officer

D&D OF MINNESOTA, INC.,
a Minnesota corporation

By:	/s/ Diana Purcel

Name:	Diana Purcel
Title:	Chief Financial Officer

LAKE & HENNEPIN BBQ AND BLUES, INC.,
a Minnesota corporation

By:	/s/ Diana Purcel

Name:	Diana Purcel
Title:	Chief Financial Officer

FAMOUS DAVE’S RIBS, INC.,
a Minnesota corporation

By:	/s/ Diana Purcel

Name:	Diana Purcel
Title:	Chief Financial Officer

FAMOUS DAVE’S RIBS-U, INC.,
a Minnesota corporation

By:	/s/ Diana Purcel

Name:	Diana Purcel
Title:	Chief Financial Officer

S - 1

FAMOUS DAVE’S RIBS OF MARYLAND,
INC., a Minnesota corporation

By:	/s/ Christopher O’Donnell

Name:	Christopher O’Donnell
Title:	President

WELLS FARGO BANK, NATIONAL
ASSOCIATION, as Administrative Agent, L/C Issuer and as a Lender

By:

Name:

Title:

By:

Name:

Title:

S - 2

SCHEDULE 2.01
COMMITMENTS
AND PRO RATA SHARES

Lender	Commitment	Pro Rata Share

Wells Fargo Bank, National Association	$20,000,000.00	100%

Total	$20,000,000.00	100%

1

SCHEDULE 5.05
INDEBTEDNESS AS OF THE CLOSING DATE

Notes Payable to GE Capital Franchise Finance Corp.	$8,676,608

Finance Leases with GE Capital Franchise Finance Corp.	$4,500,000

1

SCHEDULE 5.06
LITIGATION
None

1

SCHEDULE 5.11
TAX LIENS AND WAIVERS
None

1

SCHEDULE 5.13
MERGERS, ETC., SUBSIDIARIES AND
OTHER EQUITY INVESTMENTS
Part (a). Mergers, Consolidations, Acquisitions, Other Names
Famous Dave’s of America, Inc. and Famous Dave’s Ribs, Inc. acquired substantially all of the assets of the Red River restaurant group relating to four (4) restaurants located in Maryland and Virginia during 2000.
Part (b). Subsidiaries
1. The following Borrowers are subsidiaries of Famous Dave’s of America, Inc.:
a.	D&D of Minnesota, Inc

b.	Lake & Hennepin BBQ and Blues, Inc

c.	Famous Dave’s Ribs, Inc.

d.	Famous Dave’s Ribs-U, Inc.
2. Famous Dave’s Ribs of Maryland, Inc. is a subsidiary of Famous Dave’s Ribs, Inc.
3. The Borrowers have the following additional subsidiaries that are not Borrowers:
a.	Minwood Partners, Inc., a Delaware corporation is wholly owned by Famous Dave’s of America, Inc.

b.	FDA Properties, Inc., a Delaware corporation, is wholly owned by Famous Dave’s of America, Inc.

c.	Famous Dave’s Properties of Texas, Inc., a Texas corporation is wholly owned by FDA Properties, Inc.

d.	FD Ribs of Texas, Inc., a Texas corporation is wholly owned by Famous Dave’s RIBS, Inc.

e.	FDA Properties of Texas, LP, a Texas limited partnership
i.	Famous Dave’s of America, Inc. is the limited partner.

ii.	Famous Dave’s Properties of Texas, Inc., a Texas corporation, is the General partner
f.	Famous Dave’s Ribs of Texas, LP, a Texas limited partnership
i.	Famous Dave’s RIBS, Inc., is the limited partner

ii.	FD Ribs of Texas, Inc is the General partner
Part (c). Other Equity Investments
              None

1

SCHEDULE 5.17
OTHER BUSINESSES
None

1

SCHEDULE 5.18
TRANSACTIONS WITH AFFILIATES
None

1

SCHEDULE 5.22
PRINCIPAL AGREEMENTS
Letter Agreement dated October 29, 2004 between Famous Dave’s of America, Inc. and Hormel Foods Corporation relating to pork supplies.

1

SCHEDULE 5.24
IP RIGHTS
See attached list of registered (and registration pending) trademarks.
Common Law Marks
SWEET & ZESTY
A REMOTE DINING PARADISE...JUST NORTH OF NOWHERE
WHEN YOU’RE LICKIN’ YOUR LIPS, YOU’RE LICKIN’ THE BLUES
HOT & SASSY (Stylized)
SQUEALS ON WHEELS
BEST BURGERS IN TOWN
JUMPIN’, JUKEN’ & JIVEN’
RIBALICIOUS
HOG HEAVEN UNIVERSITY
THREE STEPS SIMPLE
PIGNIC
HICKORY PIT ROASTED BARBEQUE
HOT STUFF

1

SCHEDULE 5.25
BROKERS AND FINANCIAL ADVISORS
None

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SCHEDULE 6.07
INSURANCE REQUIREMENTS
I.
All hazard, flood business interruption, boiler and machinery, earthquake, and other appropriate policies must contain a standard mortgagee’s loss clause commonly accepted by private institutional investors. The mortgagee clause on all insurance policies must name “Wells Fargo Bank, National Association, as Administrative Agent for itself and other Lenders, its successors, and/or assigns as their interests may appear” as the Lender. Borrowers must provide evidence that the premium for any required insurance policy has been paid in full for one (1) year as of the funding date and Borrowers will be required to provided similar evidence on an annual basis thereafter. As proof of payment, a copy of a paid receipt must be provided. All policies must contain a clause which will prohibit the cancellation of, or material changes to the policy without thirty (30) days notice to Wells Fargo Bank, National Association, as Administrative Agent for itself and other Lenders, it’s successors and/or assigns.
No insurance policy may provide for assessments to be made against any servicer, the Administrative Agent or Lenders. If a policy permits assessments against others, such assessments must not result in a lien against any Property. All insurance coverage must comply with applicable insurance laws and the requirements of the Loan Documents.
All property damage insurance policies (except for general boiler and machinery policy) must provide for claims to be made on an occurrence basis. Claims under a general boiler and machinery policy must be made on an accident basis.
The following are the minimum levels of insurance that must be obtained, regardless of the cost of coverage.
Borrowers, at their sole cost and expense, for the mutual benefit of Borrowers, Administrative Agent and each Lender, shall obtain and maintain during the entire term of the Revolving Credit Loan the following policies of insurance:
     (1) Fire and Lightening Insurance: Loss or damage caused by fire and lightening to the property and improvements.
     (2) Risk Insurance: All risks perils (as generally defined by the insurance industry) to each Company-Owned Property and improvements, including but not limited to the perils of windstorm, vandalism and collapse.
     (3) Flood Insurance: If any Company-Owned Property is located in an area identified by the Federal Emergency Management Agency as an area having special flood hazards and in which flood insurance is made available under the National Flood Insurance Program, then flood insurance equal to the outstanding principal amount of the Revolving Credit Loan (or such lesser amount as Administrative Agent shall require in its Sole Discretion) must be obtained during the full term of the Revolving Credit Loan.

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     (4) Earthquake Insurance: If any Company-Owned Property is in an area designated as a high probable earthquake area as defined by the insurance industry or other experts, then earthquake insurance in an amount equal to the probable maximum loss percentage (PML%) applied against the 100% building damage replacement cost value as established in the property appraisal and the annual income figure, as determined by Administrative Agent. The insurance must be obtained and maintained during the full term of the Revolving Credit Loans. (Other expert shall be defined as a professional engineer. Such professional engineer should include in his/her report a resume evidencing his/her experience in this specialty area and property type.) However, such insurance shall not be required if an approved Probable Maximum Loss (“PML”) study reveals that the PML for the applicable Property is less than 10% of the replacement cost.
     (5) Boiler and Machinery Insurance: If any Company-Owned Property contains any boilers or other pressure vessels, then boiler and machinery insurance (without exclusion for explosion) shall be obtained and maintained on such Company-Owned Property and improvements in the full amount of the loan or 25% of the replacement cost, whichever is less.
     (6) Business Interruption/Loss of Rental Income Insurance: Business Interruption and/or loss of rental income insurance in an amount sufficient to provide proceeds which will cover a period of not less than 12 months commencing at the time of loss, which time periods are subject to change at Administrative Agent’s Sole Discretion, or the actual loss sustained during the term of restoration. Such business interruption or loss of rental income insurance shall be in an amount sufficient to cover all operating expenses including any management fees and applicable reserve deposits plus debt service. The perils covered by this loss of income insurance shall be the same as those accepted on the real property including flood and earthquake as necessary.
     (7) Sinkhole and Mine Subsidence Insurance: Sinkhole and mine subsidence insurance shall be obtained and maintained if in the opinion of a professional engineer, whose resume shows evidence of his/her experience in this professional area, that there is a foreseeable risk of loss due to this hazard. If necessary, as determined by the engineer, the mortgagor shall maintain coverage in the full principal amount of the loan.
     (8) Comprehensive General Liability Insurance: Comprehensive general liability insurance including bodily injury, death, liquor law, auto, and property damage liability and excess and/or umbrella liability insurance shall be obtained and maintained against any and all claims including all legal liability imposed upon Borrower and all court costs and attorneys’ fees connected with the ownership, operation and maintenance of each Company-Owned Property and all building equipment.
     (9) Statutory Workers Compensation Insurance: Statutory workers compensation insurance is required in an amount which is at least customary for employers insuring similar risks.
     (10) Environmental Insurance: An environmental policy may be required covering environmental risks on a per store basis with terms and conditions acceptable to

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the Administrative Agent. Any such policy will be non-exclusionary and arranged by the Administrative Agent, at the Borrowers’ expense. Administrative Agent shall have received evidence satisfactory to Administrative Agent that no environmental condition exists, or potentially may exist, at any Company-Owned Property. Administrative Agent shall have tests conducted, at Borrowers’ expense, necessary to provide such evidence.
     (11) Other: Administrative Agent may require other special insurance policies depending on the individual loan.
(A)	In the event of any loss or casualty covered by the policies listed above, the loss shall be due and payable as provided in this Agreement.

(B)	All property damage policies listed above shall contain:
(1)	Replacement cost endorsement;

(2)	Agreed amount endorsement or no co-insurance requirement;

(3)	Act of municipal authority coverage (building ordinance or law/increased cost of construction or demolition) if the Company-Owned Property is non-”conforming” with respect to zoning requirements;

(4)	All perils and flood and earthquake deductible acceptable to Administrative Agent;

(5)	All Claims are to be covered on an occurrence basis, except for claims for boiler and machinery coverage, which shall be made on an accident basis; and

(6)	Indication of a limit of liability applicable to the building and its insurable improvements of not less than amounts acceptable to Administrative Agent.
(C)	The insurer shall be an insurance company duly qualified as such under the laws of the states in which each Company-Owned Property is located and duly authorized and licensed in such states to transact the applicable insurance business and to write the insurance provided. The insurer shall be rated A/X or better by A. M. Best and A or better by Standard & Poor’s as to claims paying ability.
II.
All insurance and condemnation proceeds will be payable as provided in this Agreement.

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SCHEDULE 6.14
BANKS
Wells Fargo Bank, N.A.

U.S. Bank, National Association

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SCHEDULE 7.01
EXISTING LIENS
Liens listed on Schedule 5.11
UCC financing statement filed August 21, 2003 with the Minnesota Secretary of State as file #20038482614 naming Famous Dave’s of America, Inc., as debtor, and Citicorp Vendor Finance, as secured party (Toshiba copier equipment lease).
UCC financing statement filed November 15, 2001 with the Minnesota Secretary of State as file #20012164060 naming Famous Dave’s Ribs, Inc., as debtor, and FDA Properties, Inc., as secured party (affects Unit #2053).
UCC financing statement filed March 26, 2002 with the Minnesota Secretary of State as file #20023527078 naming Famous Dave’s Ribs, Inc., as debtor, and FDA Properties, Inc., as secured party (affects Unit #2055).
UCC financing statement filed November 16, 2002 with the Minnesota Secretary of State as file #20025617476 naming Famous Dave’s Ribs, Inc., as debtor, and FDA Properties, Inc., as secured party (affects Unit #2059).
UCC financing statement filed November 6, 2002 with the Minnesota Secretary of State as file #20025617535 naming Famous Dave’s Ribs, Inc., as debtor, and GE Capital Franchise Finance Corporation, as secured party (affects Unit #2059).
UCC financing statement filed December 26, 2002 with the Minnesota Secretary of State as file #20026067268 naming Famous Dave’s Ribs, Inc., as debtor, and FDA Properties, Inc., as secured party (affects Unit #2060).
Liens on Units 2004, 2006 and 2007 relating to $4,500,000 in finance leases between Minwood Partners, Inc., as debtor, and GE Capital Franchise Finance Corporation, as secured party.

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SCHEDULE 7.03
PERMITTED INDEBTEDNESS
Indebtedness in existence on the Closing Date and listed on Schedule 5.05.
Any refinancings of the “Notes Payable to GE Capital Franchise Finance Corp.” listed on Schedule 5.05 and outstanding on the Closing Date, provided that: (a) any such refinancing is entered into either (i) with the same lender on terms no less favorable to Borrower than the terms of the Indebtedness being refinanced, or (ii) with Administrative Agent as lender; (b) prior to entering into any such refinancing with the same lender, Borrowers shall have given Administrative Agent first opportunity to provide such refinancing and shall have negotiated in good faith with Administrative Agent for the purpose of allowing Administrative Agent to provide such refinancing; and (c) the amount of such Indebtedness is not increased at the time of such refinancing.
Indebtedness to Lenders under this Agreement.
Capitalized Leases not to exceed $1,000,000 in the aggregate over the term of this Agreement.
Other Indebtedness (including Indebtedness secured by Liens permitted under Section 7.01(h)) not to exceed $1,000,000 at any time outstanding in the aggregate for all Borrowers and their Subsidiaries.

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SCHEDULE 15.02
ADMINISTRATIVE AGENT OFFICE,
CERTAIN ADDRESSES FOR NOTICES
BORROWERS:
c/o Famous Dave’s of America, Inc.
12701 Whitewater Drive, Suite 200
Minnetonka, Minnesota 55343
Attention: Diana G. Purcel
Telephone: (952) 294-1330
Facsimile: (952) 294-1310
ADMINISTRATIVE AGENT:
Administrative Agent’s Office
(for payments and Requests for Credit Extensions):
Wells Fargo Bank, National Association
5938 Priestly Drive
Suite 200
Carlsbad, California 92008
Attention: R. Tyler Miller, Relationship Manager
Telephone: 760-918-2743
Facsimile: 760-918-2727
Electronic Mail: Tyler.Miller@wellsfargo.com
Other Notices as Administrative Agent:
Wells Fargo Bank, National Association
5938 Priestly Drive
Suite 200
Carlsbad, California 92008
Attention: R. Tyler Miller, Relationship Manager
Telephone: 760-918-2743
Facsimile: 760-918-2727
Electronic Mail: Tyler.Miller@wellsfargo.com

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WELLS FARGO:
Wells Fargo Bank, National Association
5938 Priestly Drive
Suite 200
Carlsbad, California 92008
Attention: R. Tyler Miller, Relationship Manager
Telephone: 760-918-2743
Facsimile: 760-918-2727
Electronic Mail: Tyler.Miller@wellsfargo.com

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EXHIBIT A
FORM OF REVOLVING CREDIT LOAN NOTICE
Date:                     ,
To: Wells Fargo Bank, National Association, as Administrative Agent
Ladies and Gentlemen:
     Reference is made to that certain Amended and Restated Credit Agreement, dated as of July 31, 2006 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among Famous Dave’s of America, Inc., a Minnesota corporation D&D of Minnesota, Inc., a Minnesota corporation, Lake & Hennepin BBQ and Blues, Inc, a Minnesota corporation, Famous Dave’s Ribs, Inc., a Minnesota corporation, Famous Dave’s Ribs-U, Inc, a Minnesota corporation and Famous Dave’s Ribs of Maryland, Inc., a Minnesota corporation (collectively, the “Borrowers” and each individually, a “Borrower”), the Lenders from time to time party thereto, and Wells Fargo Bank, National Association, as Administrative Agent, L/C Issuer and as a Lender.
     The undersigned hereby requests (select one):
     ☐ A Borrowing of Revolving Credit Loans ☐ A conversion or continuation of Revolving Credit Loans
1.	On (a Business Day).

2.	In the amount of $ .

3.	Comprised of . [Type of Revolving Credit Loan requested]

3.	If based on the Adjusted Eurodollar Rate, for an interest period of months.
     The Revolving Credit Loan Borrowing requested herein complies with the proviso to the first sentence of Section 2.01 of the Agreement.

FAMOUS DAVE’S OF AMERICA, INC.,
a Minnesota corporation,

By:

Name:

Title:

Form of Revolving Credit Loan Notice

A-1

D&D OF MINNESOTA, INC.,
a Minnesota corporation,

By:

Name:

Title:

LAKE & HENNEPIN BBQ AND BLUES, INC.,
a Minnesota corporation,

By:

Name:

Title:

FAMOUS DAVE’S RIBS, INC.,
a Minnesota corporation,

By:

Name:

Title:

FAMOUS DAVE’S RIBS-U, INC.,
a Minnesota corporation,

By:

Name:

Title:

FAMOUS DAVE’S RIBS OF MARYLAND, INC.,
a Minnesota corporation,

By:

Name:

Title:

Form of Revolving Credit Loan Notice

A-2

EXHIBIT B
LIST OF COMPANY-OWNED PROPERTIES
See Attached
List of Fee Company-Owned Properties

B-1

EXHIBIT C
LIST OF FRANCHISED PROPERTIES
See Attached
List of Leasehold Company-Owned Properties

C-1

EXHIBIT D
FORM OF AMENDED AND RESTATED NOTE

     FOR VALUE RECEIVED, the undersigned (collectively, the “Borrowers”), jointly and severally, hereby promise to pay to                                          or registered assigns (the “Lender”), in accordance with the provisions of the Agreement (as hereinafter defined), the principal amount of each Revolving Credit Loan from time to time made by the Lender to the Borrowers under that certain Amended and Restated Credit Agreement, dated as of July 31, 2006 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), between the Borrowers and Wells Fargo Bank, National Association, as Administrative Agent and L/C Issuer, and the lenders from time to time party thereto.
     The Borrowers promise to pay interest on the unpaid principal amount of each Revolving Credit Loan from the date of such Revolving Credit Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement. All payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in Dollars in immediately available funds at the Administrative Agent’s Office. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.
     This Amended and Restated Note is one of the Notes referred to in the Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. This Amended and Restated Note is secured by the Collateral. Upon the occurrence and continuation of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Amended and Restated Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement. Revolving Credit Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Amended and Restated Note and endorse thereon the date, amount and maturity of its Revolving Credit Loans and payments with respect thereto.
     The Borrowers, for themselves, their successors and assigns, hereby waive diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Amended and Restated Note.
     The liability of all Borrowers hereunder shall be joint and several. Each Borrower shall be primarily and directly liable hereunder.
     THIS AMENDED AND RESTATED NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
Form of Note

     This Amended and Restated Note amends and restates in its entirety, without repaying, that certain Note from Borrowers to Lender dated as of January 28, 2005, and is not intended to constitute a novation thereof.
[Signature Page Follows]
Form of Note

     IN WITNESS WHEREOF, Borrowers have caused this Amended and Restated Note to be duly executed as of the date first above written.

FAMOUS DAVE’S OF AMERICA, INC.,
a Minnesota corporation,

By:

Name:

Title:

D&D OF MINNESOTA, INC.,
a Minnesota corporation,

By:

Name:

Title:

LAKE & HENNEPIN BBQ AND BLUES, INC.,
a Minnesota corporation,

By:

Name:

Title:

FAMOUS DAVE’S RIBS, INC.,
a Minnesota corporation,

By:

Name:

Title:

FAMOUS DAVE’S RIBS-U, INC.,
a Minnesota corporation,

By:

Name:

Title:

Form of Note

FAMOUS DAVE’S RIBS OF MARYLAND, INC.,
a Minnesota corporation,

By:

Name:

Title:

Form of Note

REVOLVING CREDIT LOANS AND PAYMENTS WITH RESPECT THERETO

Amount of
				Principal or	Outstanding
			End of	Interest	Principal
	Type of Revolving	Amount of Revolving	Interest	Paid This	Balance	Notation
Date	Credit Loan Made	Credit Loan Made	Period	Date	This Date	Made By

Form of Note

EXHIBIT E
FORM OF COMPLIANCE CERTIFICATE
Financial Statement Date:                     ,
To: Wells Fargo Bank, National Association, as Administrative Agent
Ladies and Gentlemen:
     Reference is made to that certain Amended and Restated Credit Agreement, dated as of July 31, 2006 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among FAMOUS DAVE’S OF AMERICA, INC., a Minnesota corporation, D&D OF MINNESOTA, INC., a Minnesota corporation, LAKE & HENNEPIN BBQ AND BLUES, INC., a Minnesota corporation, FAMOUS DAVE’S RIBS, INC., a Minnesota corporation, FAMOUS DAVE’S RIBS-U, INC., a Minnesota corporation and FAMOUS DAVE’S RIBS OF MARYLAND, INC., a Minnesota corporation (collectively, the “Borrowers” and each individually, a “Borrower”), the Lenders from time to time party thereto, and Wells Fargo Bank, National Association, , as Administrative Agent, L/C Issuer and as a Lender.
     The undersigned Responsible Officer hereby certifies as of the date hereof that he/she is the                                                              of each of the Borrowers, and that, as such, he/she is authorized to execute and deliver this Certificate to the Administrative Agent on the behalf of each of the Borrowers, and that:
     [Use following paragraph 1 for fiscal year-end financial statements]
     1. Attached hereto as Schedule 1 are the year-end audited financial statements required by Section 6.01(a) of the Agreement for the fiscal year of the Borrowers ended as of the above date, together with the report and opinion of an independent certified public accountant required by such section.
     [Use following paragraph 1 for fiscal quarter-end financial statements]
     1. Attached hereto as Schedule 1 are the unaudited financial statements required by Section 6.01(b) of the Agreement for the fiscal quarter of the Borrowers ended as of the above date. Such financial statements fairly present the financial condition, results of operations and cash flows of the Borrowers and their Subsidiaries in accordance with GAAP consistently applied as of such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes.
     2. The undersigned has reviewed and is familiar with the terms of the Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of the Borrowers during the accounting period covered by the attached financial statements.
Form of Compliance Certificate

     3. A review of the activities of the Borrowers during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period the Borrowers performed and observed all its Obligations under the Loan Documents, and
[select one:]
     [to the best knowledge of the undersigned during such fiscal period, the Borrowers performed and observed each covenant and condition of the Loan Documents applicable to them.]
—or—
     [the following covenants or conditions have not been performed or observed and the following is a list of each such Default or Event of Default and its nature and status:]
     4. The representations and warranties of the Borrowers contained in Article V of the Agreement, or which are contained in any document furnished at any time under or in connection with the Loan Documents, are true and correct on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Compliance Certificate, the representations and warranties contained in subsections (a) and (b) of Section 5.05 of the Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01 of the Agreement, including the statements in connection with which this Compliance Certificate is delivered.
     5. The financial covenant analyses and information set forth on Schedule 2 attached hereto are true and accurate on and as of the date of this Certificate.
[Signatures begin on next page]
Form of Compliance Certificate

     IN WITNESS WHEREOF, the undersigned has executed this Certificate as of                                                                 .

FAMOUS DAVE’S OF AMERICA, INC.,
a Minnesota corporation,

By:

Name:

Title:

D&D OF MINNESOTA, INC.,
a Minnesota corporation,

By:

Name:

Title:

LAKE & HENNEPIN BBQ AND BLUES, INC.,
a Minnesota corporation,

By:

Name:

Title:

FAMOUS DAVE’S RIBS, INC.,
a Minnesota corporation,

By:

Name:

Title:

FAMOUS DAVE’S RIBS-U, INC.,
a Minnesota corporation,

By:

Name:

Title:

Form of Compliance Certificate

FAMOUS DAVE’S RIBS OF MARYLAND, INC.,
a Minnesota corporation,

By:

Name:

Title:

Form of Compliance Certificate

For the Quarter/Year ended                     (“Statement Date”)
SCHEDULE 2
to the Compliance Certificate
($ in 000’s)
[Form to be provided by Borrowers and approved by
Administrative Agent in its reasonable discretion]
Form of Compliance Certificate

EXHIBIT F
ASSIGNMENT AND ASSUMPTION
     This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Amended and Restated Credit Agreement identified below (the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.
     For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as, the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.
1.	Assignor:

2.	Assignee: [and is an Affiliate of [identify Lender]]

3.	Borrower(s):

4.	Administrative Agent: , as the administrative agent under the Credit Agreement

5.	Credit Agreement:	The Amended and Restated Credit Agreement, dated as of July 31, 2006, by and among FAMOUS DAVE’S OF AMERICA, INC., a Minnesota corporation, D&D OF MINNESOTA, INC., a Minnesota corporation, LAKE & HENNEPIN BBQ AND BLUES, INC., a Minnesota corporation, FAMOUS DAVE’S
Form of Assignment and Assumption

RIBS, INC., a Minnesota corporation, FAMOUS DAVE’S RIBS-U, INC., a Minnesota corporation and FAMOUS DAVE’S RIBS OF MARYLAND, INC., a Minnesota corporation, the Lenders parties thereto, and Wells Fargo Bank, National Association, as Administrative Agent, L/C Issuer and as a Lender

6.	Assigned Interest:

	Aggregate Amount of	Amount of
	Commitment/Revolving	Commitment/Revolving
	Credit Loans	Credit Loans	Assignee’s
Facility Assigned	for all Lenders*	Assigned*	Pro Rata Share
Interest in Entire Commitment	$	$	%
Effective Date:                     , 20___[TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]
Form of Assignment and Assumption

     The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR
[NAME OF ASSIGNOR]

By:

Title:

ASSIGNEE
[NAME OF ASSIGNEE]

By:

Title:

[Consented to and][1] Accepted:
[NAME OF ADMINISTRATIVE AGENT], as Administrative Agent

By:

Title:

[Consented to:][2]

By:

Title:

[1]	To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.

[2]	To be added only if the consent of any Borrower and/or other parties (e.g. Lenders) is required by the terms of the Credit Agreement.
Form of Assignment and Assumption

ANNEX 1 TO ASSIGNMENT AND ASSUMPTION
STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION
     1. Representations and Warranties.
     1.1. Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrowers, any of their Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrowers, any of their Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.
     1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all requirements of an Eligible Assignee under the Credit Agreement (subject to receipt of such consents as may be required under the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Article VI thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (v) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.
     2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned interest (including payments of principal, interest, fees and other amounts) to the Assignee whether such amounts have accrued prior to or on or
Form of Assignment and Assumption

after the Effective Date. The Assignor and the Assignee shall make all appropriate adjustments in payments by the Administrative Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.
3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.
Form of Assignment and Assumption

EXHIBIT G
INTENTIONALLY OMITTED
Intentionally Omitted

G-1

EXHIBIT H
OPINION MATTERS
     The matters contained in the following Sections of the Agreement should be covered by the legal opinion:
•	Section 5.01(a), (b), (c) and (d)

•	Section 5.02

•	Section 5.03

•	Section 5.04

•	Section 5.06

•	Section 5.14(c)
Opinion Matters

H-1

EXHIBIT I
FILING OFFICES
STATE OF FORMATION FILING (BORROWERS)
Minnesota Secretary of State
Exhibit I - Filing Offices

I-1

EXHIBIT J
OWNERSHIP CHART
[See Attached]
Ownership Chart

J-1

EXHIBIT K
PERMITTED ENCUMBRANCES
1.	Liens and security interests in favor of Administrative Agent for the benefit of Lenders pursuant to the Loan Documents.

2.	Liens permitted under Section 7.01.

3.	Any other Liens and encumbrances arising after the date hereof which are otherwise approved in writing by Administrative Agent and Lenders in their Sole Discretion.
Permitted Encumbrances

K-1